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               AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION,
                                   Depositor


           AMRESCO SERVICES, A DIVISION OF AMRESCO MANAGEMENT, INC.,
                                Master Servicer


                          MIDLAND LOAN SERVICES, L.P.,
                                Special Servicer


                             LASALLE NATIONAL BANK,
                                    Trustee


                                      and


                              ABN AMRO BANK N.V.,
                                  Fiscal Agent


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                        POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 1997


         ------------------------------------------------------------

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 1997-C1

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                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       SECTION 1.01  Defined Terms  . . . . . . . . . . . . . . . . . . . . .  4
              Accountant's Statement  . . . . . . . . . . . . . . . . . . . .  4
              Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
              Actual/360 Mortgage Loans   . . . . . . . . . . . . . . . . . .  4
              Adjusted Collateral Value   . . . . . . . . . . . . . . . . . .  4
              Advance   . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
              Advance Interest Amount   . . . . . . . . . . . . . . . . . . .  4
              Advance Rate  . . . . . . . . . . . . . . . . . . . . . . . . .  4
              Affiliate   . . . . . . . . . . . . . . . . . . . . . . . . . .  5
              Affiliated Person   . . . . . . . . . . . . . . . . . . . . . .  5
              Agent Member  . . . . . . . . . . . . . . . . . . . . . . . . .  5
              Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . .  5
              Allocated Loan Amount   . . . . . . . . . . . . . . . . . . . .  5
              Annual Compliance Report  . . . . . . . . . . . . . . . . . . .  5
              Anticipated Repayment Date  . . . . . . . . . . . . . . . . . .  5
              Asset Status Report   . . . . . . . . . . . . . . . . . . . . .  5
              Assignment of Leases and Rents  . . . . . . . . . . . . . . . .  5
              Assignment of Mortgage  . . . . . . . . . . . . . . . . . . . .  5
              Assumed Maturity Date   . . . . . . . . . . . . . . . . . . . .  6
              Assumed Monthly Payment   . . . . . . . . . . . . . . . . . . .  6
              Assumption Fees   . . . . . . . . . . . . . . . . . . . . . . .  6
              Authenticating Agent  . . . . . . . . . . . . . . . . . . . . .  6
              Available Distribution Amount   . . . . . . . . . . . . . . . .  6
              Balloon Mortgage Loan   . . . . . . . . . . . . . . . . . . . .  6
              Balloon Payment   . . . . . . . . . . . . . . . . . . . . . . .  6
              Base Interest Fraction  . . . . . . . . . . . . . . . . . . . .  6
              Beneficial Owner  . . . . . . . . . . . . . . . . . . . . . . .  7
              Book-Entry Certificate  . . . . . . . . . . . . . . . . . . . .  7
              Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
              Business Day  . . . . . . . . . . . . . . . . . . . . . . . . .  7
              Cash Collateral Account   . . . . . . . . . . . . . . . . . . .  7
              Cash Collateral Account Agreement   . . . . . . . . . . . . . .  7
              Certificate   . . . . . . . . . . . . . . . . . . . . . . . . .  7
              Certificate Account   . . . . . . . . . . . . . . . . . . . . .  7
              Certificate Register  . . . . . . . . . . . . . . . . . . . . .  8
              Certificate Registrar   . . . . . . . . . . . . . . . . . . . .  8
              Certificateholder   . . . . . . . . . . . . . . . . . . . . . .  8
              Class   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
              Class A1 Certificate  . . . . . . . . . . . . . . . . . . . . .  9
              Class A2 Certificate  . . . . . . . . . . . . . . . . . . . . .  9
              Class A3 Certificate  . . . . . . . . . . . . . . . . . . . . .  9
              Class B Certificate   . . . . . . . . . . . . . . . . . . . . .  9
              Class Balance   . . . . . . . . . . . . . . . . . . . . . . . .  9

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            PAGE
                                                                            ----
              Class C Certificate   . . . . . . . . . . . . . . . . . . . . .  9
              Class D Certificate   . . . . . . . . . . . . . . . . . . . . .  9
              Class E Certificate   . . . . . . . . . . . . . . . . . . . . .  9
              Class F Certificate   . . . . . . . . . . . . . . . . . . . . .  9
              Class G Certificate   . . . . . . . . . . . . . . . . . . . . .  9
              Class H Certificate   . . . . . . . . . . . . . . . . . . . . .  9
              Class J Certificate   . . . . . . . . . . . . . . . . . . . . .  9
              Class K Certificate   . . . . . . . . . . . . . . . . . . . . .  9
              Class L Certificate   . . . . . . . . . . . . . . . . . . . . . 10
              Class R-I Certificate   . . . . . . . . . . . . . . . . . . . . 10
              Class R-II Certificate  . . . . . . . . . . . . . . . . . . . . 10
              Class R-III Certificate   . . . . . . . . . . . . . . . . . . . 10
              Class X Certificate   . . . . . . . . . . . . . . . . . . . . . 10
              Class X Component   . . . . . . . . . . . . . . . . . . . . . . 10
              Class X-A-1 Component   . . . . . . . . . . . . . . . . . . . . 10
              Class X-A-2 Component   . . . . . . . . . . . . . . . . . . . . 10
              Class X-A-3 Component   . . . . . . . . . . . . . . . . . . . . 10
              Class X-B Component   . . . . . . . . . . . . . . . . . . . . . 10
              Class X-C Component   . . . . . . . . . . . . . . . . . . . . . 10
              Class X-D Component   . . . . . . . . . . . . . . . . . . . . . 10
              Class X-E Component   . . . . . . . . . . . . . . . . . . . . . 10
              Class X-F Component   . . . . . . . . . . . . . . . . . . . . . 11
              Class X-G Component   . . . . . . . . . . . . . . . . . . . . . 11
              Class X-H Component   . . . . . . . . . . . . . . . . . . . . . 11
              Class X-J Component   . . . . . . . . . . . . . . . . . . . . . 11
              Class X-K Component   . . . . . . . . . . . . . . . . . . . . . 11
              Class X-L Component   . . . . . . . . . . . . . . . . . . . . . 11
              Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . 11
              Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
              Collateral Value Adjustment   . . . . . . . . . . . . . . . . . 11
              Collateral Value Adjustment Event   . . . . . . . . . . . . . . 11
              Collection Account  . . . . . . . . . . . . . . . . . . . . . . 12
              Collection Period   . . . . . . . . . . . . . . . . . . . . . . 12
              Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . 12
              Component Strip Rate  . . . . . . . . . . . . . . . . . . . . . 12
              Controlling Class Representative  . . . . . . . . . . . . . . . 12
              Corporate Trust Office  . . . . . . . . . . . . . . . . . . . . 12
              Corresponding Certificate   . . . . . . . . . . . . . . . . . . 13
              Corresponding REMIC I Regular Interest  . . . . . . . . . . . . 13
              Corresponding REMIC II Regular Interest   . . . . . . . . . . . 13
              Custodial Agreement   . . . . . . . . . . . . . . . . . . . . . 13
              Custodian   . . . . . . . . . . . . . . . . . . . . . . . . . . 13
              Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . 13

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            PAGE
                                                                            ----
              Default Interest  . . . . . . . . . . . . . . . . . . . . . . . 13
              Default Rate  . . . . . . . . . . . . . . . . . . . . . . . . . 13
              Defaulted Mortgage Loan   . . . . . . . . . . . . . . . . . . . 13
              Defect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
              Deficient Valuation   . . . . . . . . . . . . . . . . . . . . . 14
              Definitive Certificate  . . . . . . . . . . . . . . . . . . . . 14
              Delinquency   . . . . . . . . . . . . . . . . . . . . . . . . . 14
              Depositor   . . . . . . . . . . . . . . . . . . . . . . . . . . 14
              Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . 14
              Depository Participant  . . . . . . . . . . . . . . . . . . . . 14
              Determination Date  . . . . . . . . . . . . . . . . . . . . . . 14
              Directly Operate  . . . . . . . . . . . . . . . . . . . . . . . 14
              Discount Rate   . . . . . . . . . . . . . . . . . . . . . . . . 14
              Disqualified Non-U.S. Person  . . . . . . . . . . . . . . . . . 15
              Disqualified Organization   . . . . . . . . . . . . . . . . . . 15
              Distribution Date   . . . . . . . . . . . . . . . . . . . . . . 15
              Due Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
              Early Termination Notice Date   . . . . . . . . . . . . . . . . 15
              Eligible Account  . . . . . . . . . . . . . . . . . . . . . . . 15
              Eligible Investor   . . . . . . . . . . . . . . . . . . . . . . 16
              Environmental Report  . . . . . . . . . . . . . . . . . . . . . 16
              ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
              Escrow Account  . . . . . . . . . . . . . . . . . . . . . . . . 16
              Escrow Payment  . . . . . . . . . . . . . . . . . . . . . . . . 16
              Event of Default  . . . . . . . . . . . . . . . . . . . . . . . 16
              Excess Interest   . . . . . . . . . . . . . . . . . . . . . . . 16
              Excess Rate   . . . . . . . . . . . . . . . . . . . . . . . . . 16
              Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . 16
              Exchange Act Report   . . . . . . . . . . . . . . . . . . . . . 16
              FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
              FHA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
              FHLMC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
              Final Recovery Determination  . . . . . . . . . . . . . . . . . 17
              Fiscal Agent  . . . . . . . . . . . . . . . . . . . . . . . . . 17
              Fitch   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
              Form 8-K  . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
              FNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
              Global Certificates   . . . . . . . . . . . . . . . . . . . . . 17
              Hazardous Materials   . . . . . . . . . . . . . . . . . . . . . 17
              Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
              Indemnified Party   . . . . . . . . . . . . . . . . . . . . . . 17
              Independent   . . . . . . . . . . . . . . . . . . . . . . . . . 17
              Independent Contractor  . . . . . . . . . . . . . . . . . . . . 18

                               TABLE OF CONTENTS
                                  (Continued)

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              Institutional Accredited Investor   . . . . . . . . . . . . . . 18
              Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . 18
              Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
              Interest Accrual Amount   . . . . . . . . . . . . . . . . . . . 18
              Interest Accrual Period   . . . . . . . . . . . . . . . . . . . 19
              Interest Distribution Amount  . . . . . . . . . . . . . . . . . 19
              Interested Person   . . . . . . . . . . . . . . . . . . . . . . 19
              Investment Account  . . . . . . . . . . . . . . . . . . . . . . 19
              IRS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
              Liquidation Event   . . . . . . . . . . . . . . . . . . . . . . 19
              Liquidation Expenses  . . . . . . . . . . . . . . . . . . . . . 19
              Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . 19
              Loan Agreement  . . . . . . . . . . . . . . . . . . . . . . . . 20
              Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . 20
              Loan Number   . . . . . . . . . . . . . . . . . . . . . . . . . 20
              Lock-Box Account  . . . . . . . . . . . . . . . . . . . . . . . 20
              Lock-Box Agreement  . . . . . . . . . . . . . . . . . . . . . . 20
              Lock-out Date   . . . . . . . . . . . . . . . . . . . . . . . . 20
              Lock-out Period   . . . . . . . . . . . . . . . . . . . . . . . 20
              Loss Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . 20
              MAI   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
              Management Agreement  . . . . . . . . . . . . . . . . . . . . . 20
              Manager   . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
              Master Servicer   . . . . . . . . . . . . . . . . . . . . . . . 21
              Master Servicer Event of Default  . . . . . . . . . . . . . . . 21
              Maturity Date   . . . . . . . . . . . . . . . . . . . . . . . . 21
              Monitoring Certificateholders   . . . . . . . . . . . . . . . . 21
              Monitoring Class  . . . . . . . . . . . . . . . . . . . . . . . 21
              Monthly Distribution Statement  . . . . . . . . . . . . . . . . 21
              Monthly Payment   . . . . . . . . . . . . . . . . . . . . . . . 21
              Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
              Mortgage Interest Rate  . . . . . . . . . . . . . . . . . . . . 21
              Mortgage Loan   . . . . . . . . . . . . . . . . . . . . . . . . 21
              Mortgage Loan File  . . . . . . . . . . . . . . . . . . . . . . 21
              Mortgage Loan Purchase Agreement  . . . . . . . . . . . . . . . 22
              Mortgage Loan Schedule  . . . . . . . . . . . . . . . . . . . . 22
              Mortgage Note   . . . . . . . . . . . . . . . . . . . . . . . . 22
              Mortgaged Property  . . . . . . . . . . . . . . . . . . . . . . 22
              Mortgagor   . . . . . . . . . . . . . . . . . . . . . . . . . . 22
              Mortgagor Account   . . . . . . . . . . . . . . . . . . . . . . 23
              Most Subordinate Class of Certificates  . . . . . . . . . . . . 23
              Net Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . 23
              Net Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . 23

                               TABLE OF CONTENTS
                                  (Continued)

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              Net Prepayment Premium  . . . . . . . . . . . . . . . . . . . . 23
              Net REO Proceeds  . . . . . . . . . . . . . . . . . . . . . . . 23
              Net Yield Maintenance Charge  . . . . . . . . . . . . . . . . . 23
              New Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . 23
              Nonrecoverable Advance  . . . . . . . . . . . . . . . . . . . . 23
              Nonrecoverable Advance Certificate  . . . . . . . . . . . . . . 24
              Non-U.S. Person   . . . . . . . . . . . . . . . . . . . . . . . 24
              Notional Amount   . . . . . . . . . . . . . . . . . . . . . . . 24
              Offered Certificates  . . . . . . . . . . . . . . . . . . . . . 24
              Officers' Certificate   . . . . . . . . . . . . . . . . . . . . 24
              Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . 24
              Original Class Balance  . . . . . . . . . . . . . . . . . . . . 25
              Original Purchase Agreement   . . . . . . . . . . . . . . . . . 25
              Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . 25
              Ordway Loan   . . . . . . . . . . . . . . . . . . . . . . . . . 25
              Ownership Interest  . . . . . . . . . . . . . . . . . . . . . . 25
              P&I Advance   . . . . . . . . . . . . . . . . . . . . . . . . . 25
              Pass-Through Rate   . . . . . . . . . . . . . . . . . . . . . . 25
              Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . 25
              Percentage Interest   . . . . . . . . . . . . . . . . . . . . . 25
              Permitted Investments   . . . . . . . . . . . . . . . . . . . . 26
              Permitted Transferee  . . . . . . . . . . . . . . . . . . . . . 27
              Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
              Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
              Prepayment Assumption   . . . . . . . . . . . . . . . . . . . . 28
              Prepayment Interest Excess  . . . . . . . . . . . . . . . . . . 28
              Prepayment Interest Shortfall   . . . . . . . . . . . . . . . . 28
              Prepayment Period   . . . . . . . . . . . . . . . . . . . . . . 28
              Prepayment Premium  . . . . . . . . . . . . . . . . . . . . . . 28
              Principal Distribution Amount   . . . . . . . . . . . . . . . . 28
              Principal Prepayment  . . . . . . . . . . . . . . . . . . . . . 29
              Principal Recovery Fee  . . . . . . . . . . . . . . . . . . . . 29
              Principal Recovery Fee Rate   . . . . . . . . . . . . . . . . . 29
              Property Advance  . . . . . . . . . . . . . . . . . . . . . . . 29
              Property Protection Expenses  . . . . . . . . . . . . . . . . . 29
              Qualified Institutional Buyer   . . . . . . . . . . . . . . . . 29
              Qualified Insurer   . . . . . . . . . . . . . . . . . . . . . . 30
              Qualified Mortgage  . . . . . . . . . . . . . . . . . . . . . . 30
              Rated Final Distribution Date   . . . . . . . . . . . . . . . . 30
              Rating Agency   . . . . . . . . . . . . . . . . . . . . . . . . 30
              Real Property   . . . . . . . . . . . . . . . . . . . . . . . . 30
              Realized Loss   . . . . . . . . . . . . . . . . . . . . . . . . 31
              Reassignment of Assignment of Leases and Rents  . . . . . . . . 31

                               TABLE OF CONTENTS
                                  (Continued)

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              Record Date   . . . . . . . . . . . . . . . . . . . . . . . . . 31
              Regular Servicing Period  . . . . . . . . . . . . . . . . . . . 31
              Regulation D  . . . . . . . . . . . . . . . . . . . . . . . . . 31
              REMIC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
              REMIC I   . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
              REMIC I Interests   . . . . . . . . . . . . . . . . . . . . . . 32
              REMIC I Regular Interests   . . . . . . . . . . . . . . . . . . 32
              REMIC II  . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
              REMIC II Interests  . . . . . . . . . . . . . . . . . . . . . . 32
              REMIC II Regular Interest A-1   . . . . . . . . . . . . . . . . 32
              REMIC II Regular Interest A-2   . . . . . . . . . . . . . . . . 32
              REMIC II Regular Interest A-3   . . . . . . . . . . . . . . . . 32
              REMIC II Regular Interest B   . . . . . . . . . . . . . . . . . 32
              REMIC II Regular Interest C   . . . . . . . . . . . . . . . . . 32
              REMIC II Regular Interest D   . . . . . . . . . . . . . . . . . 32
              REMIC II Regular Interest E   . . . . . . . . . . . . . . . . . 33
              REMIC II Regular Interest F   . . . . . . . . . . . . . . . . . 33
              REMIC II Regular Interest G   . . . . . . . . . . . . . . . . . 33
              REMIC II Regular Interest H   . . . . . . . . . . . . . . . . . 33
              REMIC II Regular Interest J   . . . . . . . . . . . . . . . . . 33
              REMIC II Regular Interest K   . . . . . . . . . . . . . . . . . 33
              REMIC II Regular Interest L   . . . . . . . . . . . . . . . . . 33
              REMIC II Regular Interests  . . . . . . . . . . . . . . . . . . 33
              REMIC III   . . . . . . . . . . . . . . . . . . . . . . . . . . 33
              REMIC III Certificates  . . . . . . . . . . . . . . . . . . . . 33
              REMIC Provisions  . . . . . . . . . . . . . . . . . . . . . . . 34
              Remittance Date   . . . . . . . . . . . . . . . . . . . . . . . 34
              Remittance Rate   . . . . . . . . . . . . . . . . . . . . . . . 34
              Rents from Real Property  . . . . . . . . . . . . . . . . . . . 34
              REO Account   . . . . . . . . . . . . . . . . . . . . . . . . . 34
              REO Mortgage Loan   . . . . . . . . . . . . . . . . . . . . . . 35
              REO Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . 35
              REO Property  . . . . . . . . . . . . . . . . . . . . . . . . . 35
              Repurchase Price  . . . . . . . . . . . . . . . . . . . . . . . 35
              Request for Release   . . . . . . . . . . . . . . . . . . . . . 35
              Reserve Accounts  . . . . . . . . . . . . . . . . . . . . . . . 35
              Residual Certificate  . . . . . . . . . . . . . . . . . . . . . 36
              Responsible Officer   . . . . . . . . . . . . . . . . . . . . . 36
              Retained Interest   . . . . . . . . . . . . . . . . . . . . . . 36
              Revised Rate  . . . . . . . . . . . . . . . . . . . . . . . . . 36
              Rule 144A   . . . . . . . . . . . . . . . . . . . . . . . . . . 36
              S&P   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
              Scheduled Principal Balance   . . . . . . . . . . . . . . . . . 36

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            PAGE
                                                                            ----
              Securities Legend   . . . . . . . . . . . . . . . . . . . . . . 36
              Security Agreement  . . . . . . . . . . . . . . . . . . . . . . 37
              Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
              Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
              Servicer Prepayment Interest Shortfall  . . . . . . . . . . . . 37
              Servicer Remittance Report  . . . . . . . . . . . . . . . . . . 37
              Servicing Compensation  . . . . . . . . . . . . . . . . . . . . 37
              Servicing Fee   . . . . . . . . . . . . . . . . . . . . . . . . 37
              Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . 37
              Servicing Officer   . . . . . . . . . . . . . . . . . . . . . . 37
              Servicing Standard  . . . . . . . . . . . . . . . . . . . . . . 38
              Servicing Transfer Date   . . . . . . . . . . . . . . . . . . . 38
              Servicing Transfer Event  . . . . . . . . . . . . . . . . . . . 38
              SouthTrust  . . . . . . . . . . . . . . . . . . . . . . . . . . 39
              SouthTrust Loans  . . . . . . . . . . . . . . . . . . . . . . . 39
              SouthTrust Prepayment Premium   . . . . . . . . . . . . . . . . 39
              SouthTrust Subservicing Agreement   . . . . . . . . . . . . . . 39
              SouthTrust Yield Maintenance Charge   . . . . . . . . . . . . . 39
              Special Event Report  . . . . . . . . . . . . . . . . . . . . . 39
              Special Servicer  . . . . . . . . . . . . . . . . . . . . . . . 39
              Special Servicer Event of Default   . . . . . . . . . . . . . . 39
              Special Servicing Compensation  . . . . . . . . . . . . . . . . 39
              Special Servicing Fee   . . . . . . . . . . . . . . . . . . . . 40
              Special Servicing Fee Rate  . . . . . . . . . . . . . . . . . . 40
              Special Servicing Period  . . . . . . . . . . . . . . . . . . . 40
              Special Servicing Standard  . . . . . . . . . . . . . . . . . . 40
              Specially Serviced Mortgage Loan  . . . . . . . . . . . . . . . 40
              Spread Rate   . . . . . . . . . . . . . . . . . . . . . . . . . 41
              Startup Day   . . . . . . . . . . . . . . . . . . . . . . . . . 41
              Summary Report  . . . . . . . . . . . . . . . . . . . . . . . . 41
              Tax Returns   . . . . . . . . . . . . . . . . . . . . . . . . . 41
              Terminated Party  . . . . . . . . . . . . . . . . . . . . . . . 41
              Terminating Party   . . . . . . . . . . . . . . . . . . . . . . 41
              Termination Date  . . . . . . . . . . . . . . . . . . . . . . . 41
              Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
              Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . 41
              Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
              Trustee Exception Report  . . . . . . . . . . . . . . . . . . . 42
              Trustee Fee   . . . . . . . . . . . . . . . . . . . . . . . . . 42
              Trustee Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . 42
              Underwriter   . . . . . . . . . . . . . . . . . . . . . . . . . 42
              Unscheduled Payments  . . . . . . . . . . . . . . . . . . . . . 42
              Updated Appraisal   . . . . . . . . . . . . . . . . . . . . . . 42

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            PAGE
                                                                            ----
              Voting Rights   . . . . . . . . . . . . . . . . . . . . . . . . 42
              Weighted Average Remittance Rate  . . . . . . . . . . . . . . . 43
              Yield Maintenance Charge  . . . . . . . . . . . . . . . . . . . 43
       SECTION 1.02  Certain Calculations   . . . . . . . . . . . . . . . . . 43
       SECTION 1.03  Certain Constructions  . . . . . . . . . . . . . . . . . 44

ARTICLE II - CONVEYANCE OF MORTGAGE LOANS; ORIGINAL
                     ISSUANCE OF CERTIFICATES   . . . . . . . . . . . . . . . 44
       SECTION 2.01  Conveyance of Mortgage Loans   . . . . . . . . . . . . . 44
       SECTION 2.02  Acceptance by Trustee  . . . . . . . . . . . . . . . . . 48
       SECTION 2.03  Representations, Warranties and Covenants of the
                            Depositor; Sellers' Repurchase of Mortgage Loans
                            for Defects in Mortgage Loan Files and Breaches
                            of Representations and Warranties   . . . . . . . 49
       SECTION 2.04  Representations, Warranties and Covenants of the Master
                            Servicer and Special Servicer   . . . . . . . . . 52
       SECTION 2.05  Execution and Delivery of Certificates; Issuance of
                            REMIC I Regular Interests and REMIC II Regular
                            Interests   . . . . . . . . . . . . . . . . . . . 55
       SECTION 2.06  Miscellaneous REMIC Provisions   . . . . . . . . . . . . 56

ARTICLE III - ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS  . . . . . . 56
       SECTION 3.01  Master Servicer to Act as Servicer; Administration of
                            the Mortgage Loans  . . . . . . . . . . . . . . . 56
       SECTION 3.02  Liability of the Master Servicer   . . . . . . . . . . . 59
       SECTION 3.03  Collection of Certain Mortgage Loan Payments   . . . . . 59
       SECTION 3.04  Collection of Taxes, Assessments and Similar Items;
                            Escrow Accounts   . . . . . . . . . . . . . . . . 60
       SECTION 3.05  Collection Account and Certificate Account   . . . . . . 61
       SECTION 3.06  Permitted Withdrawals from the Collection Account  . . . 62
       SECTION 3.07  Investment of Funds in the Collection Account, the
                     Certificate
                            Account, the REO Account, the Lock-Box Accounts,
                            the Cash Collateral Accounts and the Reserve
                            Accounts  . . . . . . . . . . . . . . . . . . . . 65
       SECTION 3.08  Maintenance of Insurance Policies and Errors
                            and Omissions
                            and Fidelity Coverage   . . . . . . . . . . . . . 66
       SECTION 3.09  Enforcement of Due-On-Sale Clauses; Assumption
                            Agreements  . . . . . . . . . . . . . . . . . . . 70
       SECTION 3.10  Appraisals; Realization Upon Defaulted Mortgage Loans  . 71
       SECTION 3.11  Trustee to Cooperate; Release of Mortgage Loan Files   . 75
       SECTION 3.12  Master Servicing Fees, Trustee Fees and Special
                            Servicing Compensation  . . . . . . . . . . . . . 76
       SECTION 3.13  Reports to the Trustee; Collection Account
                            Statements  . . . . . . . . . . . . . . . . . . . 78
       SECTION 3.14  Annual Statement as to Compliance  . . . . . . . . . . . 79
       SECTION 3.15  Annual Independent Public Accountants' Servicing
                            Report  . . . . . . . . . . . . . . . . . . . . . 79
       SECTION 3.16  Access to Certain Documentation  . . . . . . . . . . . . 80

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            PAGE
                                                                            ----
       SECTION 3.17  Title and Management of REO Properties and
                            REO Account Properties  . . . . . . . . . . . . . 80
       SECTION 3.18  Sale of Specially Serviced Mortgage Loans and REO
                            Properties  . . . . . . . . . . . . . . . . . . . 84
       SECTION 3.19  Additional Obligations of the Master Servicer and
                            Special Servicer; Inspections   . . . . . . . . . 86
       SECTION 3.20  Authenticating Agent   . . . . . . . . . . . . . . . . . 86
       SECTION 3.21  Appointment of Custodians  . . . . . . . . . . . . . . . 87
       SECTION 3.22  Reports to the Securities and Exchange Commission;
                            Available Information   . . . . . . . . . . . . . 87
       SECTION 3.23  Lock-Box Accounts, Cash Collateral Accounts,
                            Escrow Accounts and Reserve Accounts  . . . . . . 92
       SECTION 3.24  Property Advances  . . . . . . . . . . . . . . . . . . . 92
       SECTION 3.25  Appointment of Special Servicer  . . . . . . . . . . . . 93
       SECTION 3.26  Transfer of Servicing Between Servicer and Special
                            Servicer; Record Keeping  . . . . . . . . . . . . 93
       SECTION 3.27  Master Servicer to Pay Fees of Rating Agencies   . . . . 94
       SECTION 3.28  Limitations on and Authorizations of the Master
                            Servicer and Special Servicer with Respect to
                            Certain Mortgage Loans  . . . . . . . . . . . . . 95
       SECTION 3.29  Modification, Waiver, Amendment and Consents   . . . . . 96

ARTICLE IV - DISTRIBUTIONS TO CERTIFICATEHOLDERS  . . . . . . . . . . . . .  101
       SECTION 4.01  Distributions  . . . . . . . . . . . . . . . . . . . .  101
       SECTION 4.02  Statements to Certificateholders; Available
                            Information; Information Furnished to
                            Financial Market Publisher  . . . . . . . . . .  104
       SECTION 4.03  Compliance with Withholding Requirements   . . . . . .  105
       SECTION 4.04  REMIC Compliance.  . . . . . . . . . . . . . . . . . .  106
       SECTION 4.05  Imposition of Tax on the Trust Fund  . . . . . . . . .  108
       SECTION 4.06  Remittances; P&I Advances  . . . . . . . . . . . . . .  109
       SECTION 4.07  Allocations of Realized Losses and Collateral Value
                            Adjustments   . . . . . . . . . . . . . . . . .  111
       SECTION 4.08  REMIC I  . . . . . . . . . . . . . . . . . . . . . . .  112
       SECTION 4.09  REMIC II   . . . . . . . . . . . . . . . . . . . . . .  112
       SECTION 4.10  Prepayment Premiums  . . . . . . . . . . . . . . . . .  114

ARTICLE V - THE CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . .  114
       SECTION 5.01  The Certificates   . . . . . . . . . . . . . . . . . .  114
       SECTION 5.02  Registration of Transfer and Exchange of
                            Certificates  . . . . . . . . . . . . . . . . .  116
       SECTION 5.03  Mutilated, Destroyed, Lost or Stolen Certificates  . .  119
       SECTION 5.04  Persons Deemed Owners  . . . . . . . . . . . . . . . .  119

ARTICLE VI - THE DEPOSITOR, THE MASTER SERVICER AND
                     THE SPECIAL SERVICER     . . . . . . . . . . . . . . .  119
       SECTION 6.01  Liability of the Depositor, the Master Servicer and
                            the Special Servicer    . . . . . . . . . . . .  119

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            PAGE
                                                                            ----
       SECTION 6.02  Merger or Consolidation of the Master Servicer   . . .  119
       SECTION 6.03  Limitation on Liability of the Depositor, the Master
                            Servicer and Others   . . . . . . . . . . . . .  120
       SECTION 6.04  Limitation on Resignation of the Master Servicer and
                            the Special Servicer; Termination of the
                            Master Servicer and the Special Servicer  . . .  121
       SECTION 6.05  Rights of the Depositor and the Trustee in
                            Respect of the Master Servicer and the
                            Special Servicer  . . . . . . . . . . . . . . .  122
       SECTION 6.06  Master Servicer or Special Servicer as Owner of a
                            Certificate   . . . . . . . . . . . . . . . . .  122

ARTICLE VII - DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . .  123
       SECTION 7.01  Events of Default  . . . . . . . . . . . . . . . . . .  123
       SECTION 7.02  Trustee to Act; Appointment of Successor   . . . . . .  127
       SECTION 7.03  Notification to Certificateholders   . . . . . . . . .  128
       SECTION 7.04  Other Remedies of Trustee  . . . . . . . . . . . . . .  128
       SECTION 7.05  Waiver of Past Events of Default; Termination  . . . .  129

ARTICLE VIII - CONCERNING THE TRUSTEE . . . . . . . . . . . . . . . . . . .  129
       SECTION 8.01  Duties of Trustee  . . . . . . . . . . . . . . . . . .  129
       SECTION 8.02  Certain Matters Affecting the Trustee  . . . . . . . .  131
       SECTION 8.03  Trustee and Fiscal Agent Not Liable for
                            Certificates or Mortgage Loans  . . . . . . . .  133
       SECTION 8.04  Trustee and Fiscal Agent May Own Certificates  . . . .  134
       SECTION 8.05  Payment of Trustee's Fees and Expenses;
                            Indemnification   . . . . . . . . . . . . . . .  134
       SECTION 8.06  Eligibility Requirements for Trustee   . . . . . . . .  136
       SECTION 8.07  Resignation and Removal of the Trustee and the
                            Fiscal Agent  . . . . . . . . . . . . . . . . .  136
       SECTION 8.08  Successor Trustee and Fiscal Agent   . . . . . . . . .  137
       SECTION 8.09  Merger or Consolidation of Trustee   . . . . . . . . .  138
       SECTION 8.10  Appointment of Co-Trustee or Separate Trustee  . . . .  138
       SECTION 8.11  Fiscal Agent Appointed; Concerning the Fiscal Agent  .  140
       SECTION 8.12  Monitoring Certificateholders and Controlling
                            Class Representative  . . . . . . . . . . . . .  140
       SECTION 8.13  Representations and Warranties of the Trustee and
                            the Fiscal Agent  . . . . . . . . . . . . . . .  141

ARTICLE IX - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . .  143
       SECTION 9.01  Termination  . . . . . . . . . . . . . . . . . . . . .  143

ARTICLE X - MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . .  145
       SECTION 10.01        Counterparts  . . . . . . . . . . . . . . . . .  145
       SECTION 10.02        Limitation on Rights of Certificateholders  . .  145
       SECTION 10.03        Governing Law   . . . . . . . . . . . . . . . .  146

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            PAGE
                                                                            ----
       SECTION 10.04        Notices   . . . . . . . . . . . . . . . . . . .  146
       SECTION 10.05        Severability of Provisions  . . . . . . . . . .  148
       SECTION 10.06        Notice to the Depositor and Each Rating
                                   Agency   . . . . . . . . . . . . . . . .  148
       SECTION 10.07        Amendment   . . . . . . . . . . . . . . . . . .  149
       SECTION 10.08        Confirmation of Intent  . . . . . . . . . . . .  151
       SECTION 10.09        No Intended Third-Party Beneficiaries   . . . .  152

                               TABLE OF EXHIBITS


Schedule A    SouthTrust Loans and Ordway Loan
Schedule B    Servicing Fee Rate

Exhibit A-1   Form of Class A1 Certificate
Exhibit A-2   Form of Class A2 Certificate
Exhibit A-3   Form of Class A3 Certificate
Exhibit A-4   Form of Class B Certificate
Exhibit A-5   Form of Class C Certificate
Exhibit A-6   Form of Class D Certificate
Exhibit A-7   Form of Class E Certificate
Exhibit A-8   Form of Class F Certificate
Exhibit A-9   Form of Class X Certificate
Exhibit A-10  Form of Class G Certificate
Exhibit A-11  Form of Class H Certificate
Exhibit A-12  Form of Class J Certificate
Exhibit A-13  Form of Class K Certificate
Exhibit A-14  Form of Class L Certificate
Exhibit A-15  Form of Class R-I Certificate
Exhibit A-16  Form of Class R-II Certificate
Exhibit A-17  Form of Class R-III Certificate
Exhibit B     Mortgage Loan Schedule
Exhibit C     Form of Transferor Certificate
Exhibit D     Form of Investment Letter - Qualified Institutional Buyer
Exhibit E     Form of Investment Letter - Institutional Accredited Investor
Exhibit F-1   Form of Transfer Affidavit
Exhibit F-2   Form of Transferor Certificate
Exhibit G     Form of Request for Release
Exhibit H     Securities Legend
Exhibit I     Mortgage Loan Purchase Agreements
Exhibit J     Form of Summary Report
Exhibit K     Form of Acknowledgment
Exhibit L     SouthTrust Subservicing Agreement
Exhibit M     Form of Statement to Certificateholders
Exhibit N     Form of Servicer Remittance Report

       This Pooling and Servicing Agreement, dated and effective as of June 1, 1997, among AMRESCO Commercial Mortgage Funding I Corporation, a Delaware corporation, as Depositor, AMRESCO Services, a division of AMRESCO Management, Inc., a Texas corporation, as Master Servicer, Midland Loan Services, L.P., a Missouri limited partnership, as Special Servicer, LaSalle National Bank, a national banking association, as Trustee, and ABN AMRO Bank N.V., a Netherlands banking corporation, as Fiscal Agent.

                             PRELIMINARY STATEMENT:

    (Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I hereof)

       The Depositor intends to sell mortgage pass-through certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined below). The Mortgage Loans will be serviced pursuant to the terms of this Agreement. The Depositor hereby assigns to the Trustee, acting on behalf of the Certificateholders, its interests and rights in the Mortgage Loans. On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the Class R-I Certificates as consideration for its transfer to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Interests to the Trustee; and (iii) the REMIC III Certificates as consideration for its transfer of the REMIC II Regular Interests to the Trustee. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (a) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (b) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II and (c) the REMIC III Certificates, representing in the aggregate the entire beneficial ownership of REMIC III.
All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders of the REMIC I Regular Interests, the REMIC II Regular Interests, and the Certificates. The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

       The following sets forth the Class designation, Pass-Through Rate, and Original Class Balance (or Notional Amount) for each Class of REMIC I Regular Interests and the Class R-I Certificate comprising the interests in REMIC I, each Class of REMIC II Regular Interests and the Class R-II Certificate comprising the interests in REMIC II and each Class of REMIC III Certificates comprising the interests in REMIC III created hereunder:

                                    REMIC I

       Each REMIC I Interest (a "Corresponding REMIC I Interest") will relate to a specific Mortgage Loan. Each Corresponding REMIC I Interest will have a Pass-Through Rate equal to the Remittance Rate of the related Mortgage Loan as of the Cut-off Date, and an initial principal balance (the initial "Class Balance") equal to the Scheduled Principal Balance as of the Cut-off Date of the Mortgage Loan to which the Corresponding REMIC I Interest relates. The Class R-I Certificate will be designated as the sole class of residual interests in REMIC I and will have no Class Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC I after all classes of REMIC I Regular Interests have been paid in full.

                                    REMIC II

       Each REMIC II Regular Interest has the Pass-Through Rate and Class Balance set forth in the definition thereof. The Class R-II Certificate will be designated as the sole class of residual interests in REMIC II and will have no Class Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC II after all classes of REMIC II Regular Interests have been paid in full.

                                   REMIC III

       The following table sets forth the designation, Pass-Through Rate and Original Class Balance (or in the case of Class X, Notional Amount) for each Class of Certificates comprising the interests in the Trust Fund created hereunder and each Class of REMIC III Certificates comprising the interests in REMIC III.

          Class                                                        Original Class
       Designation               Pass-Through Rate                 Balance/Notional Amount
------------------------------------------------------------------------------------------
 Class A1                               6.73%                           $147,300,000
 Class A2                               7.18%                             40,000,000
 Class A3                               7.19%                            141,558,000
 Class B                              7.24%(2)                            24,004,000
 Class C                              7.27%(2)                            12,002,000
 Class D                              7.32%(2)                            21,604,000
 Class E                              7.44%(2)                            26,405,000
 Class F                              7.64%(2)                             9,601,000
 Class X(1)                              (3)                             480,085,034
 Class G                                7.00%                             31,206,000
 Class H                                7.00%                              4,801,000
 Class J                                7.00%                              7,201,000
 Class K                                7.00%                              2,400,000
 Class L                                7.00%                             12,003,034
 Class R-I                               NA                                       NA
 Class R-II                              NA                                       NA
 Class R-III                             NA                                       NA





-------------------------

(1) The Class X Certificates shall consist of the Class X Components, each of which shall constitute a regular interest in REMIC III.

(2) Subject to a cap equal to the Weighted Average Remittance Rate (as defined herein).

(3) The Class X Certificates will be entitled on each Distribution Date to interest based on the Interest Accrual Amount for Class X, as defined herein.

       As of close of business on the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance equal to $480,085,034.

       As provided herein, with respect to the Trust Fund, the Trustee will make an election for the segregated pool of assets described in Section 2.06 and Section 4.04 hereof (including the Mortgage Loans) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole class of "residual interests" in REMIC I.

       As provided herein, with respect to the Trust Fund, the Trustee will make an election for the segregated pool of assets described in Section 2.06 and Section 4.04 hereof consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC II"). The REMIC II Regular Interest will be designated as the "regular interests" in REMIC II and the Class R-II Certificates will be designated as the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

       As provided herein, with respect to the Trust Fund, the Trustee will make an election for the segregated pool of assets described in Section 2.06 and Section 4.04 hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC III"). The Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates and each Class X Component will be designated as the "regular interests" in REMIC III and the Class R-III Certificates will be designated as the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

       In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

       SECTION 1.1   Defined Terms.

       Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

       "Accountant's Statement":  As defined in Section 3.15.

       "Act": The Securities Act of 1933, as it may be amended from time to time.

       "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

       "Adjusted Collateral Value": With respect to any Distribution Date, the excess of the outstanding principal balance of any Mortgage Loan over the related Collateral Value Adjustment.

       "Advance":  Any P&I Advance or Property Advance.

       "Advance Interest Amount": Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Master Servicer, the Trustee or the Fiscal Agent, as applicable, has not been reimbursed and Trustee Fees for which the Trustee has not been timely paid or reimbursed for the number of days from the date on which such Advance was made or such Trustee Fees were due through the date of payment or reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance or Trustee Fees; provided, that, with respect to a P&I Advance, in the event that the related Mortgagor makes payment of the amount in respect of which such P&I Advance was made with interest at the Default Rate, or pays a late payment charge, the Advance Interest Amount payable to the Master Servicer, the Trustee or the Fiscal Agent shall be paid
(i) first from the amount of Default Interest and late payment charges paid by the Mortgagor and (ii) to the extent such amounts are insufficient therefor, from amounts on deposit in the Collection Account.

       "Advance Rate": A per annum rate equal to the sum of (i) the Prime Rate (as most recently published in the "Money Rates" section of The Wall Street Journal, New York edition) plus (ii) 0.50%, compounded monthly as of each Remittance Date. Interest at the Advance Rate will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which such amounts are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or servicing expenses incurred or the date on which a determination of non-recoverability is made, as the case may be, provided that such interest at the Advance Rate will continue to accrue to the extent funds are not available in the Collection Account for reimbursement of such Advance.

       "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition,

"control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officers' Certificate of the Master Servicer, the Special Servicer, or the Depositor to determine whether any Person is an Affiliate of such party.

       "Affiliated Person": Any Person (other than a Rating Agency) involved in the organization or operation of the Depositor or an affiliate, as defined in Rule 405 of the Act, of such Person.

       "Agent Member":  Members of, or participants in, the Depository.

       "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

       "Allocated Loan Amount": With respect to each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property in the applicable Mortgage or Loan Agreement.

       "Annual Compliance Report": A report consisting of an annual statement of compliance required by Section 3.14 hereof and the Accountant's Statement delivered pursuant to Section 3.15 hereof.

       "Anticipated Repayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

       "Asset Status Report":  The report prepared pursuant to Section 3.29(m).

       "Assignment of Leases and Rents": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

       "Assignment of Mortgage": An assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording; provided, however, that none of the Trustee, the Custodian, the Special Servicer and the Master Servicer shall be responsible for determining whether any assignment is legally sufficient or in recordable form.

       "Assumed Maturity Date": With respect to any Mortgage Loan that is not a Balloon Mortgage Loan, the maturity date of such Mortgage Loan. With respect to any Balloon Mortgage Loan, the date on which such Mortgage Loan would be deemed to mature in accordance with its original amortization schedule absent its Balloon Payment.

       "Assumed Monthly Payment": With respect to any Due Date and a Balloon Mortgage Loan, the principal payment that would need to be received on such Due Date in order to fully amortize such Balloon Mortgage Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date.

       "Assumption Fees": Any fees collected by the Master Servicer, any subservicer or the Special Servicer in connection with an assumption or modification of a Mortgage Loan or substitution of a Mortgagor thereunder permitted to be executed under the provisions of this Agreement.

       "Authenticating Agent": Any authenticating agent appointed by the Trustee pursuant to Section 3.20.

       "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the amount on deposit in the Collection Account as of the close of business on the related Determination Date, which amount will include scheduled payments on the Mortgage Loans due on or prior to the related Due Date immediately preceding, and collected as of, such Determination Date (to the extent not distributed on previous Distribution Dates) and unscheduled payments and other collections on the Mortgage Loans collected during the related Prepayment Period and (ii) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent in respect of such Distribution Date (not otherwise included in clause (i) above) net of (b) the portion of the amount described in clause (a)(i) hereof that represents (1) Monthly Payments due on a Due Date subsequent to the end of the related Prepayment Period, and (2) any amounts payable or reimbursable therefrom to any Servicer or the Trustee or the Fiscal Agent as compensation or otherwise, (3) any amounts to be withdrawn pursuant to Section 3.06(vi) and
(xi) and (4) any Retained Interest.

       "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its Maturity Date.

       "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the amount outstanding on the Maturity Date of such Mortgage Loan in excess of the related Monthly Payment.

       "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the excess of (i) the Pass-Through Rate on such Class of Offered Certificates over
(ii) the sum of the discount rate used in accordance with the related Loan Documents in calculating the Yield Maintenance Charge with respect to such principal prepayment and the Spread Rate for such Class of Offered Certificates, and (B) the denominator of which is the excess of (i) the Mortgage Interest Rate on the related Mortgage Loan over (ii) the discount rate used in accordance with the related Loan Documents in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than the Mortgage Interest Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero.

       "Beneficial Owner": With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository). Each of the Trustee, the Special Servicer and the Master Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide evidence at its expense of its status as a Beneficial Owner hereunder.

       "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

       "Breach":  As defined in Section 2.03(b).

       "Business Day": Any day other than a Saturday, a Sunday or any day on which banking institutions in the City of New York, New York, the City of Chicago, Illinois, the State of Georgia, the State of Missouri or the State of Texas are authorized or obligated by law, executive order or governmental decree to be closed.

       "Cash Collateral Account": With respect to any Mortgage Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other loan document into which the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the applicable Seller. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the Collection Account in accordance with the terms of the related Mortgage Loan. To the extent not inconsistent with the terms of the related Mortgage Loan, each such Cash Collateral Account shall be an Eligible Account.

       "Cash Collateral Account Agreement": With respect to any Mortgage Loan, the cash collateral account agreement, if any, between the Originator and the related Mortgagor, pursuant to which the related Cash Collateral Account, if any, may have been established.

       "Certificate": Any Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E, Class F, Class X, Class G, Class H, Class J, Class K, Class L, Class R-I, Class R-II or Class R-III Certificate issued, authenticated and delivered hereunder.

       "Certificate Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to
Section 3.05(b), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of AMRESCO Commercial Mortgage Funding I

Corporation, Mortgage Pass-Through Certificates, Series 1997-C1, Certificate Account" and which must be an Eligible Account.

       "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

       "Certificateholder": The Person whose name is registered in the Certificate Register subject to the following:

              (i) except as provided in clause (ii) and (iv), for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, a Manager or a Mortgagor or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained, provided, however, that this provision shall not be applicable to the current Master Servicer or Special Servicer or any Affiliate thereof in the event either the Master Servicer or Special Servicer is not serving in such capacity at the time any such actions or action is subject to a vote;

              (ii) for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate thereof shall be deemed to be outstanding and entitled to exercise Voting Rights, unless such amendment relates to an increase in the compensation of the Master Servicer or the Special Servicer or benefits the Master Servicer or the Special Servicer (in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect, in which case such Certificates shall be deemed not to be outstanding;

              (iii) except as provided in clause (iv) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an Affiliate thereof shall be deemed not to be outstanding;

              (iv) for purposes of determining who the Monitoring Certificateholders are, Certificates owned by the Master Servicer, Special Servicer or an Affiliate of either of them shall be deemed to be outstanding and entitled to exercise Voting Rights for election of the Controlling Class Representative; and

              (v) for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Beneficial Owner, or any Person identified by a Beneficial Owner as a prospective transferee of a Certificate beneficially owned by such Beneficial Owner, but only if the Trustee or another party hereto furnishing such report, statement or information has been provided with the name of the Beneficial Owner of the related Certificate or the Person identified as a prospective transferee thereof. For purposes of the foregoing, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Fiscal Agent or other such Person may rely, without limitation, on a participant listing from the Depository or statements furnished by a Person that on their face appear to be statements from a participant in the Depository to such Person indicating that such Person beneficially owns Certificates.

       "Class": With respect to the Certificates, or REMIC II Regular Interests, all of the Certificates, or REMIC II Regular Interests bearing the same alphabetical and/or numerical Class designation.

       "Class A1 Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class A2 Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class A3 Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class B Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class Balance": With respect to any Class of Certificates or Interests (other than the Class X Certificates) (a) on or prior to the first Distribution Date, an amount equal to the Original Class Balance of such Class, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, the Class Balance of such Class of Certificates or Interests on the Distribution Date immediately prior to such date of determination after application of the distributions and Realized Losses (and, with respect to determination of Voting Rights hereunder, Collateral Value Adjustments) allocable to principal made thereon on such prior Distribution Date.

       "Class C Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class D Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class E Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class F Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class G Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class H Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class J Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class K Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class L Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class R-I Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class R-II Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class R-III Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class X Certificate": Any of the Certificates issued hereunder and designated as such.

       "Class X Component": With respect to the Class X Certificates, any of the Class X-A-1 Component, the Class X-A-2 Component, the Class X-A-3 Component, the Class X-B Component, the Class X-C Component, the Class X-D Component, the Class X-E Component, the Class X-F Component, the Class X-G Component, the Class X-H Component, the Class X-J Component, the Class X-K Component or the Class X-L Component.

       "Class X-A-1 Component": The regular interest issued by REMIC III, constituting one of the Class X Components, representing interest at the related Component Strip Rate on the related Notional Amount.

       "Class X-A-2 Component": The regular interest issued by REMIC III, constituting one of the Class X Components, representing interest at the related Component Strip Rate on the related Notional Amount.

       "Class X-A-3 Component": The regular interest issued by REMIC III, constituting one of the Class X Components, representing interest at the related Component Strip Rate on the related Notional Amount.

       "Class X-B Component": The regular interest issued by REMIC III, constituting one of the Class X Components, representing interest at the related Component Strip Rate on the related Notional Amount.

       "Class X-C Component": The regular interest issued by REMIC III, constituting one of the Class X Components, representing interest at the related Component Strip Rate on the related Notional Amount.

       "Class X-D Component": The regular interest issued by REMIC III, constituting one of the Class X Components, representing interest at the related Component Strip Rate on the related Notional Amount.

       "Class X-E Component": The regular interest issued by REMIC III, constituting one of the Class X Components, representing interest at the related Component Strip Rate on the related Notional Amount.

       "Class X-F Component": The regular interest issued by REMIC III, constituting one of the Class X Components, representing interest at the related Component Strip Rate on the related Notional Amount.

       "Class X-G Component": The regular interest issued by REMIC III, constituting one of the Class X Components, representing interest at the related Component Strip Rate on the related Notional Amount.

       "Class X-H Component": The regular interest issued by REMIC III, constituting one of the Class X Components, representing interest at the related Component Strip Rate on the related Notional Amount.

       "Class X-J Component": The regular interest issued by REMIC III, constituting one of the Class X Components, representing interest at the related Component Strip Rate on the related Notional Amount.

       "Class X-K Component": The regular interest issued by REMIC III, constituting one of the Class X Components, representing interest at the related Component Strip Rate on the related Notional Amount.

       "Class X-L Component": The regular interest issued by REMIC III, constituting one of the Class X Components, representing interest at the related Component Strip Rate on the related Notional Amount.

       "Closing Date":  July 8, 1997.

       "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

       "Collateral Value Adjustment": With respect to a Mortgage Loan as to which a Collateral Value Adjustment Event has occurred, an amount equal to the excess of (a) the sum of (i) the Scheduled Principal Balance of the Mortgage Loan as of the date of the Collateral Value Adjustment Event and (ii) the sum of (A) all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate, (B) all unreimbursed Property Advances and interest thereon at the Advance Rate, (C) any unpaid Servicing Fees and Trustee Fees and any unpaid interest on any P&I Advances and (D) all currently due and delinquent real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of any such Mortgaged Property (net of any amount escrowed or otherwise available for payment of any amounts due on the related Mortgage Loan or REO Property) over (b) 90% of the current appraised value of the related Mortgaged Property as determined by an Independent MAI appraisal thereof.

       "Collateral Value Adjustment Event": With respect to any Specially Serviced Mortgage Loan, the date the Special Servicer obtains an Updated Appraisal, which date shall be within 60 days after the earliest to occur of
(i) 60 days after the date on which an uncured Delinquency occurs in respect of such Mortgage Loan, (ii) 60 days after the date on which a receiver is appointed (if such appointment remains in effect during such 60-day period) in respect of the related Mortgaged Property, (iii) the date on which the related Mortgaged Property becomes an REO Property or such earlier date as is reasonably practicable, (iv) the date on which the payment rate, Mortgage Interest Rate, principal balance, amortization term or Maturity Date of such Mortgage Loan has been changed or otherwise materially modified pursuant to and in accordance with the terms hereof, (v) the Maturity Date of such Mortgage Loan if not paid in full on or prior to such date, or (vi) 60 days following the filing of a voluntary petition in bankruptcy by the related Mortgagor or an involuntary petition in bankruptcy not dismissed within a reasonable amount of time; provided, that with respect to any Specially Serviced Mortgage Loan for which such an appraisal has been obtained within the preceding 12 months, the Collateral Value Adjustment Event shall be the date of any occurrence described in (i) -
(vi).

       "Collection Account": The trust account or accounts created and maintained by the Master Servicer pursuant to Section 3.05(a), which shall be entitled "AMRESCO Management, Inc. in trust for LaSalle National Bank, as Trustee, in trust for Holders of AMRESCO Commercial Mortgage Funding I Corporation, Mortgage Pass-Through Certificates, Series 1997-C1, Collection Account" and which must be an Eligible Account, together with any like account maintained by a subservicer which shall also be an Eligible Account.

       "Collection Period": With respect to a Distribution Date, the period beginning on the day after the Due Date, in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, on the day after the Cut-off Date) and ending at the close of business on the Due Date, in the month in which such Distribution Date occurs.

       "Commission":  The Securities and Exchange Commission.

       "Component Strip Rate": With respect to each Class X Component and any Distribution Date, the excess of (i) the Weighted Average Remittance Rate for such Distribution Date over (ii) the Pass-Through Rate of the Corresponding Certificate for such Distribution Date.

       "Controlling Class Representative": The Monitoring Certificateholder selected by a majority of the Monitoring Certificateholders, by Class Balance, as certified by the Trustee from time to time; provided, that, absent such selection, or (i) until a Controlling Class Representative is so selected, or
(ii) upon receipt of notice from a majority of the Monitoring Certificateholders, by Class Balance, that a Controlling Class Representative is no longer so designated, the Monitoring Certificateholder which owns the largest aggregate Class Balance of the Monitoring Class shall be the Controlling Class Representative.

       "Corporate Trust Office": The principal office of the Trustee located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674, Attention:
Asset-Backed Securities, AMRESCO 1997-C1, or the principal trust office of any successor trustee qualified and appointed pursuant to Section 8.08.

       "Corresponding Certificate": With respect to the Class X-A-1 Component the Class A1 Certificate, Class X-A-2 Component the Class A2 Certificate, Class X-A-3 Component the Class A3 Certificate, Class X-B Component the Class B Certificate, Class X-C Component the Class C Certificate, Class X-D Component the Class D Certificate, Class X-E Component the Class E Certificate, Class X-F Component the Class F Certificate, Class X-G Component the Class G Certificate, Class X-H Component the Class H Certificate, Class X-J Component the Class J

Certificate, Class X-K Component the Class K Certificate and Class X-L Component the Class L Certificate.

       "Corresponding REMIC I Regular Interest": With respect to each Mortgage Loan, the REMIC I Interest having an initial Class Balance equal to the principal balance of such Mortgage Loan outstanding as of the Cut-off Date, after taking into account all principal and interest payments made or due prior to the Cut-off Date.

       "Corresponding REMIC II Regular Interest": With respect to each Class of Certificates (other than the Class X, Class R-I, Class R-II and Class R-III Certificates), the REMIC II Regular Interest having the same letter designation.

       "Custodial Agreement": The Custodial Agreement, if any, from time to time in effect between the Custodian named therein and the Trustee, in a form acceptable to the Trustee, as the same may be amended or modified from time to time in accordance with the terms thereof.

       "Custodian": Any Custodian appointed pursuant to Section 3.21 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee or the Master Servicer or any Affiliate of the Trustee or the Master Servicer, but may not be the Depositor or any Affiliate thereof.

       "Cut-off Date":  June 1, 1997.

       "Default Interest": With respect to any Mortgage Loan, interest accrued on such Mortgage Loan at the excess of the Default Rate over the Mortgage Interest Rate (plus the Excess Rate to the extent required by the applicable Mortgage Loan). The Default Interest shall be an asset of the Trust Fund but shall not be an asset of REMIC I, REMIC II or REMIC III formed hereunder.

       "Default Rate": With respect to each Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment, as such rate is set forth on the Mortgage Loan Schedule.

       "Defaulted Mortgage Loan": Any Mortgage Loan which is more than 60 days delinquent in whole or in part in respect of any Monthly Payment or is delinquent in whole or in part in respect to the related Balloon Payment, if any; provided that for purposes of this definition, no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than five dollars ($5.00) of all amounts due and payable on such Mortgage Loan has not been received as of the most recent Due Date therefor.

       "Defect":  As defined in Section 2.02(e).

       "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation results from a proceeding initiated under the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code), or a state court deficiency proceeding.

       "Definitive Certificate":  Any certificated, fully registered
Certificate.

       "Delinquency": Any failure of a Mortgagor to make a scheduled payment on a Due Date.

       "Depositor": AMRESCO Commercial Mortgage Funding I Corporation, a Delaware corporation, and its successors and assigns.

       "Depository": The Depository Trust Company, a nominee of which is Cede & Co., or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

       "Depository Participant": A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

       "Determination Date": With respect to any Distribution Date, the 12th day of each month in which such Distribution Date occurs or, if such 12th day is not a Business Day, the immediately preceding Business Day, beginning in July 1997.

       "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(h)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, any use of such REO Property in a trade or business conducted by the Trust Fund, or the performing of any construction work on the REO Property other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Section 1.856-4(b)(5)(ii) of the regulations of the United States Department of the Treasury.

       "Discount Rate": For purposes of calculating the SouthTrust Prepayment Premium, with respect to any Class of Certificates, the rate determined by the Trustee, in its good faith, to be the yield (interpolated and rounded to the nearest one-thousandth of a percent, if necessary, at the time of such prepayment) in the secondary market for United States Treasury securities with a maturity as nearly equal as possible to the maturity of the particular Mortgage Loan being prepaid. The Trustee shall advise the Master Servicer by facsimile of its determination of the Discount Rate on the second Business Day following the Master Servicer's telephonic inquiry.

       "Disqualified Non-U.S. Person": With respect to a Class R-I, Class R-II or Class R-III Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R-I, Class R-II or Class R-III Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form 4224 or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R-I, Class R-II or Class R-III Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R-I, Class R-II or Class R-III Certificate will not be disregarded for federal income tax purposes.

       "Disqualified Organization": Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R-I, Class R-II or Class R-III Certificates (except certain farmers' cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause REMIC I, REMIC II or REMIC III to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

       "Distribution Date": The 17th day of each month, or if such 17th day is not a Business Day, the Business Day immediately following such 17th day, commencing in July 1997.

       "Due Date": With respect to any Distribution Date and/or any Mortgage Loan, as the case may be, the 1st day of the month in which such Distribution Date occurs.

       "Early Termination Notice Date": Any date as of which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

       "Eligible Account": Either (i) (A) an account or accounts maintained with a depository institution or trust company the long term unsecured debt obligations of which are rated at least "AA" by each of the Rating Agencies or, if the funds in such account are to be held in such account for less than 30 days, the short term obligations of which are rated by each of the Rating Agencies in its highest short-term rating category at all times, or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates or
(ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. # 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or otherwise acceptable to each Rating Agency (as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates), which may be an account maintained with the Trustee or the Master Servicer. Eligible Accounts may bear interest.

       "Eligible Investor": Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

       "Environmental Report": The environmental audit report or reports with respect to each Mortgaged Property delivered to the Seller in connection with the related Mortgage.

       "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

       "Escrow Account": As defined in Section 3.04(b). Any Escrow Account may be a sub-account of the related Cash Collateral Account.

       "Escrow Payment": Any payment made by any Mortgagor to the Master Servicer pursuant to the related Mortgage, Cash Collateral Agreement, Lock-Box Agreement or Loan Agreement for the account of such Mortgagor for application toward the payment of taxes, insurance premiums, assessments and similar items in respect of the related Mortgaged Property.

       "Event of Default": A Master Servicer Event of Default or Special Servicer Event of Default, as applicable.

       "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate. The Excess Interest shall not be an asset of REMIC I or REMIC II formed hereunder.

       "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Interest Rate, each as set forth in the Mortgage Loan Schedule.

       "Exchange Act":  The Securities Exchange Act of 1934, as amended.

       "Exchange Act Report": A Monthly Distribution Statement or Special Event Report to be filed with the Commission, under cover of the related form required by the Exchange Act.

       "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

       "FHA":  The Federal Housing Administration.

       "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereto.

       "Final Recovery Determination": With respect to any Specially Serviced Mortgage Loan or Mortgage Loan subject to repurchase by the applicable Seller pursuant to Section 2.03(b), the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any REO Property) which the Master Servicer (or in the case of a Specially Serviced Mortgage Loan, the Special Servicer), in its reasonable judgment as evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Custodian and the other Servicer, expects to be finally recoverable. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of
(i) its termination as Master Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

       "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands banking corporation, in its capacity as fiscal agent of the Trustee, or its successor in interest, or any successor fiscal agent appointed as herein provided.

       "Fitch":  Fitch Investors Service, L.P., or its successor in interest.

       "Form 8-K": A Current Report on Form 8-K under the Exchange Act, or such successor form as the Commission may specify from time to time.

       "FNMA": The Federal National Mortgage Association, or any successor thereto.

       "Global Certificates": The Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E, Class F, Class X, Class G, Class H, Class J, Class K and Class L Certificates.

       "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

       "Holder": With respect to any Certificate, a Certificateholder; with respect to any REMIC I Regular Interest or REMIC II Regular Interest, the Trustee.

       "Indemnified Party":  As defined in Section 8.05(c).

       "Independent": When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Depositor, the Trustee, the Master Servicer, the Special Servicer, any Mortgagor or Manager or any Affiliate thereof, and (ii) is not connected with any such Person thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

       "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Master Servicer and the Trustee has been delivered to the Trustee to that effect) or
(ii) any other Person (including the Master Servicer and the Special Servicer) if the Master Servicer, on behalf of itself and the Trustee, has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

       "Initial Purchaser": Goldman, Sachs & Co.

       "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D, or an entity in which all the equity owners meet such requirements.

       "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan (including any amounts paid by the Master Servicer pursuant to Section 3.08).

       "Interest":  A REMIC I Interest or a REMIC II Interest, as applicable.

       "Interest Accrual Amount": With respect to each Distribution Date and any Class (other than the Class X Certificates and the Residual Certificates), interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) accrued during the Interest Accrual Period on the Class Balance outstanding immediately prior to such Distribution Date at the Pass-Through Rate then applicable to such Class for such Distribution Date. With respect to the Class X Certificates, and each Distribution Date, the Interest Accrual Amount will be equal to the excess of (a) an amount equal to the product of (1) one-twelfth of the Weighted Average Remittance Rate times (2) the aggregate Scheduled Principal Balance of the Mortgage Loans immediately prior to the Due Date preceding such Distribution Date, over (b) an amount equal to the sum of one-twelfth of each of the products of the Pass-Through Rates of the Certificates (other than the Class X Certificates) with respect to such Distribution Date multiplied in each case by the Class Balances of the related Certificates immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months.

       "Interest Accrual Period": With respect to any Distribution Date, the period from and including the first day of the month preceding the month of such Distribution Date (or from and including June 9, 1997 in the case of the initial Distribution Date) to and including the last day of the month preceding the month of such Distribution Date (or to and including July 8, 1997 in the case of the initial Distribution Date).

       "Interest Distribution Amount": With respect to each Distribution Date and any Class of Certificates (other than the Residual Certificates), the Interest Accrual Amount for such Distribution Date reduced by the product of
(i) the Net Aggregate Prepayment Interest Shortfall for such Distribution Date and (ii) the Interest Accrual Amount on such Class divided by the Interest Accrual Amount for all such Classes of Certificates for such Distribution Date.

       "Interested Person": As of any date of determination, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any Mortgagor, any manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

       "Investment Account":  As defined in Section 3.07(a).

       "IRS":  The Internal Revenue Service.

       "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by either Seller pursuant to Section 2.03; or (iv) such Mortgage Loan is purchased by the Master Servicer, the Special Servicer, the holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates or any holder of a Class R-I Certificate pursuant to Section 9.01.

       "Liquidation Expenses": Expenses incurred by the Master Servicer, the Special Servicer and the Trustee in connection with the liquidation of any Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes) and any other Property Advances incurred with respect to such Mortgage Loan or such property, including interest thereon at the Advance Rate not previously reimbursed from collections or other proceeds therefrom.

       "Liquidation Proceeds": The amount (other than Insurance Proceeds) received in connection with (i) the taking of a Mortgaged Property (or portion thereof) by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a Specially Serviced Mortgage Loan through a trustee's sale, foreclosure sale or otherwise or (iii) a sale of a Mortgage Loan or an REO Property in accordance with Section 3.18 or Section 9.01.

       "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the Originator and the Mortgagor, pursuant to which such Mortgage Loan was made.

       "Loan Documents": With respect to any Mortgage Loan, the documents executed or delivered in connection with the origination of such Mortgage Loan or subsequently added to the related Mortgage Loan File.

       "Loan Number": With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any subservicer for the Depositor, as set forth in the Mortgage Loan Schedule.

       "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan to receive income therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

       "Lock-Box Agreement": With respect to any Mortgage Loan, the lock-box agreement, if any, between the Originator or the Seller and the Mortgagor, pursuant to which the related Lock-Box Account, if any, may have been established.

       "Lock-out Date": With respect to any Lock-out Period, the date of expiration thereof.

       "Lock-out Period": With respect to any Mortgage Loan, the period of time specified in the related Loan Documents during which voluntary prepayments by the related Mortgagor are prohibited.

       "Loss Mortgage Loan": Any Mortgage Loan (a) as to which a Liquidation Event has occurred, (b) with respect to which the Master Servicer, the Trustee or the Fiscal Agent has determined that an Advance previously made or proposed to be made is a Nonrecoverable Advance or (c) with respect to which a Deficient Valuation has been made or a portion of the principal balance thereof has been otherwise permanently forgiven.

       "MAI":  Member of the Appraisal Institute.

       "Management Agreement": With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Mortgagor, or any successor Management Agreement between such parties.

       "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Properties.

       "Master Servicer": AMRESCO Services, a division of AMRESCO Management, Inc., a Texas corporation, its successor in interest, or any successor servicer appointed as such as herein provided.

       "Master Servicer Event of Default":  As defined in Section 7.01(a).

       "Maturity Date": With respect to each Mortgage Loan, the Maturity Date as set forth on the Mortgage Loan Schedule.

       "Monitoring Certificateholders": Each Holder (or Beneficial Owner, if applicable) of a Certificate of the Monitoring Class as certified to the Trustee from time to time by such Holder or Beneficial Owner.

       "Monitoring Class": As of any time of determination, the Class of Certificates outstanding representing the most subordinate Certificates (other than the Class R-I, Class R-II or Class R-III Certificates) that equals at least 25% of its Original Class Balance (or if no Class of Certificates has a Class Balance of at least 25% of its Original Class Balance, the most subordinate Class of Certificates outstanding other than the Class R-I, Class R-II or Class R-III Certificates).

       "Monthly Distribution Statement": A monthly distribution statement prepared by the Trustee pursuant to Section 4.02(a) hereof.

       "Monthly Payment": With respect to any Mortgage Loan and any Due Date, the scheduled monthly payment with respect to such Mortgage Loan, including any Escrow Payments but excluding any Balloon Payment, which is payable by a Mortgagor under the related Mortgage Note and applicable law and, with respect to a Balloon Mortgage Loan for which a Balloon Payment is due and has not been made, the Assumed Monthly Payment.

       "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing a Mortgage Note.

       "Mortgage Interest Rate": As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the outstanding principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note.

       "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund, the mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-off Date. Such term shall include any REO Mortgage Loan or Specially Serviced Mortgage Loan.

       "Mortgage Loan File": With respect to any Mortgage Loan, the mortgage documents listed in Section 2.01(b) pertaining to such particular Mortgage Loan and any additional documents required to be added to such Mortgage Loan File pursuant to the express provisions of this Agreement.

       "Mortgage Loan Purchase Agreement": Each Mortgage Loan Purchase Agreement dated as of the Cut-off Date, by and between the Depositor and the applicable Seller, copies of which are attached hereto as Exhibit I.

       "Mortgage Loan Schedule": The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B, which list shall set forth with respect to each Mortgage Loan:

       (a)    the Loan Number;

       (b) the property name, city and state where each related Mortgaged Property is located;

       (c)    the Monthly Payment in effect as of the Cut-off Date;

       (d) the Mortgage Interest Rate, the Revised Rate, if any, and the Default Rate, if any;

       (e)    the Maturity Date;

       (f) the Scheduled Principal Balance as of the Cut-off Date and, as applicable, the allocation of such balance to each related Mortgaged Property;

       (g)    the Originator of such Mortgage Loan; and

       (h) whether the Mortgage Loan is an Actual/360 Mortgage Loan or an actual/actual Mortgage Loan..

       The Mortgage Loan Schedule shall also set forth the total of the amounts described under clause (c) and (f) above for all of the Mortgage Loans. The Mortgage Loan Schedule may also set forth, for selected Mortgage Loans, the net operating income or debt service coverage ratio. The Mortgage Loan Schedule may be in the form of more than one list, collectively setting forth all of the information required.

       "Mortgage Note": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Mortgagor under such Mortgage Loan, including any amendments or modifications, or any renewal or substitution notes, as of such date.

       "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans, a leasehold estate or both a leasehold estate and fee estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

       "Mortgagor": With respect to any Mortgage Loan, any obligor or obligors on any related Mortgage Note or Mortgage Notes.

       "Mortgagor Account":  As defined in Section 3.07(a).

       "Most Subordinate Class of Certificates": At the time of determination, the Class of Certificates to which any Realized Losses would be first allocated as of such time in accordance with Section 4.07(a).

       "Net Aggregate Prepayment Interest Shortfall": With respect to each Distribution Date, the excess, if any, of (a) the aggregate Prepayment Interest Shortfall for such Distribution Date over (b) the sum of (i) the aggregate Prepayment Interest Excess for such Distribution Date and (ii) the Servicer Prepayment Interest Shortfall for such Distribution Date.

       "Net Insurance Proceeds": Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the express requirements of the Mortgage or Mortgage Note or other documents included in the Mortgage Loan File or in accordance with prudent and customary servicing practices.

       "Net Liquidation Proceeds": The Liquidation Proceeds received with respect to any Mortgage Loan net of the amount of (i) Liquidation Expenses incurred with respect thereto and, (ii) with respect to proceeds received in connection with the taking of a Mortgaged Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property.

       "Net Prepayment Premium": With respect to any Distribution Date, the excess (but not less than zero) of (a) the total amount of Prepayment Premiums collected during the related Prepayment Period over (b) the total amount of SouthTrust Prepayment Premiums for such Prepayment Period, if any.

       "Net REO Proceeds": With respect to each REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b) of this Agreement.

       "Net Yield Maintenance Charge": With respect to any Distribution Date, the excess of (a) the total amount of Yield Maintenance Charges collected during the related Prepayment Period over (b) the total amount of SouthTrust Yield Maintenance Charges for such Prepayment Period, if any.

       "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

       "Nonrecoverable Advance": Any Advance previously made or proposed to be made by the Master Servicer, the Trustee or the Fiscal Agent in respect of a Mortgage Loan which together with interest thereon, in the good faith judgment of the Master Servicer, the Trustee or the Fiscal Agent, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, from net proceeds received solely with respect to such Mortgage Loan or the related Mortgaged Property, including related Insurance Proceeds, Liquidation Proceeds, REO Proceeds and escrowed amounts (net of any reasonable anticipated expenses payable therefrom).

       "Nonrecoverable Advance Certificate": A certificate signed by a Servicing Officer or a Responsible Officer of the Trustee or the Fiscal Agent setting forth the determination of a Nonrecoverable Advance and the procedures and considerations of the Master Servicer, the Trustee or the Fiscal Agent forming the basis of such determination (including but not limited to information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an Independent MAI appraisal of the related Mortgaged Property).

       "Non-U.S. Person": A person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

       "Notional Amount": With respect to any Distribution Date and the Class X Certificates, the aggregate of the Class Balances of the Certificates (other than the Class X Certificates and the Residual Certificates), as of the close of business on the preceding Distribution Date, and with respect to any Distribution Date and a Class X Component, the Class Balance of the Corresponding Certificate, as of the close of business on the preceding Distribution Date.

       "Offered Certificates": The Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E and Class F Certificates.

       "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated) and by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any other officer of the Master Servicer or the Special Servicer customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee, the Special Servicer or the Master Servicer, as the case may be.

       "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Master Servicer, as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of REMIC I, REMIC II or REMIC III as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of any REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor") or (c) a resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, must be an opinion of counsel who is Independent of the Depositor, the Master Servicer, the Special Servicer and the Trustee.

       "Original Class Balance": As to any Class of Certificates or Interests, the Original Class Balance set forth in the Preliminary Statement.

       "Original Purchase Agreement": With respect to any Mortgage Loan not originated by either Seller, the agreement between such Seller and the owner of such Mortgage Loan, pursuant to which such Seller acquired such Mortgage Loan.

       "Originator":  Any of (i) AMRESCO CAPITAL CORPORATION, (ii) SouthTrust;
(iii) Central Park Capital, LLC, (iv) Bank of America, NT & SA and (v) Chase Manhattan Mortgage and Realty Trust.

       "Ordway Loan": The Mortgage Loan secured by the Ordway Building in Oakland, California.

       "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

       "P&I Advance": As to any Mortgage Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent, pursuant to Section 4.06. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such P&I Advance through but excluding the date of payment or reimbursement.

       "Pass-Through Rate": With respect to any Distribution Date and any Certificate, other than a Class X Certificate, a per annum rate equal to (a) as to the Class Al, Class A2 and Class A3 Certificates, the corresponding fixed Pass-Through Rate as set forth in the Preliminary Statement, (b) as to each of the Class B, Class C, Class D, Class E and Class F Certificates, the lesser of
(i) the corresponding Pass-Through Rate as set forth in the Preliminary Statement and (ii) the Weighted Average Remittance Rate in effect from time to time on the Mortgage Loans and (c) as to the Class G, Class H, Class J, Class K and Class L Certificates, the corresponding fixed Pass-Through Rate as set forth in the Preliminary Statement. The Residual Certificates will not have a Pass-Through Rate. The Pass-Through Rate for (i) each REMIC I Regular Interest shall equal the Remittance Rate on the related Mortgage Loan as of the Cut-off Date, and for (ii) each REMIC II Regular Interest shall equal the weighted average of the Pass-Through Rates of the REMIC I Regular Interests for such Distribution Date.

       "Paying Agent": LaSalle National Bank, in its capacity as paying agent, or its successor in interest, or any successor trustee appointed as herein provided.

       "Percentage Interest": As to any Certificate of a Class, the percentage interest evidenced thereby in distributions required to be made with respect to such Class. With respect to any Certificate of a Class, the percentage interest is equal to the initial denomination of such Certificate as of the Closing Date, divided by the Original Class Balance of such Class.

       "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn and in no event having a maturity greater than 365 days, regardless of whether issued by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to the Master Servicer or the Special Servicer as applicable, that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates:

              (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds);

              (ii)   Federal Housing Administration debentures;

              (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations);

              (iv) federal funds, unsecured certificates of deposit, time or similar deposits, bankers' acceptances and repurchase agreements of any bank, the short term obligations of which are rated in the highest short term rating category by each of the Rating Agencies;

              (v) demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each of the Rating Agencies (or, if not rated by Fitch or S&P, otherwise acceptable to Fitch and S&P, as confirmed in writing by both of them that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates);

              (vi) debt obligations rated by each of the Rating Agencies (or, if not rated by Fitch or S&P, otherwise acceptable to Fitch and S&P, as confirmed in writing by both of them that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) in its highest long-term unsecured rating category;

              (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), that is rated by each of the Rating Agencies (or, if not rated by Fitch or S&P, otherwise acceptable to Fitch or S&P, as confirmed in writing by both of them that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) in its highest short-term unsecured debt rating category;

              (viii) the Federated Prime Obligation Money Market Fund, the Vulcan Money Market Fund or any other money market fund (the "Fund") so long as the Fund is rated "AAAm" by S&P and in its highest applicable rating category by Fitch (or, if not rated by Fitch or S&P, otherwise acceptable to Fitch or S&P, as confirmed in writing by both of them that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); and

              (ix) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that both Rating Agencies have confirmed in writing to the Master Servicer, Special Servicer or Trustee, as applicable, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates;

provided, however, that (A) in the judgment of the Master Servicer or the Special Servicer, as applicable, such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and (B) no instrument or security shall be a Permitted Investment if (1) such instrument or security evidences a right to receive only interest payments, (2) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment,
(3) its terms do not have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (4) to the extent rated, an "r" highlighter is affixed to its rating, (5) to the extent the related interest rate is variable, interest thereon is not tied to a single interest rate index plus a single fixed spread (if any), or does not move proportionately with that index, and (6) it is purchased for an amount in excess of its par value.

       "Permitted Transferee": With respect to a Class R-I, Class R-II or Class R-III Certificate, and a transfer other than from the Initial Purchaser prior to the expiration of two years following the Closing Date, any Person or agent thereof that is a Qualified Institutional Buyer or an Affiliated Person and with respect to any such transfer at any time, who is not (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R-I, Class R-II or Class R-III Certificate to such Person may cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Person and (d) a Plan or any Person investing the assets of a Plan.

       "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

       "Plan":  As defined in Section 5.02(c).

       "Prepayment Assumption": The assumption that each Mortgage Loan with an Anticipated Repayment Date prepays on such date and that each other Mortgage Loan does not prepay prior to its respective Maturity Date.

       "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan after the Due Date in such Prepayment Period, the amount of interest that accrued at the Remittance Rate for such Mortgage Loan on the amount of such Principal Prepayment during the period commencing on the date after such Due Date and ending on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan, inclusive, to the extent collected from the related Mortgagor.

       "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to the Due Date in such Prepayment Period, the amount of interest, to the extent not collected from the related Mortgagor, that would have accrued at the Remittance Rate for such Mortgage Loan on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

       "Prepayment Period": With respect to any Distribution Date, the period beginning the day after the Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or the day after the Cut-off Date, in the case of the first Distribution Date) through and including the Determination Date immediately preceding such Distribution Date.

       "Prepayment Premium": Any premium, penalty or fee paid or payable, as set forth in the related Mortgage Note, by a Mortgagor in connection with a Principal Prepayment, other than a Yield Maintenance Charge.

       "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate of (a) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Due Date whether or not received and all scheduled Balloon Payments received, (b) if the scheduled Balloon Payment is not received with respect to any Balloon Mortgage Loan on and after the Maturity Date thereof, the Assumed Monthly Payment for such Mortgage Loan and (c) to the extent not previously advanced, any unscheduled principal recoveries received during the related Prepayment Period in respect of the Mortgage Loans, whether in the form of Principal Prepayments, Liquidation Proceeds, Insurance Proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund.

       "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

       "Principal Recovery Fee": With respect to any Specially Serviced Mortgage Loan (other than an extended Balloon Mortgage Loan) that is liquidated or restored to a performing status for at least three consecutive months, a fee for the benefit of the Special Servicer equal to: (i) in the case of a liquidated Mortgage Loan, the product of (a) the Principal Recovery Fee Rate times (b) the sum of the Net Liquidation Proceeds (other than Insurance Proceeds realized with respect to a Specially Serviced Mortgage Loan prior to foreclosure) and any past due interest actually collected, or (ii) in the case of a Mortgage Loan restored to a performing status as provided above, the product of (a) the Principal Recovery Fee Rate times (b) the sum of the principal component of each subsequent payment and any past due interest actually collected.

       "Principal Recovery Fee Rate": A rate equal to (i) 0.80%, with respect to any Mortgage Loan with an outstanding principal balance of more than $10,000,000 as of the date it becomes a Specially Serviced Mortgage Loan; (ii) 0.85%, with respect to any Mortgage Loan with an outstanding principal balance equal to or greater than $6,000,000 but not greater than $10,000,000 as of the date it becomes a Specially Serviced Mortgage Loan; and (iii) 1.00%, with respect to any such Mortgage Loan with an outstanding principal balance of less than $6,000,000 as of the date it becomes a Specially Serviced Mortgage Loan.

        "Property Advance": As to any Mortgage Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent in respect of Property Protection Expenses or any expenses incurred to protect and preserve the security for a Mortgage Loan or taxes and assessments or insurance premiums, pursuant to Section 3.04 or Section 3.24, as applicable. Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance through and including the date of payment or reimbursement.

       "Property Protection Expenses": Any costs and expenses incurred by the Master Servicer or the Special Servicer pursuant to Sections 3.04, 3.08, 3.10(b), 3.10(e), 3.10(f), 3.10(g), 3.10(h), 3.10(i), 3.10(k), 3.17(b) and 3.18
or indicated herein as being a cost or expense of the Trust Fund or REMIC I, REMIC II or REMIC III to be advanced by the Master Servicer.

       "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

       "Qualified Insurer": As used in Section 3.08, (i) an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction which shall have a claims paying ability of "AA" or better by Fitch (or, if such company is not rated by Fitch, is rated at least A-IX by A.M. Best's Key Rating Guide) and "AA" or better by S&P (or, if such company is not rated by S&P, S&P has confirmed in writing that obtaining such insurance from an insurance company that is not rated by S&P or has a lower claims paying ability shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by S&P of any Class of Certificates), (ii) in the case of public liability insurance policies required to be maintained with respect to REO Properties in accordance with Section 3.08(a), shall have a claims paying ability of "A" or better by Fitch (or, if such company is not rated by Fitch, is rated at least A-IX by A.M. Best's Key Rating Guide) and S&P (or, if such company is not rated by S&P, S&P has confirmed in writing that obtaining such insurance from an insurance company that is not rated by S&P or has a lower claims paying ability shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by S&P of any Class of Certificates) and (iii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(c), shall have a claims paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses or numeric qualifications) lower than the highest rating of any outstanding Class of Certificates from time to time but in no event lower than "BBB" by Fitch and S&P (or if such company is not rated by S&P, S&P has confirmed in writing that obtaining such insurance from an insurance company that is not rated by S&P or has a lower claims paying ability shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by S&P of any Class of Certificates and, if such company is not rated by Fitch, is rated at least A-VIII by A.M. Best's Key Rating Guide), unless in any such case each of the Rating Agencies has confirmed in writing that obtaining the related insurance from an insurance company that is not rated by each of the Rating Agencies (subject to the foregoing exceptions) or that has a lower claims-paying ability than such requirements shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency to any Class of Certificates.

       "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Code Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision).

       "Rated Final Distribution Date": June 17, 2029, which is the Distribution Date following the second anniversary after the date on which all the Mortgage Loans have zero balances, assuming no prepayments and that the Balloon Mortgage Loans fully amortize according to their amortization schedules and no Balloon Payment is made.

       "Rating Agency":  Each of Fitch and S&P.

       "Real Property": Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

       "Realized Loss": With respect to each Loss Mortgage Loan (or REO Property) as to which a Liquidation Event has occurred, an amount (not less than zero) equal to (i) the Scheduled Principal Balance of the Mortgage Loan (or REO Property) as of the date of the Liquidation Event, plus (ii) interest at the Remittance Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which such Liquidation Event occurred on the Scheduled Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Collection Period that such interest was not paid or advanced, plus (iii) any unreimbursed Advances made by the Master Servicer, the Trustee or the Fiscal Agent and interest accrued and payable thereon, minus (iv) the proceeds, if any, received during the month in which such Liquidation Event occurred, to the extent applied as recoveries of interest at the Remittance Rate and to principal of the Mortgage Loan. With respect to each Loss Mortgage Loan with respect to which an Advance previously made or proposed to be made has been determined by the Master Servicer, the Trustee or the Fiscal Agent to be a Nonrecoverable Advance an amount (not less than zero) equal to (i) the Scheduled Principal Balance of the Mortgage Loan (or REO Mortgage Loan) as of the date of such determination, plus (ii) interest at the Remittance Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which such determination was made on the Scheduled Principal Balance of such Mortgage Loan (or REO Mortgage Loan) outstanding during each Collection Period that such interest was not paid or advanced, plus (iii) any unreimbursed Advances and interest accrued and payable thereon, minus (iv) the proceeds, if any, received during the month in which such determination was made, to the extent applied as recoveries of interest at the Remittance Rate and to principal of the Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation or a modification pursuant to which a portion of the principal balance thereof has been permanently forgiven, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation or modification and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation or modification.

       "Reassignment of Assignment of Leases and Rents": As defined in Section 2.01(b)(v).

       "Record Date": With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs; provided, however, that with respect to the first Distribution Date, the Record Date shall be the Closing Date.

       "Regular Servicing Period": Any Interest Accrual Period other than a Special Servicing Period.

       "Regulation D":  Regulation D under the Act.

       "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

       "REMIC I": A segregated asset pool within the Trust Fund consisting of the Mortgage Loans (exclusive of Default Interest, SouthTrust Prepayment Premiums, SouthTrust Yield Maintenance Charges and Retained Interest), collections thereon, any REO Property acquired in respect thereof and amounts held from time to time in the Collection Account and the Certificate Account.

       "REMIC I Interests": Collectively, the REMIC I Regular Interests and the Class R-I Certificates.

       "REMIC I Regular Interests": Collectively, the uncertificated interests designated as "regular interests" in REMIC I, which shall consist of, with respect to each Mortgage Loan, an interest having an Original Class Balance equal to the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, and which has a Pass-Through Rate equal to the Remittance Rate of such Mortgage Loan as of the Cut-off Date.

       "REMIC II": A segregated asset pool within the Trust Fund consisting of the REMIC I Regular Interests.

       "REMIC II Interests": Collectively, the REMIC II Regular Interests and the Class R-II Certificates.

       "REMIC II Regular Interest A-1": The uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Class Balance equal to the aggregate Class Balance of the Class A1 Certificates, and which has a Pass-Through Rate equal to the weighted average of the Pass-Through Rates of the REMIC I Regular Interests.

       "REMIC II Regular Interest A-2": The uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Class Balance equal to the aggregate Class Balance of the Class A2 Certificates, and which has a Pass-Through Rate equal to the weighted average of the Pass-Through Rates of the REMIC I Regular Interests.

       "REMIC II Regular Interest A-3": The uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Class Balance equal to the aggregate Class Balance of the Class A3 Certificates, and which has a Pass-Through Rate equal to the weighted average of the Pass-Through Rates of the REMIC I Regular Interests.

       "REMIC II Regular Interest B": The uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Class Balance equal to the aggregate Class Balance of the Class B Certificates, and which has a Pass-Through Rate equal to the weighted average of the Pass-Through Rates of the REMIC I Regular Interests.

       "REMIC II Regular Interest C": The uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Class Balance equal to the aggregate Class Balance of the Class C Certificates, and which has a Pass-Through Rate equal to the weighted average of the Pass-Through Rates of the REMIC I Regular Interests.

       "REMIC II Regular Interest D": The uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Class Balance equal to the aggregate Class Balance of the Class D Certificates, and which has a Pass-Through Rate equal to the weighted average of the Pass-Through Rates of the REMIC I Regular Interests.

       "REMIC II Regular Interest E": The uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Class Balance equal to the aggregate Class Balance of the Class E Certificates, and which has a Pass-Through Rate equal to the weighted average of the Pass-Through Rates of the REMIC I Regular Interests.

       "REMIC II Regular Interest F": The uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Class Balance equal to the aggregate Class Balance of the Class F Certificates, and which has a Pass-Through Rate equal to the weighted average of the Pass-Through Rates of the REMIC I Regular Interests.

       "REMIC II Regular Interest G": The uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Class Balance equal to the aggregate Class Balance of the Class G Certificates, and which has a Pass-Through Rate equal to the weighted average of the Pass-Through Rates of the REMIC I Regular Interests.

       "REMIC II Regular Interest H": The uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Class Balance equal to the aggregate Class Balance of the Class H Certificates, and which has a Pass-Through Rate equal to the weighted average of the Pass-Through Rates of the REMIC I Regular Interests.

       "REMIC II Regular Interest J": The uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Class Balance equal to the aggregate Class Balance of the Class J Certificates, and which has a Pass-Through Rate equal to the weighted average of the Pass-Through Rates of the REMIC I Regular Interests.

       "REMIC II Regular Interest K": The uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Class Balance equal to the aggregate Class Balance of the Class K Certificates, and which has a Pass-Through Rate equal to the weighted average of the Pass-Through Rates of the REMIC I Regular Interests.

       "REMIC II Regular Interest L": The uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Class Balance equal to the aggregate Class Balance of the Class L Certificates, and which has a Pass-Through Rate equal to the weighted average of the Pass-Through Rates of the REMIC I Regular Interests.

       "REMIC II Regular Interests": Collectively, the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K and REMIC II Regular Interest L.

       "REMIC III": A segregated asset pool within the Trust Fund consisting of the REMIC II Regular Interests.

       "REMIC III Certificates": The Certificates, other than the Class R-I Certificates and the Class R-II Certificates.

       "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

       "Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

       "Remittance Rate": With respect to any Mortgage Loan, the per annum rate equal to the excess of the related Mortgage Interest Rate (without giving effect to any modification or other reduction thereof following the Cut-off
Date) over the sum of the related Servicing Fee Rate, the Retained Interest, if any, and the Trustee Fee Rate. For this purpose, if the related Mortgage Interest Rate is calculated other than on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis"), such Mortgage Interest Rate will be recalculated on a 30/360 basis.

       "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

              (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

              (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

              (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

              (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

              (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

       "REO Account":  As defined in Section 3.17(b).

       "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

       "REO Proceeds": With respect to any REO Property and the related REO Mortgage Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan which do not constitute Liquidation Proceeds.

       "REO Property": A Mortgaged Property title to which has been acquired by the Special Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

       "Repurchase Price": With respect to any Mortgage Loan to be repurchased pursuant to Section 2.03(b) or purchased pursuant to Section 9.01, or any Specially Serviced Mortgage Loan or any REO Mortgage Loan to be sold or repurchased pursuant to Section 3.18, an amount, calculated by the Master Servicer, equal to:

              (i) the unpaid principal balance of such Mortgage Loan as of the Due Date as to which a payment was last made by the Mortgagor (less any Advances previously made on account of principal); plus

              (ii) unpaid accrued interest from the Due Date as to which interest was last paid by the Mortgagor up to the Due Date in the month following the month in which the purchase or repurchase occurred at a rate equal to the Mortgage Interest Rate on the unpaid principal balance of such Mortgage Loan (less any Advances previously made on account of interest); plus

              (iii) any unreimbursed Advances and unpaid Servicing Fees, Trustee Fees and Special Servicing Compensation allocable to such Mortgage Loan together with interest thereon at the Advance Rate; plus

              (iv) in the event that the Mortgage Loan is required to be repurchased pursuant to Section 2.03(b), expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer or the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

        "Request for Release": A request for a release signed by a Servicing Officer, substantially in the form of Exhibit G hereto.

       "Reserve Accounts": With respect to any Mortgage Loan, reserve accounts, if any, established pursuant to the Mortgage or the Loan Agreement and any Escrow Account. Any Reserve Account may be a sub-account of a related Cash Collateral Account. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Account, if applicable, or the Collection Account or for the purposes set forth under the related Mortgage Loan.

       "Residual Certificate": Any of the Class R-I, Class R-II or Class R-III Certificates.

       "Responsible Officer": Any officer of the Asset Backed Securities Trust Services Group of the Trustee or the Fiscal Agent (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name and specimen signature appears on a list of corporate trust officers furnished to the Master Servicer and the Special Servicer by the Trustee and the Fiscal Agent, as such list may from time to time be amended.

       "Retained Interest": With respect to each SouthTrust Loan and the Ordway Loan, the retained interest rate set forth for such Mortgage Loan in Schedule A hereto.

       "Revised Rate": With respect to the Mortgage Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

       "Rule 144A":  Rule 144A under the Act.

       "S&P": Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

       "Scheduled Principal Balance": With respect to any Mortgage Loan, at any date of determination, an amount equal to (a) the principal balance as of the Cut-off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date up to such date of determination, to the extent received from the Mortgagor or advanced and distributed to Certificateholders, and (ii) all voluntary and involuntary Principal Prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan up to such date of determination, to the extent distributed to Certificateholders. The Scheduled Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Scheduled Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Master Servicer or Special Servicer has made a Final Recovery Determination is zero.

       "Securities Legend": With respect to any Class X, Class G, Class H, Class J, Class K, Class L, Class R-I, Class R-II and Class R-III Certificate, a legend substantially in the form set forth in Exhibit H hereto.

       "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security repayment of such Mortgage Loan.

       "Seller": Each of (i) AMRESCO CAPITAL CORPORATION, a Texas corporation, and its successors in interest, and (ii) Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

       "Servicer":  Each of the Master Servicer and the Special Servicer.

       "Servicer Prepayment Interest Shortfall": With respect to any Prepayment Interest Shortfall occurring on any Distribution Date, the amount equal to the lesser of (i) the product of (A) the aggregate outstanding principal balance of the Mortgage Loans immediately prior to the Due Date preceding such Distribution Date times (B) 0.02%, divided by 12, or (ii) the excess of all Prepayment Interest Shortfalls over all Prepayment Interest Excesses for such Distribution Date, provided, that, if the result of the foregoing is less than zero then the amount of the Servicer Prepayment Interest Shortfall for such Distribution Date shall be zero.

       "Servicer Remittance Report": A report prepared by the Master Servicer and/or the Special Servicer in such media as may be agreed upon by the Master Servicer, the Special Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed pursuant to Section 4.01 and to furnish statements to Certificateholders pursuant to Section 4.02, including information on the outstanding principal balances of each Mortgage Loan specified therein, and containing such additional information as the Master Servicer, the Special Servicer and the Trustee may from time to time agree, a form of which is attached hereto as Exhibit N.

       "Servicing Compensation": With respect to any Distribution Date, the related Servicing Fee and any other fees, charges or other amounts payable to the Master Servicer on such Distribution Date.

       "Servicing Fee": With respect to each Mortgage Loan for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Servicing Fee Rate and (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date (after giving effect to all payments of principal on such Mortgage Loan on such Due Date) in the month preceding the month in which such Distribution Date occurs.

       "Servicing Fee Rate": The servicing fee rate with respect to each Mortgage Loan as set forth on Schedule B hereof.

       "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

       "Servicing Standard":The procedures that the Master Servicer follows in the servicing and administration of Mortgage Loans, consistent with the higher of (i) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans that are held for other portfolios and are similar to the Mortgage Loans and (ii) the standard of care, skill, prudence and diligence which the Master Servicer services and administers mortgage loans that are held for its own portfolio and are similar to the Mortgage Loans, in either case, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers but without regard to:

       (a) any relationship that the Master Servicer, or any Affiliate of the Master Servicer, may have with any Mortgagor or any Affiliate of any Mortgagor, the Depositor, any party to any particular transaction or any of their respective Affiliates;

       (b) the Master Servicer's obligations to make Advances with respect to the Mortgage Loans;

       (c) the Master Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction and the adequacy of such compensation;

       (d) the ownership, servicing or management for others by the Master Servicer of any other mortgage loans or property; or

       (e) the ownership by the Master Servicer of any Certificates or other securities.

       To the extent consistent with the foregoing and subject to the express limitations set forth in this Agreement, the procedures followed by the Master Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Loans.

       "Servicing Transfer Date": The date after the occurrence of a Servicing Transfer Event on which the Special Servicer receives the information, documents and records required to be delivered thereto pursuant to Section 3.26(a).

       "Servicing Transfer Event": The occurrence of any of the following with respect to a Mortgage Loan: (i) such Mortgage Loan becomes a Defaulted Mortgage Loan; (ii) the related Mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Mortgagor has become the subject of a decree or order for such proceeding which shall have remained in force undischarged or unstayed for a period of 60 days; (iii) the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) in the judgment of the Master Servicer, a payment default has occurred and is not likely to be cured by the related Mortgagor within 60 days; (v) the related Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (vi) any other material default has, in the Master Servicer's judgment occurred which is not reasonably susceptible of cure within the time periods and on the terms and conditions, if any, provided in the related Mortgage; (vii) the related Mortgaged Property becomes REO Property; (viii) if for any reason, the Master Servicer cannot enter into an assumption agreement upon the transfer by the related Mortgagor of the Mortgage; or (ix) an event has occurred which has materially and adversely affected the value of the related Mortgaged Property in the reasonable judgment of the Master Servicer.

       "SouthTrust": SouthTrust Bank, National Association, a national banking association, formerly SouthTrust Bank of Alabama N.A. or its successor in interest.

       "SouthTrust Loans": The 16 multifamily Mortgage Loans originated by SouthTrust Bank of Alabama, N.A. listed on Schedule A hereto.

       "SouthTrust Prepayment Premium": With respect to any SouthTrust Loan, the product of (i) the Prepayment Premium collected with respect to such SouthTrust Loan and (ii) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is the interest rate of the Retained Interest with respect to such Mortgage Loan, and the denominator of which is the maximum of
(A) the
excess of the Mortgage Interest Rate with respect to such Mortgage Loan over the Discount Rate at the time of such principal prepayment and (B) 2%.

       "SouthTrust Subservicing Agreement": The Subservicing Agreement entered into or to be entered into between the Master Servicer and SouthTrust Capital Funding Corporation, a copy of which is attached hereto as Exhibit L.

       "SouthTrust Yield Maintenance Charge": With respect to any SouthTrust Loan, the product of (i) the Yield Maintenance Charge collected with respect to such SouthTrust Loan and (ii) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is the interest rate of the Retained Interest with respect to such Mortgage Loan, and the denominator of which is the maximum of
(A) the excess of the Mortgage Interest Rate with respect to such Mortgage Loan over the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) 2%.

       "Special Event Report":  As defined in Section 3.22(b) hereof.

       "Special Servicer": Midland Loan Services, L.P., a Missouri limited partnership, or any successor Special Servicer appointed as provided in Section 3.25.

       "Special Servicer Event of Default":  As defined in Section 7.01(b).

       "Special Servicing Compensation": With respect to any Mortgage Loan, any of the Special Servicing Fee and Principal Recovery Fee and other amounts described in Section 3.12(b) which shall be due to the Special Servicer.

       "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and any Distribution Date, an amount per Special Servicing Period equal to the product of (i) one-twelfth of the Special Servicing Fee Rate and (ii) the outstanding principal balance of such Specially Serviced Mortgage Loan as of the Due Date (after giving effect to all payments of principal on such Specially Serviced Mortgage Loan on such Due Date) in the month preceding the month in which such Distribution Date occurs, payable solely from amounts received in respect of such Specially Serviced Mortgage Loan, or following a liquidation in which Net Liquidation Proceeds are insufficient to pay accrued Special Servicing Fees, from funds on deposit in the Collection Account.

       "Special Servicing Fee Rate":  A rate equal to 0.25% per annum.

       "Special Servicing Period": Any Interest Accrual Period during which a Mortgage Loan is at any time a Specially Serviced Mortgage Loan.

       "Special Servicing Standard": The procedures that the Special Servicer follows in the servicing, administration and disposition of Specially Serviced Mortgage Loans and related real property, consistent with the higher of (i) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of, other mortgage loans (which meet the criteria for Specially Serviced Mortgage Loans) and related property that are held for other portfolios and are similar to the Mortgage Loans, Mortgaged Property and REO Property and (ii) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of, other mortgage loans (which meet the criteria for Specially Serviced Mortgage Loans) and related property that are held for its own portfolio and are similar to the Mortgage Loans, Mortgaged Property and REO Property, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers, as to maximize the net present value of recoveries on the Mortgage Loans, but without regard to:

       (a) any relationship that the Special Servicer or any Affiliate of the Special Servicer may have with any Mortgagor or any Affiliate of any Mortgagor, the Depositor, any party to any particular transaction or any of their respective Affiliates;

       (b) the Special Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction and the adequacy of such compensation;

       (c) the ownership, servicing or management for others by the Special Servicer of any other mortgage loans or property; or

       (d) the ownership by the Special Servicer of any Certificates or other securities.

       "Specially Serviced Mortgage Loan": Any Mortgage Loan with respect to which a Servicing Transfer Date has occurred and which has not ceased to be a Specially Serviced Mortgage Loan pursuant to Section 3.26(a).

       "Spread Rate": The Spread Rate (per annum) for the following Classes of Certificates is as set forth below:

            Class                                    Spread Rate
            -----                                    -----------
              A1                                        0.20%

              A2                                        0.25%

              A3                                        0.30%

              B                                         0.35%

              C                                         0.40%

              D                                         0.40%

              E                                         0.55%

              F                                         0.60%

       "Startup Day": The day designated as such pursuant to Section 2.06(a) hereof.

       "Summary Report": A quarterly report or annual summary of quarterly reports setting forth the information with respect to the Mortgagors and Mortgaged Properties, substantially in the form of Exhibit J hereto.

       "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II or REMIC III under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

       "Terminated Party":  As defined in Section 7.01(c).

       "Terminating Party":  As defined in Section 7.01(c).

       "Termination Date": The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01.

       "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R-I, Class R-II or Class R-III Certificate.

       "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Loan Files relating thereto, (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date except for Retained Interest, SouthTrust Prepayment Premiums and SouthTrust Yield Maintenance Charges; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) any Assignments of Leases and Rents and any Security Agreements;
(vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Mortgagors), the Collection Account and the Certificate Account including reinvestment income;
(ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreements and Original Purchase Agreements; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Mortgagor).

       "Trustee": LaSalle National Bank, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

       "Trustee Exception Report":  As defined in Section 2.02(e).

       "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Trustee Fee Rate multiplied by (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date (after giving effect to all payments of principal on such Mortgage Loan on such Due Date) in the month preceding the month in which such Distribution Date occurs.

       "Trustee Fee Rate":  A rate equal to 0.0075% per annum.

       "Underwriter":  Goldman, Sachs & Co.

       "Unscheduled Payments": With respect to a Mortgage Loan and a Prepayment Period, all Net Liquidation Proceeds and Net Insurance Proceeds payable under such Mortgage Loan, the Repurchase Price of any Mortgage Loan that is repurchased or purchased pursuant to Section 2.03(b) or Section 9.01, and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments received by the Master Servicer, but excluding Prepayment Premiums, during such Prepayment Period.

       "Updated Appraisal": An appraisal of a Mortgaged Property or REO Property, as the case may be, conducted subsequent to any appraisal performed on or prior to the Cut-off Date in accordance with MAI standards, the costs of which shall be paid as a Property Advance by the Master Servicer, and which shall be conducted by an MAI appraiser with at least five years of experience appraising similar properties in the area where the Mortgaged Property is located selected by the Special Servicer.

       "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, all the Voting Rights shall be allocated among the Class Al, Class A2, Class A3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates in proportion to the respective Class Balances, except that for purposes of determining Voting Rights, allocation of Collateral Value Adjustment shall be deemed to reduce the Class Balance of the affected Class. Neither the Holders of the Class X Certificates nor the Holders of the Residual Certificates will have Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. In addition, allocation of Realized Losses to a Class of Certificates and any other event which changes such Class Balance will also result in a corresponding change to such Class' Voting Rights.

       "Weighted Average Remittance Rate": With respect to any Distribution Date, a per annum rate equal to a fraction (expressed as a percentage) the numerator of which is the sum of the products of (i) the Remittance Rate for each Mortgage Loan as of the Due Date occurring in the month immediately preceding the month in which such Distribution Date occurs, and (ii) the Scheduled Principal Balance of the related Mortgage Loan as of such Due Date, after giving effect to all payments of principal due on such Mortgage Loan on such Due Date, and the denominator of which is the sum of the Scheduled Principal Balances of each Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs (after giving effect to all payments of principal due on such Mortgage Loan on such Due
Date).

       "Yield Maintenance Charge": With respect to any Mortgage Loan, the yield maintenance charge, if any, payable under the related Mortgage Note in connection with certain prepayments.

       SECTION 1.02  Certain Calculations.

       Unless otherwise specified herein, the following provisions shall apply:

       (f) All calculations of interest with respect to the Mortgage Loans (other than the Actual/360 Mortgage Loans) and of Advances provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to the Actual/360 Mortgage Loans and of Advances provided for herein shall be made as set forth in such Mortgage Loans with respect to the calculation of the related Mortgage Interest Rate, except that for purposes of determining the Remittance Rate, the Mortgage Interest Rate of each Actual/360 Mortgage Loan and each Mortgage Loan accruing interest on an actual/actual basis will be adjusted to an equivalent rate on the basis of a 360-day year consisting of twelve 30-day months.

       (g) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer, Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with
Section 3.01(b) to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

       (h) Any amounts received in respect of a Mortgage Loan as to which a default has occurred and is continuing in excess of Monthly Payments shall be applied to Default Interest and other amounts due on such Mortgage Loan prior to the application to late fees.

       SECTION 1.03  Certain Constructions.

       For purposes of Section 9.01, references to the Most Subordinate Class of Certificates as defined in Section 1.01 (or REMIC II Regular Interests) outstanding at any time shall mean the most or next most subordinate Class of Certificates (or REMIC II Regular Interests) then outstanding as among the Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates (and the Classes of Corresponding REMIC II Regular Interests). For such purposes, the Class A1, Class A2 and Class A3 Certificates (and the Classes of Corresponding REMIC II Regular Interests) together shall be considered to be one Class. For purposes of this Agreement (except as specifically provided in the definition of "Certificateholder"), each Class of Certificates shall be deemed to be outstanding only to the extent its respective Class Balance has not been reduced to zero. For purposes of this Agreement, the Class X Certificates shall be deemed to be outstanding until their Notional Amount has been reduced to zero.

                                   ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

       SECTION 2.1   Conveyance of Mortgage Loans.

       (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule,
(ii) the Mortgage Loan Purchase Agreements, (iii) each Original Purchase Agreement as assignee of the Seller's rights thereunder to the extent related to any Mortgage Loan, and (iv) all Reserve Accounts, Lock-Box Accounts, Cash Collateral Accounts and all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans after the Cut-off Date but does not include principal and interest due, and Principal Prepayments received, on or before the Cut-off Date, or any Retained Interest, SouthTrust Prepayment Premiums or SouthTrust Yield Maintenance Charges. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale. The Depositor shall cause the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts to be transferred to and held in Eligible Accounts (subject to Section 3.04(b)) in the name of the Master Servicer on behalf of the Trustee as successor to the Seller and the Originators.

       (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Sellers pursuant to each Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date (except as expressly provided in this Section 2.01(b)), the following documents or instruments with respect to each Mortgage Loan so assigned:

              (i) the original of the Mortgage Note, endorsed without recourse to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as Custodian or Trustee, without recourse" which Mortgage Note and all endorsements thereon shall show a complete chain of endorsement from the originator to the Trustee;

              (ii) the original Mortgage and any intervening assignments (or certified copies of such assignments) thereof, in each case with evidence of recording thereon, or, if any such original Mortgage has not been returned from the applicable public recording office, a copy thereof certified to be a true and complete copy of the original thereof submitted for recording;

              (iii) an Assignment of Mortgage, executed by the appropriate Seller, in blank or to the order of the Trustee, in suitable form for recordation in the jurisdiction in which the Mortgaged Property is located in the following form: "LaSalle National Bank, as Custodian or Trustee", provided, that any Assignment of Mortgage to the Trustee not executed and submitted for recording prior to the Closing Date shall be in the form attached as an exhibit to the Mortgage Loan Purchase Agreements;

              (iv) originals or certified copies of any related Assignment of Leases and Rents and any related Security Agreement (if, in either case, such item is a document separate from the Mortgage), any intervening assignments of each such document or instrument;

              (v) assignments of any related Assignment of Leases and Rents (a "Reassignment of Assignment of Leases and Rents") and any related Security Agreement (if, in either case, such item is a document separate from the Mortgage), executed by the appropriate Seller or the prior holder of record in blank or to the order of the Trustee, with the assignment to the Trustee in the following form: "LaSalle National Bank, as Custodian or Trustee";

              (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed;

              (vii) the original lender's title insurance policies with respect to each Mortgage (or, prior to receipt by the Seller of such original lender's title insurance policies, all commitments, binders or policy mark-ups with respect thereto), together with an endorsement assigning such policy to the Custodian or Trustee (unless such policy states that it runs to the benefit of any assignee of the Mortgage);

              (viii) all UCC Financing Statements, assignments and continuation statements or copies thereof sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon), and to transfer such security interest to the Trustee;

              (ix) a copy of the hazard insurance policy, any flood insurance policies, and any other insurance policies required under the Mortgage;

              (x)    the original appraisal report;

              (xi)   any Phase I environmental reports;

              (xii) originals or copies of any guaranties related to such Mortgage Loan; and

              (xiii) a copy of any ground lease relating to the Mortgaged Property.

       To the extent not previously delivered to the Trustee or the Custodian, within 45 days of the Closing Date the Depositor shall deliver or cause to be delivered to, and deposit with the Trustee or the Custodian (on behalf of the Trustee), with copies to the Master Servicer and the Special Servicer, the following documents or instruments with respect to each Mortgage Loan assigned hereunder:

              (xiv) originals or certified copies of any environmental liabilities agreement;

              (xv)    originals or copies of any escrow agreements;

              (xvi) originals or certified copies of any lease subordination agreements and tenant estoppels;

              (xvii)  any opinions of borrower's counsel; and

              (xviii) originals or certified copies of any collateral assignments of property management agreements and other servicing agreements.

       If a Seller cannot deliver, or cause to be delivered as to any Mortgage Loan, the original Mortgage Note, such Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit in a form reasonably acceptable to the Trustee, certifying that the original thereof has been lost or destroyed. If a Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(ii), (iii), (iv), (v) and (viii) of this Section 2.01(b), with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage Loan File, provided that a photocopy of such non-delivered document or instrument (certified by such Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording), with evidence of recording thereon, is delivered to the Trustee or a Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as such Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office or other filing office such original or photocopy). If a Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (iv), (v) and (viii) of this
Section 2.01(b), with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage Loan File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified by the appropriate county recorder's office or other filing office to be a true and complete copy of the original thereof submitted for recording, or a certificate from the title company that submitted such document or instrument for recording stating that such photocopy is a true and complete copy of the original thereof and that such title company has submitted such document or instrument for recording to the appropriate recording office) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date. None of the Trustee, Custodian or the other Seller shall in any way be liable for any failure by a Seller or the Depositor to comply with the delivery requirements of the Mortgage Loan Purchase Agreements and this Section 2.01(b). Notwithstanding the foregoing, in the event that a Seller fails to deliver a UCC-3 on or before the Closing Date as required above solely because the related UCC-1 has not been returned to such Seller by the applicable filing office, the related Seller shall not be in breach of its obligations with respect to such delivery, provided that such Seller promptly forwards such UCC-1 to the Trustee upon its return. The Master Servicer shall cause such UCC-3 to be filed within 60 days of its receipt of the related UCC-1. In addition, in the event a commitment, binder or policy mark-up with respect to a title insurance policy has been delivered to the Custodian in lieu of an original title insurance policy, the Seller shall use its best efforts to deliver to the Custodian the related original title insurance policy within one year of the Closing Date.

       (c) Except under the circumstances provided for in the last sentence of this Section 2.01(c), the Master Servicer shall, as to each Mortgage Loan, promptly (and in any event within 90 days of the Closing Date) cause to be submitted for recording or filing, as the case may be, each assignment to the Trustee referred to in clauses (iii) and (v) of Section 2.01(b) and each UCC-1, UCC-2 and UCC-3 to the Trustee referred to in clause (viii) of Section 2.01(b) (except to the extent that any such submission for recording or filing has previously occurred). The Master Servicer shall make any of the filings set forth in the prior sentence and shall be reimbursed by the related Seller for all related costs of the filing and preparation of such documents. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-1, UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Master Servicer shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Master Servicer shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii) or (v) of Section 2.01(b), or to file any UCC-1, UCC-2 or UCC-3 to the Trustee referred to in clause (viii) of Section 2.01(b), in those jurisdictions where, in the written opinion of local counsel (which opinion shall not be an expense of the Trust Fund) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Seller, the Master Servicer, the Special Servicer, any subservicer or the Depositor.

       (d) All documents and records in the Depositor's or any Seller's possession relating to the Mortgage Loans (including financial statements, operating statements and any other information provided by the respective Mortgagor from time to time) that are not required to be a part of a Mortgage Loan File in accordance with Section 2.01(b) shall be delivered to the Master Servicer within 30 calendar days of the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

       (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

       (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each Seller shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of such Seller or any other name to be transferred to the Master Servicer (or any subservicer) for deposit into Reserve Accounts.

       SECTION 2.2   Acceptance by Trustee.

       (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01, of the documents specified in clause (i) of Section 2.01(b) with respect to each Mortgage Loan, and subject in addition to any exceptions to be noted in the Trustee Exception Report described in Section 2.02(e), the documents specified in clauses (ii), (iii), (vii) and (viii) of
Section 2.01(b) with respect to each Mortgage Loan, of a fully executed original counterpart of each Mortgage Loan Purchase Agreement and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the related Seller constituting the Mortgage Loan Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

       (b) Within 60 days of the Closing Date, the Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents delivered or caused to be delivered by a Seller constituting the Mortgage Loan Files; and, promptly following such review (but in no event later than 90 days after the Closing
Date), the Trustee shall certify in writing to each of the Depositor, the Master Servicer, the Special Servicer and each Seller that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i), (ii), (iii), (vii) and (viii) of Section 2.01(b) are in its possession, (ii) all documents delivered or caused to be delivered by the Sellers constituting the Mortgage Loan Files have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (a), (d) and (e) of the definition of "Mortgage Loan Schedule" is correct.

       (c) The Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents received thereby subsequent to the Closing Date; and, no later than the first anniversary of the Closing Date, the Trustee shall certify in writing to each of the Depositor, the Master Servicer, the Special Servicer and each Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i), (ii), (iii), (vii) and (viii) of Section 2.01(b) are in its possession, (ii) it or a Custodian on its behalf has received either a recorded or a filed original of each of the assignments specified in clause
(iii), clause (v) and clause (viii) of Section 2.01(b) insofar as an unrecorded original thereof had been delivered or caused to be delivered by the related Seller or a copy of such recorded original certified by the applicable public recording office to be true and complete, (iii) all Mortgage Loan documents received by it or any Custodian have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan and (iv) based on the examinations referred to in subsection (b) above and this subsection (c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (a), (d) and (e) of the definition of "Mortgage Loan Schedule" is correct.

       (d) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face.

       (e) If, in the process of reviewing the Mortgage Loan Files or at any time thereafter, the Trustee or any Custodian discovers any Defect, in a Mortgage Loan File, the Trustee shall promptly so notify the Depositor, the Master Servicer, the Special Servicer and the applicable Seller (and in no event later than 90 days after the Closing Date), by providing a written report (the "Trustee Exception Report") setting forth for each affected Mortgage Loan,
with particularity, the nature of such Defect.    An individual Mortgage Loan
File shall be deemed to have a "Defect" if (a) any document listed in clauses
(i), (ii), (iii), (vii) and (viii) of Section 2.01(b) above required to be included in the Mortgage Loan File is not in the possession of the Custodian, on behalf of the Trustee, within the time required to be delivered pursuant to this Agreement or (b) such document has not been properly executed or is otherwise defective on its face; provided, however, that a document shall not be deemed to have a Defect if such Defect is caused by the failure by Depositor to execute such document after having been directed by the applicable Seller to execute such document.

       SECTION 2.3 Representations, Warranties and Covenants of the Depositor; Sellers' Repurchase of Mortgage Loans for Defects in Mortgage Loan Files and Breaches of Representations and Warranties.

       (a)    The Depositor hereby represents and warrants that:

              (i) Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement);

              (ii) The execution and delivery by Depositor of this Agreement and the performance of Depositor's obligations hereunder are within the corporate power of Depositor and have been duly authorized, executed and delivered by Depositor and neither the execution and delivery by Depositor of this Agreement nor the compliance by Depositor with the provisions hereof, nor the consummation by Depositor of transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (ii) below any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Depositor or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require the consent of or notice to, or any filing with any person, entity or governmental body, which has not been obtained or made by Depositor, except where, in any of the instances contemplated by clause (i) or clause (ii) above, the failure to do so will not have a material adverse effect on the consummation of any transactions contemplated by this Agreement;

              (iii) This Agreement has been duly executed and delivered by Depositor and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a legal, valid and binding instrument, enforceable against Depositor in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law) and, as to rights of indemnification hereunder, subject to limitations of public policy under applicable securities laws;

              (iv) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Depositor, threatened against Depositor the outcome of which could be reasonably expected to materially adversely affect the consummation of any transactions contemplated by this Agreement; and

              (v) The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust Fund and the Mortgage Loans have been validly transferred to the Trust.

       (b) If the Master Servicer, any subservicer, the Special Servicer or the Trustee discovers or receives notice of a Defect in any Mortgage Loan File or a breach of any representation or warranty set forth in, or required to be made with respect to a Mortgage Loan by a Seller pursuant to, the related Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the related Seller and the Rating Agencies (provided, however, that in case a subservicer discovers or receives notice of any Defect or Breach, the Master Servicer shall follow the requirements set forth above only upon receipt of written notice of such Defect or Breach from such subservicer, as provided in the applicable subservicing agreement) and shall request that such Seller, not later than 90 days from the earlier of such Seller's receipt of such notice or such Seller's discovery of such Breach, cure such Defect or Breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan at the applicable

Repurchase Price or in conformity with the related Mortgage Loan Purchase Agreement. Any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interest of Certificateholders therein. If the affected Mortgage Loan is to be repurchased, the Trustee shall designate the Certificate Account as the account into which funds in the amount of the Repurchase Price are to be deposited by wire transfer. Each Seller shall be responsible for its own obligations hereunder and under the applicable Mortgage Loan Purchase Agreement and such Seller shall have no liability or duty to repurchase any Mortgage Loan as a result of the other Seller's defaults or any Breach or Defect relating to any Mortgage Loan assigned to the Trustee by such other Seller.

       (c) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender to the applicable Seller, upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a trust receipt executed by such Seller, all portions of the Mortgage Loan File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage Loan File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to such Seller in the same manner as provided in Section 7 of the related Mortgage Loan Purchase Agreement.

       (d) Section 2.04(b) of this Agreement and Section 7 of each Mortgage Loan Purchase Agreement provide the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect in a Mortgage Loan File or any Breach of any representation or warranty set forth in Section 6 of such Mortgage Loan Purchase Agreement.

       (e) The Master Servicer and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders, enforce the obligations of each Seller under Section 7 of the Mortgage Loan Purchase Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Master Servicer or the Special Servicer, as the case may be, would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). The Master Servicer and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the applicable Seller; second, pursuant to Section 3.06(viii) out of the related Repurchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.06(vii) out of general collections on the Mortgage Loans on deposit in the Certificate Account.

       SECTION 2.4 Representations, Warranties and Covenants of the Master Servicer and Special Servicer.

       (a) The Master Servicer, as Master Servicer, warrants and covenants that as of the Closing Date or as of such date specifically provided herein:

              (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas and is in compliance with the laws of each state in which any Mortgaged Property is located (and any other necessary state) to the extent necessary to comply with its duties and responsibilities hereunder with respect to each Mortgage Loan in accordance with the terms of this Agreement;

              (ii) The Master Servicer has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

              (iii) This Agreement has been duly and validly authorized, executed and delivered by the Master Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and public policy considerations underlying the securities laws to the extent that such considerations limit the enforceability of the provisions of this Agreement that may, or purport to, provide for indemnification of securities law violations, and all requisite corporate action has been taken by the Master Servicer to make this Agreement and all agreements contemplated hereby valid and binding upon the Master Servicer in accordance with their terms;

              (iv) The Master Servicer is not in violation of, and the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Master Servicer or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Master Servicer or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans;

              (v) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Master Servicer, threatened against the Master Servicer which if adversely determined, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer, or would, if adversely determined, materially impair the ability of the Master Servicer, to carry on its business substantially as now conducted, or in any material liability on the part of the Master Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or which would be likely to impair materially the ability of the Master Servicer to perform under the terms of this Agreement;

              (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, the failure to obtain which would have a material adverse effect on the ability of the Master Servicer to perform its obligations hereunder, is required on or before the Closing Date for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date;

              (vii) The Master Servicer maintains errors and omissions insurance covering all Persons to be involved in the performance of its duties under this Agreement;

              (viii) The Master Servicer acknowledges and agrees that the Servicing Compensation represents reasonable compensation; and

              (ix) The Master Servicer has examined each existing subservicing agreement and will examine each future subservicing agreement and is (or will be) familiar with the terms thereof and the terms of such agreements are not and will not be materially inconsistent with the provisions of this Agreement.

       (b) The Special Servicer, as Special Servicer, hereby represents, warrants and covenants that as of the Closing Date or as of such date specifically provided herein:

              (i) The Special Servicer is limited partnership, duly organized, validly existing and in good standing under the laws of the State of Missouri and is in compliance with the laws of each state in which any Mortgaged Property is located (and any other necessary state) to the extent necessary to comply with its duties and responsibilities hereunder with respect to each Mortgage Loan in accordance with the terms of this Agreement;

              (ii) The Special Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement will not violate the Special Servicer's partnership agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Special Servicer is a party or which may be applicable to the Special Servicer or any of its assets;

              (iii) This Agreement has been duly and validly authorized, executed and delivered by the Special Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Special Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and public policy considerations underlying the securities laws to the extent that such considerations limit the enforceability of the provisions of this Agreement that may, or purport to, provide for indemnification of securities law violations, and all requisite partnership action has been taken by the Special Servicer to make this Agreement and all agreements contemplated hereby valid and binding upon the Special Servicer in accordance with their terms;

              (iv) The Special Servicer is not in violation of, and the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Special Servicer or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Special Servicer or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans;

              (v) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Special Servicer, threatened against the Special Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Special Servicer, or would, if adversely determined, materially impair the ability of the Special Servicer, to carry on its business substantially as now conducted, or in any material liability on the part of the Special Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Special Servicer contemplated herein, or which would be likely to impair materially the ability of the Special Servicer to perform under the terms of this Agreement;

              (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, the failure to obtain which would have a material adverse effect on the ability of the Special Servicer to perform its obligations hereunder, is required on or before the Closing Date for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date;

              (vii) The Special Servicer maintains errors and omissions insurance covering all officers and employees to be involved in the performance of its duties under this Agreement;

              (viii) The Special Servicer acknowledges and agrees that the Special Servicing Compensation represents reasonable compensation and that the entire Special Servicing Compensation shall be treated for accounting and tax purposes as compensation for servicing and administration of the Mortgage Loans; and

              (ix) The Special Servicer has examined each existing subservicing agreement and will examine each future subservicing agreement and is (or will be) familiar with the terms thereof and the terms of such agreements are not and will not be materially inconsistent with the provisions of this Agreement.

       (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective Mortgage Loan Files to the Trustee or the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Trustee, the Depositor and the Master Servicer or Special Servicer, as the case may be. Upon discovery by the Depositor, the Master Servicer, Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and each Seller.

       SECTION 2.5 Execution and Delivery of Certificates; Issuance of REMIC I Regular Interests and REMIC II Regular Interests.

       The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Loan Files to the Custodian (to the extent the documents constituting the Mortgage Loan Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the REMIC I Regular Interests on behalf of REMIC II,
(ii) acknowledges the issuance of and hereby declares that it holds the REMIC II Interests on behalf of REMIC III and the Holders of the REMIC III Certificates and (iii) has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E, Class F, Class X, Class G, Class H, Class J, Class K, Class L, Class R-I, Class R-II and Class R-III Certificates in authorized denominations, in each case registered in the names set forth in such order or so directed in this Agreement and duly authenticated by the Authenticating Agent, which Certificates (described in the preceding clause (iii)), REMIC I Regular Interests and REMIC II Regular Interests evidence ownership of the entire Trust Fund, other than Default Interest, Excess Interest, Retained Interests, Escrow Accounts, Lock-Box Accounts, Cash Collateral Accounts and Reserve Accounts.

       SECTION 2.6   Miscellaneous REMIC Provisions.

       (a) The REMIC I Regular Interests are hereby designated as "regular interests" in REMIC I within the meaning of Section 860G(a)(1) of the Code, and the Class R-I Certificates are hereby designated as the sole Class of "residual interests" in REMIC I within the meaning of Section 860G(a)(2) of the Code.
The REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K and REMIC II Regular Interest L are hereby designated as "regular interests" in REMIC II within the meaning of
Section 860G(a)(1) of the Code and the Class R-II Certificates are hereby designated as the sole Class of "residual interests" in REMIC II within the meaning of Section 860G(a)(2). The Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates and each Class X Component are hereby designated as "regular interests" in REMIC III within the meaning of Section 860G(a)(1) of the Code and the Class R-III Certificates are hereby designated as the sole Class of "residual interests" in REMIC III within the meaning of Section 860G(a)(2) of the Code. The Closing Date is hereby designated as the "Startup Day" of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the REMIC I Regular Interests, REMIC II Regular Interests and the REMIC III Certificates for purposes of Section 860G(a)(1) of the Code is the Rated Final Distribution Date.

       (b) None of the Depositor, the Trustee, the Master Servicer, the Fiscal Agent or the Special Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

                                  ARTICLE III

                               ADMINISTRATION AND
                        SERVICING OF THE MORTGAGE LOANS

       SECTION 3.1 Master Servicer to Act as Servicer; Administration of the Mortgage Loans.

       (a) The Master Servicer and the Special Servicer, each as an independent contractor servicer, shall service and administer the Mortgage Loans on behalf of the Trust Fund and the Trustee (as trustee for Certificateholders) in accordance with the Servicing Standard and the Special Servicing Standard, as applicable.

       The Master Servicer's or Special Servicer's liability for actions and omissions in its capacity as Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.03 hereof). To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Master Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or Special Servicer of the collectability of the Mortgage Loans. Subject only to the Servicing Standard and the Special Servicing Standard, as applicable, the Master Servicer and Special Servicer shall have full power and authority, acting alone or through subservicers (subject to paragraph (c) of this Section 3.01 and to Section 3.02), to do or cause to be done any and all things in connection with such servicing and administration which it may deem consistent with the Servicing Standard and the Special Servicing Standard, as applicable, and, in its reasonable judgment, in the best interests of the Certificateholders, including, without limitation, with respect to each Mortgage Loan, to prepare, execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) subject to the terms of this Agreement including but not limited to Section 3.29 below, any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage Loan File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. In addition, the Master Servicer or, with respect to Specially Serviced Mortgage Loans, the Special Servicer shall determine, in a manner consistent with the Servicing Standard, or the Special Servicing Standard, as applicable, and subject to Section 3.09, whether to exercise any right the mortgagee may have under any "due-on-sale" on "due-on-encumbrance" clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Subject to Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Master Servicer and Special Servicer any powers of attorney and other documents prepared by the Master Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Master Servicer and Special Servicer to carry out their servicing and administrative duties hereunder. With respect to its own use of or actions under any such power of attorney (but not any use made by the other Servicer), each of the Master Servicer and the Special Servicer shall indemnify the Trustee and the Fiscal Agent and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee, the Fiscal Agent and their respective Affiliates and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any such Person may sustain in connection with or as a result of any use made of any such power of attorney by the Master Servicer or the Special Servicer, as applicable, the Master Servicer's or the Special Servicer's respective willful misconduct, bad faith, fraud and/or negligence in connection therewith or by reason of reckless disregard of its obligations and duties hereunder in connection therewith.

       (b) Unless otherwise provided in the related Mortgage Note, the Master Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial Principal Prepayment.

       (c) As of the date hereof, the Master Servicer and SouthTrust have entered into the SouthTrust Subservicing Agreement and, in addition, each of the Master Servicer and the Special Servicer may enter into subservicing agreements with third parties with respect to any of its respective obligations hereunder, provided, that (i) any such agreement shall be consistent with the provisions of this Agreement and (ii) a subservicer retained by the Master Servicer or the Special Servicer, as applicable, shall forward to the Trustee with copies to the Master Servicer any original document evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with the applicable subservicing agreement within thirty (30) days of its execution, provided, however, that the subservicer shall provide the Trustee and Master Servicer with a certified true copy of any such document submitted for recordation within thirty (30) days of its execution, and shall use its best efforts to provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office or the title company that submitted such document for recording to be a true and complete copy of the original within one hundred twenty (120) days of its submission for recordation, and provided further, that any such agreement with respect to a Mortgage Loan, and any foreclosure on a Mortgaged Property by a subservicer, shall require the approval of the Master Servicer or the Special Servicer, as applicable, prior to the execution thereof, consistent with the terms and provisions of this Agreement, and (iii) such agreement shall be consistent with the Servicing Standard or the Special Servicing Standard, as applicable. Any such subservicing agreement may permit the subservicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this
Section 3.01(c).

       Any subservicing agreement entered into by the Master Servicer or the Special Servicer, as applicable, shall provide that it may be assumed or, except as may be provided in the SouthTrust Subservicing Agreement, terminated by the Trustee or the Master Servicer, respectively, if the Trustee or the Master Servicer, respectively, has assumed the duties of the Master Servicer or the Special Servicer, respectively, or any successor Master Servicer or Special Servicer, as applicable, without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.02.

       Any subservicing agreement, and any other transactions or services relating to the Mortgage Loans involving a subservicer other than SouthTrust, shall be deemed to be between the Master Servicer or the Special Servicer, as applicable, and such subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the subservicer, except as set forth in Section 3.01(d).

       (d) If the Trustee or any successor Master Servicer assumes the obligations of the Master Servicer, or if the Master Servicer or any successor Special Servicer assumes the obligations of the Special Servicer, in each case in accordance with Section 7.02, the Trustee, the Master Servicer or such successor, as applicable, to the extent necessary to permit the Trustee, the Master Servicer or such successor, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee, the Master Servicer or such successor, as applicable, succeed to all of the rights and obligations of the Master Servicer or the Special Servicer, as applicable, under any subservicing agreement entered into by the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.01(c), subject to the right of termination by the Trustee or Master Servicer set forth in Section 3.01(c). In such event, the Trustee, the Master Servicer or the successor Master Servicer or Special Servicer, as applicable, shall be deemed to have assumed all of the Master Servicer's or the Special Servicer's interest, as applicable, therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer or the Special Servicer, as applicable, prior to such deemed assumption) and to have replaced the Master Servicer or the Special Servicer, as applicable, as a party to such subservicing agreement to the same extent as if such subservicing agreement had been assigned to the Trustee, the Master Servicer or such successor Master Servicer or successor Special Servicer, as applicable, except that the Master Servicer or the Special Servicer, as applicable, shall not thereby be relieved of any liability or obligations under such subservicing agreement that accrued prior to the succession of the Trustee, the Master Servicer or the successor Master Servicer or successor Special Servicer, as applicable.

       In the event that the Trustee, the Master Servicer or any successor Master Servicer or Special Servicer, as applicable, assumes the servicing obligations of the Master Servicer or the Special Servicer, as applicable, upon request of the Trustee, the Master Servicer or such successor Master Servicer or Special Servicer, as applicable, the Master Servicer or Special Servicer shall at its own expense (except in the event that the Master Servicer or Special Servicer is terminated pursuant to Section 6.04(c), in which event, at the expense of the Certificateholders effecting such termination) deliver to the Trustee, the Master Servicer or such successor Master Servicer or Special Servicer, as applicable, all documents and records relating to any subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any subservicing agreement to the Trustee, the Master Servicer or the successor Master Servicer or Special Servicer, as applicable.

       SECTION 3.2   Liability of the Master Servicer.

       Notwithstanding any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or Special Servicer and any Person acting as subservicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as subservicer or otherwise, the Master Servicer or Special Servicer, as applicable, shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Depositor or any other Person acting as subservicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer or Special Servicer, as applicable, alone were servicing and administering the Mortgage Loans. Each of the Master Servicer and the Special Servicer shall be entitled to enter into an agreement with any subservicer providing for indemnification of the Master Servicer or Special Servicer, as applicable, by such subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

       SECTION 3.3   Collection of Certain Mortgage Loan Payments.

       The Master Servicer or the Special Servicer, as applicable, shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow the Servicing Standard or the Special Servicing Standard, as applicable, with respect to such collection procedures. The Special Servicer with respect to the Specially Serviced Mortgage Loans and the Master Servicer with respect to the other Mortgage Loans shall use its reasonable efforts to collect income statements and rent rolls from Mortgagors as required by the Loan Documents and the terms hereof and the Special Servicer shall provide copies thereof to the Master Servicer as provided herein. The Master Servicer shall provide reasonable advance notice to the Special Servicer and Mortgagors of Balloon Payments coming due. Consistent with the foregoing, the Master Servicer or Special Servicer, as applicable, may in its discretion waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan or Specially Serviced Mortgage Loan, as applicable. In addition, the Master Servicer and Special Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans as are permitted or required under Section
3.28 hereof.

       SECTION 3.4 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

       (a)    With respect to each Mortgage Loan (other than any REO Mortgage
Loan), the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Master Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan. If a Mortgagor fails to make any such payment on a timely basis or collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall advance the amount of any shortfall as a Property Advance unless the Master Servicer determines in its good faith business judgment that such Advance would be a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of Advances, with interest thereon at the Advance Rate, that it makes pursuant to the preceding sentence from amounts received on or in respect of the related Mortgage Loan respecting which such Advance was made or if such Advance has become a Nonrecoverable Advance, to the extent permitted by Section 3.06 of this Agreement. No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

       (b) The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within one
(1) Business Day of being posted by the Master Servicer (including all Escrow Payments received from the Special Servicer in respect of Specially Serviced Mortgage Loans). The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments pursuant to
Section 3.07(b) and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Escrow Accounts shall be Eligible Accounts (except to the extent the related Mortgage Loan requires it to be held in an account that is not an Eligible Account) and shall be entitled "AMRESCO Management, Inc., as Master Servicer, in trust for LaSalle National Bank, as Trustee in trust for Holders of AMRESCO Commercial Mortgage Funding I Corporation, Mortgage Pass-Through Certificates, Series 1997-C1, and Various Mortgagors". Withdrawals from an Escrow Account may be made by the Master Servicer only:

              (i) to effect timely payments of items constituting Escrow Payments for the related Mortgaged Property;

              (ii) to transfer funds to the Collection Account to reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for any Advance relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder or late charges or other fees related thereto;

              (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

              (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

              (v) to pay from time to time to the related Mortgagor any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under law or by the terms of the Mortgage Loan, or otherwise to the Master Servicer; and

              (vi) to remove any funds deposited in an Escrow Account that were not required to be deposited therein.

       SECTION 3.5   Collection Account and Certificate Account.

       (a) The Master Servicer shall establish and maintain or cause to be established and maintained the Collection Account in the Trustee's name, for the benefit of the Certificateholders and the Trustee as the Holder of the REMIC I Regular Interests and REMIC II Regular Interests. The Collection Account shall be established and maintained as an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account within two Business Days of being posted by the Master Servicer, the following payments and collections received or made by it on or with respect to the Mortgage Loans, except that payments and collections received by the applicable Seller after the Cut-off Date, after application of all Monthly Payments due on or before such date, will be deposited in the Collection Account on the later of the Closing Date or the Business Day following the receipt thereof by the
Seller:

              (i) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments;

              (ii) all payments on account of interest on the Mortgage Loans and the interest portion of all Unscheduled Payments and all Prepayment Premiums and Yield Maintenance Charges;

              (iii) any amounts required to be deposited pursuant to Section 3.07(b), in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

              (iv) all Net REO Proceeds withdrawn from an REO Account pursuant to Section 3.17(b);

              (v) any amounts received from Mortgagors which represent recoveries of Property Protection Expenses, to the extent not permitted to be retained by the Master Servicer or the Special Servicer as provided herein or required to be deposited in an Escrow Account;

              (vi) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Master Servicer or Special Servicer, including, without limitation, proceeds of any repurchase of a Mortgage Loan pursuant to Section 2.03(b) hereof; and

              (vii) any Servicer Prepayment Interest Shortfalls for the next Distribution Date into the Collection Account on the Remittance Date.

       The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges (subject to Section 3.12 hereof), Assumption Fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable in accordance with Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

       (b) The Trustee shall establish and maintain the Certificate Account in the name of the Trustee, in trust for the benefit of the Certificateholders and the Trustee as the Holder of the REMIC I Regular Interests and REMIC II Regular Interests. The Certificate Account shall be established and maintained as an Eligible Account.

       (c) Funds in the Collection Account and the Certificate Account may only be invested in Permitted Investments in accordance with the provisions of
Section 3.07. The Master Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and shall notify the Trustee in writing prior to any subsequent change thereof.

       SECTION 3.6   Permitted Withdrawals from the Collection Account.

       The Master Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

              (i) to remit to the Trustee for deposit in the Certificate Account the amounts required to be deposited in the Certificate Account pursuant to Section 4.06;

              (ii) to pay or reimburse the Trustee, the Fiscal Agent and the Master Servicer for Advances (provided, that the Trustee and Fiscal Agent shall have priority with respect to such payment or reimbursement), the Master Servicer's right to reimburse any such Person pursuant to this clause (ii) being limited to either (x) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which such Advance was made, or (y) any other amounts in the Collection Account in the event that such Advances have been deemed to be Nonrecoverable Advances or are not reimbursed from recoveries in respect of the related Mortgage Loan or REO Property after a Final Recovery Determination;

              (iii) (A) to pay to the Master Servicer, the Trustee or the Fiscal Agent the Advance Interest Amount relating to P&I Advances, and
       (B) to pay to the Master Servicer, the Trustee or the Fiscal Agent any Advance Interest Amounts not relating to any P&I Advances (provided that in the case of both (A) and (B), the Trustee and the Fiscal Agent shall have priority with respect to such payments);

              (iv) to pay on or before each Remittance Date to the Master Servicer and the Special Servicer, as applicable, as compensation, the aggregate unpaid Servicing Compensation and Special Servicing Compensation, respectively, to be paid, in the case of the Servicing Fee, from interest received on the related Mortgage Loan, and in the case of the Special Servicing Fee and Principal Recovery Fee, as provided in Section 3.12, and to pay from time to time to the Master Servicer in accordance with Section 3.07(b) any interest or investment income earned on funds deposited in the Collection Account (the Master Servicer may rely on a certification of the Special Servicer as to amounts of Special Servicing Compensation to be withdrawn pursuant to this clause (iv)); provided, however, that the Servicing Compensation other than the Servicing Fee and the Special Servicing Compensation other than the Special Servicing Fee shall be paid to the Master Servicer and the Special Servicer, as applicable, only to the extent received, in accordance with Section 3.12;

              (v) to remit to the Certificate Account, an amount equal to the Trustee Fee in respect of the immediately preceding month to be paid from interest received on the related Mortgage Loan;

              (vi) to pay on or before each Distribution Date to the applicable Seller or other Originator, as the case may be, with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to Section 2.03(b) or Section 3.18 all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

              (vii) to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06, to reimburse or pay the Master Servicer, the Trustee, the Special Servicer, the Depositor or the Fiscal Agent, as applicable, for unpaid Servicing Compensation, Special Servicing Compensation and other unpaid items incurred by such Person pursuant to any provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent reimbursable under such Section, it being acknowledged that this clause (vii) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

              (viii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of any Mortgage Loan Seller under
       Section 7 of the related Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (viii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (iv) of the definition of Repurchase Price;

              (ix) to transfer to the Trustee for deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on REMIC I, REMIC II or REMIC III under the circumstances and to the extent described in Section 4.05;

              (x) to remit to SouthTrust any Retained Interest relating to the SouthTrust Loans and any SouthTrust Prepayment Premiums and SouthTrust Yield Maintenance Charges previously remitted by SouthTrust to the Master Servicer and not returned to SouthTrust, and to remit any Retained Interest relating to the Ordway Loan to the rightful owner of such Retained Interest;

              (xi) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and

              (xii)  to clear and terminate the Collection Account pursuant to
       Section 9.01.

       The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to clauses (ii)-(viii) and (x) above.

       The Master Servicer shall pay to the Trustee, the Fiscal Agent or the Special Servicer from the Collection Account (to the extent permitted by clauses (i)-(viii) above) amounts permitted to be paid to the Trustee, the Fiscal Agent or the Special Servicer therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee or the Fiscal Agent or a certificate of a Servicing Officer, as applicable, describing the item and amount to which such Person is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

       The Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Compensation (including investment income), or Trustee Fees, Special Servicing Compensation, Advances, Advance Interest Amounts, their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Master Servicer or the Special Servicer, as applicable) and any federal, state or local taxes imposed on any of REMIC I, REMIC II or REMIC III.

       SECTION 3.7 Investment of Funds in the Collection Account, the REO Account, the Lock-Box Accounts, the Cash Collateral Accounts and the Reserve Accounts.

       (a) The Master Servicer (or with respect to any REO Account, the Special Servicer), may direct any depository institution maintaining the Collection Account, any Mortgagor Accounts (subject to the second succeeding sentence) and any REO Account (each, for purposes of this Section 3.07, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement, but in no event having a maturity date in excess of 365 days from inception. Any direction by the Master Servicer, the Special Servicer, or subservicer to invest funds on deposit in an Investment Account shall be in writing. In the case of any Escrow Account, Lock-Box Account, Cash Collateral Account or Reserve Account (the "Mortgagor Accounts"), the Master Servicer shall act upon the written request of the related Mortgagor or Manager to the extent the Master Servicer is required to do so under the terms of the respective Mortgage Loan or related documents, provided that in the absence of appropriate written instructions from the related Mortgagor or Manager meeting the requirements of this Section 3.07, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the control of the Master Servicer (or the Special Servicer, with respect to any REO Accounts), as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Master Servicer or, with respect to REO Accounts, the Special Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Master Servicer or the Special Servicer or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Master Servicer shall have no responsibility or liability with respect to the investment directions of the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (or the Special Servicer, as applicable) shall:

              (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

              (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer (or the Special Servicer as applicable) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

       (b) All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Master Servicer (except as provided in the SouthTrust Subservicing Agreement and except with respect to the investment of funds deposited in (i) any Mortgagor Account, which shall be for the benefit of the related Mortgagor to the extent required under the Mortgage Loan or applicable law, or (ii) any REO Account, which shall be for the benefit of the Special Servicer), and, if held in the Collection Account or REO Account shall be subject to withdrawal by the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 or Section 3.17(b) or the SouthTrust Subservicing Agreement, as applicable. The Master Servicer (or with respect to any REO Account, the Special Servicer) shall deposit from its own funds into the Collection Account or any REO Account, as applicable, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss; provided, however, that the Master Servicer or the Special Servicer, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Master Servicer shall also deposit from its own funds in any Mortgagor Account the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested for the benefit of the Mortgagor under the terms of the Mortgage Loan or applicable law.

       (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing greater than 50% of the Percentage Interests of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Master Servicer, or Special Servicer, as applicable, may take such action at its own cost and expense.

       SECTION 3.8 Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage.

       (a) Consistent with the Servicing Standard, the Master Servicer on behalf of the Trustee, as mortgagee, shall cause the related Mortgagor to maintain, to the extent required by each Mortgage Loan (other than REO Mortgage Loans), and if the Mortgagor does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates, (i) fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (A) one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment, (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (B) the outstanding principal balance of the related Mortgage Loan or such greater amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer and provided such policy shall include a "replacement cost" rider and (ii) such other insurance as is required in the related Mortgage Loan. Consistent with the Special Servicing Standard, the Special Servicer shall maintain, to the extent available at commercially reasonable rates, fire and hazard insurance with extended coverage on each REO Property (subject to the provisions of this Agreement concerning Nonrecoverable Advances) in an amount which is at least equal to one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation. If the Special Servicer does not maintain the insurance described in the preceding sentence or the required flood insurance described below, the Master Servicer shall, as soon as practicable after receipt of notice of such failure, maintain such insurance, and if the Master Servicer does not maintain such insurance, the insurance required in the first sentence of this Section 3.08(a) or the required flood insurance described below (if the related Mortgagor fails to maintain such insurance), the Trustee shall, as soon as practicable after receipt of notice of such failure, maintain such insurance, provided that, in each such case, such obligation will be subject to the provisions of this Agreement concerning Nonrecoverable Advances. Consistent with the Special Servicing Standard, the Special Servicer shall maintain, to the extent available at commercially reasonable rates, with respect to each REO Property (i) public liability insurance providing such coverage against such risks as the Special Servicer determines, consistent with the related Mortgage and the Special Servicing Standard, to be in the best interests of the Trust Fund, (ii) insurance providing coverage against 24 months of rent interruptions and (iii) such other insurance as was required pursuant to the terms of the related Mortgage Loan. All insurance required to be maintained in compliance with this Section 3.08(a) shall be from a Qualified Insurer, so long as such requirement is not inconsistent with the applicable Loan Documents. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts required to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Mortgagor in accordance with the terms of the related Mortgage) shall be deposited into the Collection Account pursuant to Section 3.05, subject to withdrawal pursuant to Section
3.06. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no other additional insurance other than flood insurance or earthquake insurance subject to the conditions set forth below is to be required of any Mortgagor or to be maintained by the Master Servicer other than pursuant to the terms of the related Mortgage and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property (other than an REO Property) is located in a federally designated special flood hazard area, the Master Servicer will use its best efforts to cause the related Mortgagor to maintain, to the extent required by each Mortgage Loan, and if the related Mortgagor does not so maintain, will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If an REO Property
(i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination and continues to be available at commercially reasonable rates, the Special Servicer will obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) flood insurance and/or earthquake insurance in respect thereof providing substantially the same coverage as described in the preceding sentences or, with respect to earthquake insurance, in the amount required by the Mortgage Loan or, if not specified, in-place at origination. In the case of any insurance otherwise required to be maintained pursuant to this Section that is not being so maintained because the Master Servicer or the Special Servicer, as applicable, has determined that it is not available at commercially reasonable rates, the Master Servicer or the Special Servicer, as applicable, shall deliver an Officer's Certificate to the Trustee and each Rating Agency which details the steps that were taken in seeking such insurance and the factors which led to the determination that such insurance was not so available. Costs to the Master Servicer or Special Servicer of maintaining insurance policies pursuant to this Section 3.08 shall be paid by the Master Servicer as a Property Advance and shall be reimbursable to the Master Servicer with interest at the Advance Rate, which reimbursement may be effected under
Section 3.06(ii) or (vii).

       The Master Servicer (or the Special Servicer, with respect to the Specially Serviced Mortgage Loans) agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under each related insurance policy maintained pursuant to this Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

       All insurance policies required hereunder shall name the Trustee or the Master Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee (or owner with respect to REO Property), as loss payee.

       (b)    (I)    If the Master Servicer or the Special Servicer, as
       applicable, obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related Mortgagor has not maintained insurance required by the related Mortgage Loan or on all of the REO Properties, as the case may be, it shall conclusively be deemed to have satisfied its respective obligations concerning the maintenance of insurance coverage set forth in Section 3.08(a). Any such blanket insurance policy shall be maintained with a Qualified Insurer. A blanket insurance policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions of
       Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard or the Special Servicing Standard, as applicable. In connection with its activities as Master Servicer or Special Servicer hereunder, as applicable, the Master Servicer or the Special Servicer, respectively, agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

              (II) If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, such policy shall be issued by a Qualified Insurer and provide no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to
       Section 3.08(a) in which case the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its respective obligations to maintain insurance pursuant to Section 3.08(a). Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard or the Special Servicing Standard, as applicable.

       (c) The Master Servicer and the Special Servicer shall each maintain a fidelity bond in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers. The Master Servicer and the Special Servicer each shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer and the Special Servicer, as applicable. In addition, the Master Servicer and the Special Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans hereunder in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers. The Master Servicer shall cause each and every subservicer for it to maintain, or cause to be maintained by any agent or contractor servicing any Mortgage Loan on behalf of such subservicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Master Servicer pursuant to this Section 3.08(c). All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.08(c) shall be issued by a Qualified Insurer.

       SECTION 3.9   Enforcement of Due-On-Sale Clauses; Assumption Agreements.

       (a) If any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

              (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

              (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or Special Servicer, as applicable, on behalf of the Trust Fund shall enforce such due-on-sale clause and in connection therewith shall
(a) accelerate payments thereon or (b) withhold its consent to such an assumption to the extent permitted under the terms of the related Mortgage Loan only if (x) such provision is exercisable under applicable law or such exercise is not reasonably likely to result in meritorious legal action by the Mortgagor and (y) the Master Servicer or Special Servicer, as applicable, determines, in accordance with the Servicing Standard or the Special Servicing Standard, as applicable, that such enforcement or the withholding of such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Interest Rate) than would a waiver of such clause. If the Master Servicer or Special Servicer, as applicable, determines that such enforcement or the withholding of such consent would not be likely to result in a greater recovery, the Master Servicer or Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the Person to whom the related Mortgaged Property has been or is about to be conveyed, and to release the original Mortgagor from liability upon the Mortgage Loan and substitute the new Mortgagor as obligor thereon provided that
(A) the credit status of the prospective new Mortgagor is in compliance with the Master Servicer's or Special Servicer's regular commercial mortgage origination or servicing standards and criteria (as evidenced in writing by the Master Servicer or Special Servicer) and the terms of the related Mortgage and
(B) for individual Mortgage Loans, groups of Mortgage Loans to a single Mortgagor or groups of cross-collateralized, cross-defaulted Mortgage Loans, in any such case with an aggregate unpaid principal balance in excess of 5% of the aggregate principal balance of the Mortgage Loans as of the Closing Date, the Master Servicer or the Special Servicer, as applicable, has received written confirmation from the Rating Agencies that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. The Master Servicer or Special Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such agreement, which copies shall be added to the related Mortgage Loan File and shall, for all purposes, be considered a part of such Mortgage Loan File to the same extent as all other documents and instruments constituting a part thereof.

       (b) If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

              (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or

              (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property,

       then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, shall (x) enforce such due-on-encumbrance clause and accelerate the payments thereon or (y) consent to the creation of any such lien or other encumbrance only if the Master Servicer or Special Servicer, as applicable, (1) determines, in accordance with the Servicing Standard or Special Servicing Standard, as applicable, that such consent would be in the best interests of the Trust Fund and (2) receives prior written confirmation from the Rating Agencies stating that such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

       (c) Nothing in this Section 3.09 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

       (d) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Mortgage Loan or the related Mortgage Note, other than pursuant to Section 3.29.

       SECTION 3.10  Appraisals; Realization Upon Defaulted Mortgage Loans.

       (a) Contemporaneously with the earliest of (i) the effective date of any (A) modification of a Mortgage Interest Rate, principal balance or amortization terms of any Mortgage Loan, or any other term of a Mortgage Loan,
(B) extension of the Maturity Date of a Mortgage Loan as described below in
Section 3.29(c), or (C) consent to the release of any Mortgaged Property from the lien of the related Mortgage other than pursuant to the terms of the related Mortgage Loan, (ii) the occurrence of any Collateral Value Adjustment Event, (iii) a default in the payment of a Balloon Payment, or (iv) the date on which the Special Servicer, consistent with the Special Servicing Standard determines that an Updated Appraisal should be obtained, the Special Servicer shall obtain an Updated Appraisal; provided, however, that the Special Servicer shall not be required to obtain an Updated Appraisal pursuant to clauses (i) through (iii) above with respect to any Mortgaged Property for which there exists an appraisal which is less than twelve months old; provided, further, that if either the Special Servicer or an Affiliate thereof owns more than 51% of the Most Subordinate Class of Certificates then outstanding, then the Trustee shall obtain such Updated Appraisal. Upon the occurrence of any event giving rise to a subsequent Collateral Value Adjustment (including the Delinquency referred to in the definition of Collateral Value Adjustment Event) more than twelve months after an appraisal was obtained with respect to a previous Collateral Value Adjustment, the Special Servicer will order a new Updated Appraisal as described above, within 30 days of the occurrence of any such event giving rise to a subsequent Collateral Value Adjustment and will adjust the amount of the Collateral Value Adjustment in accordance therewith. The Special Servicer shall obtain letter updates to each Updated Appraisal annually and prior to the Special Servicer granting extensions beyond one year or any subsequent extension after granting a one year extension with respect to the same Mortgage Loan; for so long as any Mortgage Loan for which an Updated Appraisal has been obtained is included in the Trust Fund, the Special Servicer shall obtain a new Updated Appraisal with respect to an Updated Appraisal which is more than three years old.

       (b) Upon the occurrence of a material default under a Specially Serviced Mortgage Loan, except as otherwise specifically provided in Section 3.09(a) and (b), the Special Servicer may, consistent with the Special Servicing Standard, accelerate such Specially Serviced Mortgage Loan and elect to sell such Specially Serviced Mortgage Loan or commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided, that, the Special Servicer determines that such sale or acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders on a present value basis (discounting at the related Mortgage Interest Rate) than would a waiver of such default or an extension or modification in accordance with the provisions of Section 3.29 hereof. In connection with any sale or foreclosure or other acquisition, the Master Servicer shall pay the costs and expenses in any such proceedings as an Advance unless the Master Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Sections 3.06(ii), (iii) and (vii). If the Master Servicer determines that any such Advance would be a Nonrecoverable Advance, the Special Servicer may, consistent with the Special Servicing Standard, determine to pay any such costs it deems necessary to minimize the Realized Losses related to such Mortgage Loan, and such costs shall be an expense of the Trust Fund.

       (c) If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officers' Certificate delivered to the Trustee.

       (d) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee (which shall not include the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee as holder of the REMIC I Regular Interests, REMIC II Regular Interests and Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an REO Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such REO Mortgage Loan shall be considered to be an outstanding Mortgage Loan:

              (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and, for purposes of determining the Scheduled Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title remain in effect; and

              (ii) Subject to Section 1.02(b), Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Mortgage Note in accordance with the terms of such Mortgage Note. In the absence of such terms, Net REO Proceeds shall be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that the related REO Property was acquired by the Trust Fund; second in respect of the delinquent principal installments that remained unpaid on such date;

       and thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Mortgage Note and such amortization schedule until such principal has been paid in full and then to other amounts due under such Mortgage Loan. If such Net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

       (e) Notwithstanding any provision herein to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

              (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

              (ii) the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such personal property by REMIC I will not cause the imposition of a tax on REMIC I, REMIC II or REMIC III under the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

       (f) Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Mortgagor pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such partnership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on REMIC I, REMIC II or REMIC III under the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

       (g) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership interest in any Mortgagor pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, or otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Special Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

              (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

              (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

       In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

       (h) The environmental assessment contemplated by Section 3.10(g) shall be prepared within three months of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Special Servicing Standard. The Master Servicer shall advance the cost of preparation of such environmental assessments unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in the manner set forth in Section 3.06. If the Master Servicer determines that any such Advance would be a Nonrecoverable Advance, the Special Servicer may, consistent with the Special Servicing Standard, determine to pay such costs of preparation as it deems necessary to minimize the Realized Losses related to such Mortgage Loan, and such costs shall be an expense of the Trust Fund.

       (i) If the Special Servicer determines pursuant to Section 3.10(g)(i) that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(g)(ii) that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund to take such action with respect to the investigation, testing, monitoring, containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund, but only if the Trustee has mailed notice to the Holders of the Certificates of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Trustee does not receive, within 30 days of such notification, instructions from the Holders of greater than 50% of the aggregate Voting Rights of such Classes directing the Special Servicer not to take such action. Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Mortgage Property would result from the presence of such Hazardous Materials and provides a prior written statement to the Trustee setting forth the basis for such determination, then the Special Servicer may take such action to remedy such condition as may be consistent with the Special Servicing Standard. None of the Trustee, the Master Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(i) at the direction of the Certificateholders unless the Certificateholders agree to indemnify the Trustee, the Master Servicer and the Special Servicer with respect to such action or inaction.

       (j) The Special Servicer shall report to the IRS and to the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed or regarding any cancellation of indebtedness with respect to any Mortgage Loan. The Special Servicer shall deliver a copy of any such report to the Trustee and the Master Servicer.

       (k)    The costs of any Updated Appraisal obtained pursuant to this
Section 3.10 shall be paid by the Master Servicer as an Advance and shall be reimbursable from the Collection Account (or from the Cash Collateral Account to the extent Advances are otherwise reimbursable therefrom pursuant to this
Section 3.10).

       SECTION 3.11  Trustee to Cooperate; Release of Mortgage Loan Files.

       Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee or the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.05 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage Loan File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

       From time to time upon request of the Master Servicer or the Special Servicer and delivery to the Trustee and the Custodian of a Request for Release, the Trustee shall promptly cause the Custodian to release the Mortgage Loan File (or any portion thereof) designated in such Request for Release to the Master Servicer or Special Servicer, as applicable. Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan into an REO Property, receipt by the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Custodian shall deliver a copy of the Request for Release to the Master Servicer or Special Servicer, as applicable.

       Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

       SECTION 3.12 Master Servicing Fees, Trustee Fees and Special Servicing Compensation.

       (a) As compensation for its activities hereunder, the Master Servicer shall be entitled with respect to each Mortgage Loan to the Servicing Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iv). The Master Servicer's rights to the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. In addition, the Master Servicer shall be entitled to receive, as additional Servicing Compensation, to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges (to the extent not allocable to pay Advance Interest Amounts with respect to P&I Advances made in respect of the related Mortgage Loan), Assumption Fees, loan service transaction fees, loan modification fees, extension fees, beneficiary statement charges, demand charges, amounts collected for checks returned for insufficient funds, and any similar items (but not including any Prepayment Premiums) in each case to the extent received, or to the extent actually paid by a Mortgagor, with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, and not required to be deposited or retained in the Collection Account pursuant to Section 3.05; the Master Servicer shall also be entitled pursuant to, and to the extent provided in, Sections 3.06(iv) and 3.07(b) to withdraw from the Collection Account and to receive from any Mortgagor Accounts (to the extent not payable to the related Mortgagor under the Mortgage Loan or applicable law), any interest or other income earned on deposits therein; the Master Servicer shall also be entitled to receive (a) Prepayment Interest Excesses (as set forth in the following paragraph), and (b) any Default Interest actually collected on the Mortgage Loans, but only to the extent that
(1) such Default Interest is allocable to the period (not to exceed 60 days) when the related Mortgage Loan did not constitute a Specially Serviced Mortgage Loan or REO Property and such Mortgage Loan does not become a Specially Serviced Mortgage Loan and (2) such Default Interest is not allocable to pay any portion of interest accrued on P&I Advances made in respect of the related Mortgage Loan.

       Notwithstanding anything set forth in this Agreement, the Master Servicer's compensation for the period ending on a Distribution Date shall be reduced (but not below zero) by an amount equal to the Servicer Prepayment Interest Shortfall. The Master Servicer shall be entitled to retain on any Distribution Date any excess of all Prepayment Interest Excesses for such Distribution Date over all Prepayment Interest Shortfalls for such Distribution Date.

       As compensation for its activities hereunder on each Distribution Date, the Trustee shall be entitled with respect to each Mortgage Loan to the Trustee Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(v). The Trustee shall pay the routine fees and expenses of the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent. The Trustee's rights to the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee's responsibilities and obligations under this Agreement.

       Except as otherwise provided herein, the Master Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any subservicers retained by it. Except as otherwise provided herein, the Trustee shall pay all expenses incurred by it in connection with its activities hereunder.

       (b) As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Mortgage Loan to the Special Servicing Fee, which shall be payable only from amounts received in respect of each Specially Serviced Mortgage Loan, or following a liquidation in which Net Liquidation Proceeds are insufficient to pay accrued Special Servicing Fees, from funds on deposit in the Collection Account as set forth in Section 3.06(iv). In addition, the Special Servicer shall be entitled to, with respect to any Specially Serviced Mortgage Loan (other than an extended Balloon Loan) that is liquidated or restored to a performing status for at least three consecutive months, a Principal Recovery Fee, which fee shall be payable from amounts on deposit in the Collection Account actually received in respect of such Specially Serviced Mortgage Loan. The Special Servicer's rights to the Special Servicing Fee and Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Loan Documents, any Assumption Fees, extension fees and modification fees received on or with respect to any Specially Serviced Mortgage Loan. The Special Servicer shall also be entitled to late payment charges and Default Interest paid by the Mortgagors on Specially Serviced Mortgaged Loans, but only to the extent such amounts are not needed to pay interest on P&I Advances in respect of the related Mortgage Loan.

       Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

       (c) The Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee shall be entitled to reimbursement from the Trust Fund for the costs and expenses incurred by them in the performance of their duties under this Agreement which are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Updated Appraisals and appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(vii).

       (d) No provision of this Agreement or of the Certificates shall require the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent to expend or risk their own funds that are reimbursable pursuant to this Agreement or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder that is subject to reimbursement pursuant to the Agreement, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Master Servicer, Special Servicer, Trustee or Fiscal Agent, as the case may be, repayment of such funds intended to be so reimbursed would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans, or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

       If the Master Servicer, the Special Servicer or the Trustee receives a request or inquiry from a Mortgagor, any Certificateholder or any other Person the response to which would, in the Master Servicer's or the Trustee's good faith business judgment require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer or the Trustee, the cost of which would not be an expense of the Trust Fund hereunder, then the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless the Mortgagor or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Master Servicer's, the Special Servicer's or the Trustee's expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

       SECTION 3.13  Reports to the Trustee; Collection Account Statements.

       (a) The Master Servicer shall deliver to the Trustee, the Fiscal Agent and the Special Servicer, no later than 1:00 p.m. Central time on the Business Day prior to each Remittance Date prior to each Distribution Date, the Servicer Remittance Report with respect to the related Distribution Date (which shall include, without limitation, the Available Distribution Amount for such related Collection Period) including a written statement of anticipated P&I Advances for the related Distribution Date, provided, that preliminary reports containing information regarding the activity occurring in the related Collection Period shall be delivered on or before the third Business Day preceding the related Distribution Date. The Master Servicer's responsibilities under this Section 3.13(a) with respect to REO Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.26.

       (b) For so long as the Master Servicer makes deposits into and withdrawals from the Collection Account, not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on the last Business Day of the related Collection Period and showing the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.05 and each category of withdrawal specified in Section 3.06 for the related Collection Period. The Trustee and its agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Master Servicer solely relating to the Mortgage Loans and the performance of its duties hereunder.

       (c) The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement.

       SECTION 3.14  Annual Statement as to Compliance.

       The Master Servicer and the Special Servicer (the "reporting person") each shall deliver to the Trustee, the Depositor and to the Rating Agencies on or before April 30 of each year, beginning with April 30, 1998, an Officer's Certificate stating, as to each signatory thereof, (i) that a review of the activities of the reporting person during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, the reporting person has fulfilled all of its obligations under this Agreement throughout such year (or such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto, (iii) that, to the best of such officer's knowledge, each related subservicer has fulfilled its obligations under its subservicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of REMIC I, REMIC II or REMIC III as a REMIC from the IRS or any other governmental agency or body.

       SECTION 3.15  Annual Independent Public Accountants' Servicing Report.

       On or before April 30 of each year, beginning with April 30, 1998, the Master Servicer and the Special Servicer (the "reporting person") each at the reporting person's expense shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants to furnish a statement (an "Accountant's Statement") to the Trustee, the Depositor and to the Rating Agencies, to the effect that (i) it has obtained from the Master Servicer or the Special Servicer, as the case may be, a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as the case may be, which includes an assertion that the Master Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system with respect to the servicing of the Mortgage Loans and has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's or the Special Servicer's, as the case may be, servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm substantially in accordance with generally accepted auditing standards established by the American Institute of Certified Public Accountants, such assertion is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such statement) with respect to those subservicers. Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in Section 3.22 hereof. With respect to any electronic version of an Accountant's Statement prepared by the reporting person, the reporting person shall receive written confirmation from the related accountants

       SECTION 3.16  Access to Certain Documentation.

       The Master Servicer (and the subservicer pursuant to the SouthTrust Subservicing Agreement) and Special Servicer shall provide to any Certificateholders that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the Office of Thrift Supervision and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, Office of Thrift Supervision or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer and Special Servicer. Nothing in this Section 3.16 shall detract from the obligation of the Master Servicer (and the subservicer pursuant to the SouthTrust Subservicing Agreement) and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Mortgagors, and the failure of the Master Servicer (and the subservicer) and Special Servicer to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

       SECTION 3.17 Title and Management of REO Properties and REO Account Properties.

       (a) In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee (which shall not include the Master Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property within two years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer on behalf of REMIC I has applied for an extension of such two-year period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such REO Property within the applicable extension period or (ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (which opinion shall be an expense of the Trust Fund), addressed to the Special Servicer and Trustee, to the effect that the holding by the Trust Fund of such REO Property for an additional specified period will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which event such two-year period shall be extended by such additional specified period subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property held by the Trust Fund prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18 hereof. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a)).

       (b) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Special Servicer manages and operates similar property owned or managed by the Special Servicer or any of its Affiliates, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders, and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards. The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "Midland Loan Services, L.P. in trust for LaSalle National Bank, as Trustee, in trust for Holders of AMRESCO Commercial Mortgage Funding I Corporation, Mortgage Pass-Through Certificates, Series 1997-C1, REO Account." The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.07(b). The Special Servicer shall deposit or cause to be deposited in the REO Account within one Business Day after receipt all revenues received by it with respect to any REO Property (other than Liquidation Proceeds), and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

              (i) all insurance premiums due and payable in respect of any REO Property;

              (ii) all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

              (iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property; and

              (iv) any taxes imposed on REMIC I, REMIC II or REMIC III in respect of net income from foreclosure property in accordance with
       Section 4.05.

       To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above, the Special Servicer shall provide written notice of such shortfall to the Master Servicer at least five Business Days prior to the date that such amounts are due (or, in the event that the Special Servicer determines, in accordance with the Special Servicing Standard, that an emergency exists requiring immediate payment of any amount described in clauses (i) - (iii), such notice shall be provided at least two Business Days prior to such date). If such notice is provided in accordance with the preceding sentence, the Master Servicer shall advance the amount of such shortfall unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. If the Master Servicer fails to make any such Advance in violation of the immediately preceding sentence, the Trustee shall make such Advance; and if the Trustee fails to make any such Advance, the Fiscal Agent shall make such Advance, unless in either case, the Trustee or the Fiscal Agent determines that such Advance would be a Nonrecoverable Advance. The

Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that an Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall be subject to the standards applicable to the Master Servicer hereunder. The Master Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent set forth in Section
3.06. The Special Servicer shall withdraw from each REO Account and remit to the Master Servicer for deposit into the Collection Account on a monthly basis three Business Days prior to the related Remittance Date the Net REO Proceeds received or collected from each REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

       Notwithstanding the foregoing, the Special Servicer shall not:

              (i) permit the Trust Fund to enter into, renew or extend any New Lease, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

              (ii) permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

              (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

              (iv) Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

       unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer and the Trustee (which opinion shall be an expense of the Trust Fund) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

       The Special Servicer shall be required to contract with an Independent Contractor, the fees and expenses of which shall be an expense of the Trust Fund and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

              (i) the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

              (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

              (iii) none of the provisions of this Section 3.17(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

              (iv) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

       The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

       (c) The Special Servicer shall notify the Depositor, the Master Servicer and the Trustee hereto of the results of each appraisal obtained pursuant to Section 3.10.

       (d) When and as necessary, the Special Servicer shall send to the Trustee a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

       SECTION 3.18  Sale of Specially Serviced Mortgage Loans and REO
                     Properties.

       (a) With respect to any Specially Serviced Mortgage Loan or REO Property which the Special Servicer has determined to sell in accordance with
Section 3.10, the Special Servicer shall deliver to the Trustee an Officers' Certificate to the effect that pursuant to Section 3.10, the Special Servicer has determined to sell such Specially Serviced Mortgage Loan or REO Property in accordance with this Section 3.18. The Special Servicer may then offer to sell to any Person any Specially Serviced Mortgage Loan or any REO Property or, subject to the following sentence, purchase any such Specially Serviced Mortgage Loan or REO Property (in each case at the Repurchase Price therefor), but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in Section 3.17(a). The Special Servicer shall deliver such Officers' Certificate and give the Trustee not less than ten Business Days prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer (of at least three offers) received from any Person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price therefor or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at the Repurchase Price.

       In the absence of any such offer or purchase by the Special Servicer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price, as determined in accordance with Section 3.18(b), for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a Person other than an Interested Person, or is determined to be a fair price by the Trustee in accordance with
Section 3.18(b), if the highest offeror is an Interested Person; provided, that the Trustee shall be entitled to engage, at the expense of the Trust Fund, an Independent appraiser to determine whether the highest offer is a fair price and, further provided, that if the highest offeror is an Interested Person such offer shall not be accepted if it is less than the Repurchase Price, unless the Rating Agencies have confirmed, in writing, that such acceptance will not, in itself, result in the qualification, downgrade or withdrawal of the then-current ratings assigned to the Certificates. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer or purchase any Specially Serviced Mortgage Loan or any REO Property pursuant hereto.

       The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Special Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Special Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not an Affiliate of the Special Servicer. In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the two-year period referred to in Section 3.17(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such two-year period in the manner described in Section 3.17(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Special Servicing Standard, to sell any REO Property prior to the Rated Final Distribution Date.

       (b) In determining whether any offer received from an Interested Person represents a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Trustee may conclusively rely on the opinion of an Independent appraiser or other expert in real estate matters retained by the Trustee at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer (if the highest offeror is not an Interested Person) or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, any Updated Appraisal previously obtained, the period and amount of any delinquency on the affected Specially Serviced Mortgage Loan, the physical (including environmental) condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the time period specified in Section 3.17(a).

       (c) Subject to the provisions of Section 3.17, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Specially Serviced Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Fiscal Agent, the Depositor, the Master Servicer, the Special Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund), and, if such sale is consummated in accordance with the duties of the Special Servicer, the Master Servicer, the Depositor, the Fiscal Agent and the Trustee pursuant to the terms of this Agreement, no such Person who so performed shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or, if the offeror is an Interested Person, the Trustee.

       (d) The Special Servicer shall file information returns regarding the abandonment or foreclosure of Mortgaged Properties with IRS at the time and in the manner required by the Code.

       (e) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly, and in any event within one Business Day following receipt thereof, deposited in the Collection Account in accordance with Sections 3.05(a)(i) and (ii).

       SECTION 3.19 Additional Obligations of the Master Servicer and Special Servicer; Inspections.

       The Master Servicer shall inspect or cause to be inspected (at its own expense) each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property securing a Mortgage Note with a Scheduled Principal Balance (or in the case of a Mortgage Note secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing as of July 1997 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Master Servicer will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of the Certificates), provided, that if any Mortgage Loan
(a) becomes a Specially Serviced Mortgaged Loan, or (b) has a debt service coverage ratio of less than 1.0, each related Mortgaged Property shall be inspected by the Special Servicer as soon as practicable and thereafter at least every 12 months for so long as any Monthly Payment with respect to such Mortgage Loan remains delinquent.

       SECTION 3.20  Authenticating Agent.

       The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

       Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

       The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 3.20, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer and the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 3.20.

       The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Trustee.

       SECTION 3.21  Appointment of Custodians.

       The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least "BBB" from Fitch and S&P, unless the Trustee shall have received prior written confirmation from each Rating Agency that the appointment of such Custodian would not cause such Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.07. Each Custodian shall keep in force during the term of the applicable Custodial Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations under such Custodial Agreement in the form and amount that would meet the custodial requirements of prudent institutional commercial mortgage lenders and loan servicers. Any compensation paid to the Custodian shall be an unreimbursable expense of the Trustee. The Trustee shall serve as the initial Custodian.

       SECTION 3.22 Reports to the Securities and Exchange Commission; Available Information.

       (a) Promptly following December 31, 1997, the Master Servicer shall file a Form 15 with the Commission and send a copy thereof to the Trustee. Prior to the effective date of such filing, the Master Servicer shall prepare and sign on behalf of the Trust Fund any and all Exchange Act Reports; provided, however, that the Depositor shall prepare, sign and file with the Commission the initial Form 8-K relating to the Trust Fund. Each Exchange Act Report consisting of a Monthly Distribution Statement and any Special Event Report shall be prepared as an exhibit or exhibits to a Form 8-K. Each Exchange Act Report consisting of an Annual Report on Form 10-K shall identify the aggregate number of Holders of Public Certificates and Direct Participants holding positions in Public Certificates as of December 31 (or the nearest Business Day if such date is not a Business Day) of the related year. For each Exchange Act Report, the Master Servicer shall prepare (i) a manually-signed paper version of such report and (ii) an electronic version of such report, which version shall be prepared as a Microsoft Word for Windows file (or in such other format as the Trustee and the Master Servicer may agree), provided, that, with respect to the electronic version of each Exchange Act Report consisting of a Monthly Distribution Statement, the Master Servicer need only deliver an electronic version of the related Form 8-K and the Trustee shall attach an electronic version of the related Monthly Distribution Statement thereto as an exhibit. For as long as such filings are required, Exchange Act Reports consisting of (i) a Monthly Distribution Statement shall be delivered within ten days after the related Distribution Date; and (ii) a Special Event Report shall be delivered within ten days after the occurrence of an event being reported or the date on which the Master Servicer has knowledge of the occurrence of such event, whichever is later. Electronic versions of each Exchange Act Report shall be delivered by the Trustee, with respect to the Monthly Distribution Statement, or the Master Servicer, with respect to Special Event Reports, to the Depositor on a computer diskette (delivered by courier in packaging designed to shield such diskette from damage in transmission) or by means of electronic data transfer system mutually agreed upon by the Depositor, the Trustee and the Master Servicer. Manually-signed copies of each Exchange Act Report shall be delivered to the Depositor to the address shown in this Agreement (or such other Persons as are designated in writing by the Depositor), with a copy to the Trustee. The Depositor shall file each Exchange Act Report with the Commission by means of the EDGAR system no later than five Business Days after receipt thereof from the Master Servicer.

       The Depositor shall pay any expenses (including attorney's fees and filing fees) incurred in connection with the preparation of any Exchange Act Report for filing by means of the EDGAR system.

       If information for any Exchange Act Report is incomplete by the date on which such report is required to be delivered to the Depositor hereunder, the Master Servicer shall prepare and execute a Form 12b-25 under the Exchange Act and shall deliver an electronic version of such form to the Depositor for filing electronically. The Depositor shall file such electronic version no later than the date on which the related Exchange Act Report is required to be filed under the Exchange Act. The Master Servicer shall deliver the related report in electronic form to the Depositor when such information is available and such completed report shall be filed electronically by the Depositor in the manner provided above. If the Depositor experiences unanticipated technical difficulties preventing the timely preparation and submission of any electronic filing of an Exchange Act Report, the Depositor shall file such Exchange Act Report, under cover of Form TH, in paper format no later than one Business Day after the date on which such Exchange Act Report was required to be filed under the Exchange Act and shall file the related Exchange Act Report as soon as reasonably practicable thereafter.

       None of the Master Servicer, the Special Servicer and the Trustee shall file a Form ID with respect to the Depositor.

       For as long as the Trust Fund is required to file Exchange Act Reports, the Trustee shall solicit any and all proxies of the Certificateholders in accordance with the Exchange Act and this Agreement whenever such proxies are required to be solicited pursuant to this Agreement or applicable law.

       (b) For as long as the Trust Fund is required to file Exchange Act Reports, the Master Servicer shall promptly prepare a report (each, a "Special Event Report") reporting (i) any notice from a Mortgagor or insurance company, or any knowledge otherwise obtained, regarding an upcoming voluntary or involuntary prepayment (including that resulting from a casualty or condemnation); provided that a request by a Mortgagor or other Person for a quotation of the amount necessary to satisfy all obligations with respect to a Mortgage Loan shall not, in and of itself, be deemed to be such notice; (ii) any imminent or actual default on a Mortgage Loan that results or which the Master Servicer, after consultation with the Special Servicer, reasonably believes is likely to result in the acceleration of the indebtedness due under such Mortgage Loan; (iii) the results of any property inspection which has revealed any material damage or deterioration or the presence of any environmental condition with respect to any Mortgaged Property; (iv) any notice from a Mortgagor, or any knowledge otherwise obtained, regarding any litigation involving such Mortgagor or any related Mortgaged Property which the Master Servicer reasonably believes is likely to have an adverse effect on the Mortgaged Property or the ability of such Mortgagor to pay the amounts due under the related Mortgage Loan; (v) any notice received from a Mortgagor, Manager or tenant of a Mortgaged Property, or any knowledge otherwise obtained, regarding the material default of such tenant under the terms of its lease or early termination by either the tenant or the Mortgagor of such lease, the bankruptcy of such tenant or its direct or indirect parent, or the loss of a license or permit relating to the Mortgaged Property; (vi) any amendment, modification or waiver of a material provision of a Mortgage Loan; (vii) any event of which the Master Servicer has actual knowledge (other than an event covered by clause (i)) which would result in the release of any part of the Mortgaged Property; provided, however, that in the event that the Master Servicer after consulting with the Depositor and the Special Servicer determines in its good faith judgment that any of the preceding items will not materially affect the interests of the Certificateholders, the Master Servicer shall omit such item from the reporting obligation described above.

       The Special Servicer shall report to the Master Servicer any circumstance which, in the reasonable judgment of the Special Servicer constitutes one of the foregoing events within five Business Days of the Special Servicer having knowledge of such circumstance. In addition, in connection with their servicing of the Mortgage Loans, the Master Servicer and the Special Servicer shall provide to each other and to the Trustee written notice of any other known event with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer, respectively, determines would have a material adverse effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

       (c) The Special Servicer shall collect all information available pursuant to the Specially Serviced Mortgage Loans and shall furnish such information, without modification, interpretation or analysis (except that the Special Servicer will use its best efforts to isolate management fees and funded reserves from Mortgagor reported expenses, if necessary), to the Master Servicer on or prior to the tenth day of each month with respect to information relating to the prior month and in a form sufficient to permit the Master Servicer to fulfill its obligations in this Section. Once per applicable period, the Master Servicer shall prepare a Summary Report based on information provided to the Master Servicer by the Special Servicer and similar information collected by the Master Servicer available pursuant to the non-Specially Serviced Mortgage Loans. The Master Servicer shall deliver a copy of each Summary Report to each Rating Agency and the Trustee and will publish such Summary Report (deleting all information identifying Mortgagors) on a World Wide Web site maintained by it. The Master Servicer will advise the Trustee of the address of its Web site. None of the Master Servicer, the Special Servicer and the Trustee shall be responsible for the completeness or accuracy of such information provided by the Mortgagors.

       (d) To the extent that the expenses or duties of the Master Servicer are not materially increased, the Master Servicer shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed to the extent the Master Servicer deems such action to be necessary or appropriate), also make available any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Mortgagors, for review by the Depositor, the Rating Agencies and any other Persons to whom the Master Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any related Loan Documents related to a Mortgage Loan; provided, however, that under the SouthTrust Subservicing Agreement the subservicer has no obligation to make available or supply information required under this Section 3.22(d) to such other Persons if in doing so the subservicer is subject to any material additional expense beyond that required hereunder not otherwise reimbursable under the terms of this Agreement, and in such case the Master Servicer shall not provide such additional information relating to SouthTrust Loans.

       (e) The Trustee shall deliver a copy of each Summary Report and Annual Compliance Statement to each Rating Agency and, upon request, to each Certificateholder and Beneficial Owner (provided that each Certificateholder and Beneficial Owner may only make one request per month and will be required to pay any expenses incurred by the Trustee in connection with the provision of such information). The Trustee shall also deliver a copy of each Special Event Report to each Rating Agency, Certificateholder and, if known, Beneficial Owner within two Business Days of receipt. The Trustee shall deliver the foregoing information and reports regardless of whether the Trust Fund is still filing Exchange Act Reports. The Trustee shall also make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send to the requesting party at the expense of each such requesting party (other than the Rating Agencies) for review by the Depositor, the Rating Agencies, any Certificateholder, any Person identified to the Trustee by a Certificateholder as a prospective transferee of a Certificate and any other Persons designated by the Depositor the following items: (i) this Agreement, (ii) all Monthly Distribution Statements, (iii) all Annual Compliance Reports, (iv) all Summary Reports and (v) all Special Event Reports.


       The Master Servicer and the Special Servicer shall make available at its offices during normal business hours, or send to the requesting party at the expense of each such requesting party (other than the Rating Agencies) for review by the Depositor, the Trustee, the Rating Agencies, any Certificateholder, any Person identified to the Master Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate the following items: (i) all financial statements, occupancy information, rent rolls, average daily room rates and similar information received by the Master Servicer or the Special Servicer, as applicable, from each Mortgagor, (ii) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer, as applicable and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available from the Master Servicer or the Special Servicer, as applicable, or the Trustee, as applicable, upon request.

       (f) Notwithstanding the obligations of the Master Servicer and Special Servicer set forth in the preceding provisions of this Section 3.22, the Master Servicer and Special Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or the Master Servicer or Special Servicer has determined that such withholding is appropriate.

       (g) Notwithstanding any provisions in this Agreement to the contrary, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Master Servicer, the Special Servicer and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Mortgagor or a third party for inclusion in any Form 8-K, and each of the Master Servicer, the Special Servicer and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicer and the Master Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by the

Depositor, and each of the Master Servicer, the Special Servicer and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein.

       SECTION 3.23 Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts.

       The Master Servicer shall administer each Lock-Box Account, Cash Collateral Account, Escrow Account and Reserve Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any.

       SECTION 3.24  Property Advances.

       (a) The Master Servicer (or, to the extent provided in Section 3.24(b), the Trustee or the Fiscal Agent) shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof. For purposes of distributions to Certificateholders and compensation to the Master Servicer, Special Servicer or Trustee, Property Advances shall not be considered to increase the principal balance of any Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so provide.

       (b) The Master Servicer shall notify the Trustee and the Fiscal Agent in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it will be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five Business Days following such notice, the Trustee, subject to the provisions of Section 3.24(c), shall pay the amount of such Property Advance in accordance with such information and instructions. If the Trustee fails to make any Property Advance required to be made under this
Section 3.24, the Fiscal Agent, subject to the provisions of Section 3.24(c), shall make such Advance on the same day the Trustee was required to make such Property Advance and, thereby, the Trustee shall not be in default under this Agreement.

       (c) None of the Master Servicer, the Trustee or the Fiscal Agent shall be obligated to make a Property Advance as to any Mortgage Loan or REO Property if the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines that such Advance will be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Trustee, as applicable, that a Property Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

       (d) The Master Servicer, the Trustee and/or the Fiscal Agent, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06(ii) of this Agreement, together with any Advance Interest Amount in respect of such Property Advances, and the Master Servicer hereby covenants and agrees to promptly seek and effect the reimbursement of such Property Advances from the related Mortgagors to the extent permitted by applicable law and the related Loan Documents.

       SECTION 3.25  Appointment of Special Servicer.

       (a) Midland Loan Services, L.P. will act as the initial Special Servicer to service each Specially Serviced Mortgage Loan and perform the other obligations of the Special Servicer hereunder.

       (b) The Controlling Class Representative at any time shall be entitled to remove the Special Servicer with or without cause and to appoint a successor Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such appointment, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. The Special Servicer shall retain its right to receive all amounts accrued or owing to it under this Agreement and Principal Recovery Fees actually received subsequent to such removal in respect of Specially Serviced Mortgage Loans liquidated or modified prior to such removal, and which do not thereafter again become Specially Serviced Mortgage Loans, and the right to the benefits of Section 6.03, notwithstanding any such removal. The Monitoring Certificateholders shall assume any costs relating to the removal without cause of the Special Servicer by the Controlling Class Representative and to the subsequent appointment of a successor Special Servicer. If there is a Special Servicer Event of Default the Special Servicer shall be removed and replaced pursuant to Sections 7.01(c) and 7.02.

       (c) The appointment of any such successor Special Servicer, shall not relieve the Master Servicer, the Trustee or the Fiscal Agent of their respective obligations to make Advances as set forth herein; provided, however, the Master Servicer shall not be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer (and it is acknowledged that there is no such fee payable in the event of a termination of the Master Servicer as Special Servicer or in the event of a termination for breach of this Agreement) shall be paid by the Certificateholders so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund.

       (d) No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until the successor Special Servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing satisfactory to the Master Servicer and Trustee, and the Trustee has received written confirmation from each Rating Agency that such appointment would not cause any Rating Agency to qualify, withdraw or downgrade any of its then current ratings on any Certificates. Any successor Special Servicer shall make the representations and warranties provided for in Section 2.04(b), with the necessary changes in points of detail as are necessary, as to names, offices and the like.

       SECTION 3.26 Transfer of Servicing Between Servicer and Special Servicer; Record Keeping.

       (a) The Master Servicer shall notify the Trustee and the Special Servicer as promptly as practicable by telephone and in an electronic format after it becomes aware of (i) any facts or circumstances that might in the reasonable judgment of the Master Servicer consistent with the Servicing Standard result in any Mortgage Loan becoming a Specially Serviced Mortgage Loan or (ii) the occurrence of a Servicing Transfer Event. Upon the occurrence of a Servicing Transfer Event, the Master Servicer shall use its best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage Loan File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a subservicer. The Master Servicer shall use its best efforts to comply with the preceding sentence within five Business Days after the occurrence of a Servicing Transfer Event and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur on the Servicing Transfer Date. With respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Mortgagor to continue to remit all payments in respect of such Mortgage Loan to the Master Servicer. The Master Servicer and Special Servicer may agree that, notwithstanding the preceding sentence, with respect to each Mortgage Loan that became a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Mortgagor to remit all payments in respect of such Mortgage Loan to the Special Servicer, provided that the payee in respect of such payments shall remain the Master Servicer. The Special Servicer shall remit to the Master Servicer any such payments received by it pursuant to the preceding sentence within one Business Day of receipt. The Master Servicer shall forward any notices it would otherwise send to the Mortgagor of a Specially Serviced Mortgage Loan to the Special Servicer who shall send such notice to the related Mortgagor.

       Upon determining with respect to a Specially Serviced Mortgage Loan that
(i) three consecutive Monthly Payments on a Specially Serviced Mortgage Loan have been made in accordance with the terms of the related Mortgage Note (taking into account any grace periods contained therein), (ii) such Mortgage Loan is current as to payments of principal and interest and (iii) no Servicing Transfer Event is continuing, the Special Servicer shall immediately give written notice thereof to the Master Servicer and the Trustee, and upon giving such notice, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan, the Special Servicer's obligation to service such Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan as a Mortgage Loan that is not a Specially Serviced Mortgage Loan shall resume. In addition, if the related Mortgagor has been instructed, pursuant to the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Mortgagor to remit all payments in respect of such Mortgage Loan directly to the Master Servicer.

       (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage Loan File" for inclusion in the related Mortgage Loan File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor, and the Special Servicer shall promptly provide copies of all of the foregoing to the Master Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

       (c) Not later than the Business Day preceding each date on which the Master Servicer is required to furnish a report under Section 3.13(a) to the Trustee, the Special Servicer shall deliver to the Trustee, with a copy to the Master Servicer, a written statement describing, on a Mortgage Loan by Mortgage Loan basis, (i) the amount of all payments on account of interest received on each Specially Serviced Mortgage Loan, the amount of all payments on account of principal, including Principal Prepayments, on each Specially Serviced Mortgage Loan, the amount of Net Insurance Proceeds and Net Liquidation Proceeds received with respect to each Specially Serviced Mortgage Loan, and the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute Rents from Real Property with respect to the REO Property relating to each applicable Specially Serviced Mortgage Loan, in each case in accordance with Section 3.17 and (ii) such additional information relating to the Specially Serviced Mortgage Loans as the Master Servicer or Trustee reasonably requests for inclusion in such report.

       (d) Notwithstanding the provisions of the preceding subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Master Servicer with any information reasonably required by the Master Servicer to perform its duties under this Agreement.

       (e) The Master Servicer shall furnish to the Special Servicer a current copy of any "watch list" that it maintains with respect to the Mortgage Loans.

       SECTION 3.27  Master Servicer to Pay Fees of Rating Agencies.

              For so long as either Rating Agency shall continue to rate any Class of Certificates, the Master Servicer shall pay from its own funds the monitoring, surveillance and other fees of such Rating Agency in connection with maintenance of such rating or ratings, without any right of reimbursement therefor.

       SECTION 3.28 Limitations on and Authorizations of the Master Servicer and Special Servicer with Respect to Certain Mortgage Loans.

       (a) With respect to any Specially Serviced Mortgage Loan which permits the related Mortgagor, with the consent or grant of a waiver by the mortgagee, to incur additional indebtedness or to amend or modify the related Mortgagor's organizational documents, then the Special Servicer may only consent to either such action, or grant a waiver with respect thereto, if the Special Servicer determines that such consent or waiver is likely to result in a greater recovery on a present value basis (discounted at the related Mortgage Interest Rate) than would not consenting to such action and the Special Servicer first obtains written confirmation from the Rating Agencies that such consent or grant of a waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. The Master Servicer shall not be entitled or required to consent to, or grant a waiver with respect to, either action.

       (b) With respect to all Mortgage Loans that provide that the holder of the related Mortgage Note may apply the monthly payment against principal, interest and any other sums due in the order as the holder shall determine, the Master Servicer shall apply such Monthly Payment to interest (other than Default Interest) under the related Mortgage Loan prior to application to principal or any other sums due.

       (c) To the extent not inconsistent with the related Mortgage Loan, the Master Servicer shall not consent to a change of franchise affiliation with respect to a Mortgaged Property unless it obtains written confirmation from the Rating Agencies that such consent would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

       (d) With respect to the Mortgage Loans that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Mortgagor maintained earthquake insurance and
(B) have provisions which enable the Master Servicer to continue to require the related Mortgagor to maintain earthquake insurance, the Master Servicer shall require the related Mortgagor to maintain such insurance in the amount, in the case of clause (i), required by the Mortgage Loan and in the amount, in the case of clause (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonably rates.

       (e) The Master Servicer shall send written notice to each Mortgagor and the related Manager and clearing bank that, if applicable, the Master Servicer and/or the Trustee has been appointed as the "Designee" of the "Lender" under any related Lock-Box Agreement.

       SECTION 3.29  Modification, Waiver, Amendment and Consents.

       (a) Subject to subsections (b) through (h) below, as applicable, each of the Master Servicer, any subservicer and the Special Servicer may agree to any modification, waiver or amendment of any term of any Mortgage Loan.

       (b) The Master Servicer, any subservicer or the Special Servicer, as applicable, shall determine, in accordance with the Servicing Standard or the Special Servicing Standard, as applicable, that any modification, waiver or amendment is appropriate.

       (c) None of the Master Servicer, any subservicer or the Special Servicer shall agree to any modification, waiver or amendment of any term of any Mortgage Loan if such modification, waiver or amendment would:

              (i) affect the amount or timing of any related scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan;

              (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during the applicable Lock-out Period;

              (iii) except as expressly provided by the related Mortgage, or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding Principal Prepayment; or

              (iv) in the judgment of the Master Servicer or the Special Servicer, as applicable, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

       (d) Neither the Master Servicer nor the Special Servicer shall consent to the modification of any term of a Mortgage Loan pursuant to this
Section 3.29, consent to the release or substitution of any collateral for a Mortgage Loan or otherwise alter, delete or add, in whole or in part, any legal right or obligation of the related Mortgagor or the Trustee, as holder of the related Mortgage Loan, unless such modification would not be a "significant modification" as such term is defined in Code Section 1001 and applicable Treasury Regulations thereunder or Treasury Regulations Section 1.860G-2(b)(3).

       (e) Notwithstanding anything set forth in Section 3.29(c) or (d), the Master Servicer or the Special Servicer may, consistent with the Servicing Standard or the Special Servicing Standard, as applicable, and in compliance with any applicable Mortgage Loan Document, only allow a substitution of collateral and the assumption of a Mortgagor's obligations with respect to a Mortgage Loan (i) in accordance with the terms thereof and (ii) provided the Master Servicer or Special Servicer, as applicable, has received an Opinion of Counsel at the expense of the Master Servicer or the Special Servicer, as applicable, or the Mortgagor (unless the Special Servicer owns the Most Subordinate Class of Certificates in which case, at the expense of the Trust
Fund), to the effect that the addition of such collateral will not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to this Agreement to fail to qualify as a REMIC under the REMIC Provisions at any time the Certificates are outstanding.

       (f) Notwithstanding anything set forth in Section 3.29(c), the Special Servicer may, consistent with the Special Servicing Standard:

              (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

              (ii) reduce the amount or change the timing of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Interest Rate;

              (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan;

              (iv) extend the maturity date of any Specially Serviced Mortgage Loan; and/or

              (v)    accept a Principal Prepayment during any Lockout Period;

       provided, however, that (x) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee, by means of an officer's certificate of the Special Servicer setting forth the procedures and considerations of the Special Servicer forming the basis of the Special Servicer's determination (including but not limited to information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an Independent MAI appraisal of the related Mortgaged Property, if otherwise required pursuant to this Agreement or the Special Servicing Standard), and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to this Agreement to fail to qualify as a REMIC under the REMIC Provisions at any time the Certificates are outstanding, based on an Opinion of Counsel obtained at the expense of the Trust Fund.

       (g) Notwithstanding anything set forth in this Agreement, in no event shall the Special Servicer be permitted to:

              (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; or

              (ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease.

       (h)    [RESERVED]

       (i) The Master Servicer or the Special Servicer, as applicable, shall provide copies of any modifications or extensions to each Rating Agency and the Controlling Class Representative. All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to this Section 3.29 shall be in writing. The Master Servicer or the Special Servicer, as applicable, shall notify the other Servicer and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section 3.29, prior to the effective date thereof and the date as of which the related modification, waiver or amendment is to take effect, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage Loan File (with a copy to the Master Servicer) an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review during normal business hours at the offices of the Special Servicer. Following the execution of any modification, waiver or amendment agreed to by the Master Servicer or the Special Servicer, as applicable, pursuant to subsection (a),

(e) or (f) above, as applicable, such Servicer shall deliver to the Trustee (with a copy to the Master Servicer, if such agreement is by the Special Servicer) an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to subsection (a), (e) or (f) above.

       (j)    [RESERVED]

       (k) Any payment of interest which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

       (l) Promptly following the occurrence of a Servicing Transfer Event, the Special Servicer shall request from the Trustee the name of the current Controlling Class Representative. Upon receipt of the name of such current Controlling Class Representative from the Trustee, the Special Servicer shall notify the Controlling Class Representative of the occurrence of such Servicing Transfer Event. Officers of the Special Servicer shall, at the request of the Controlling Class Representative, be reasonably available during regular business hours to discuss with such Controlling Class Representative objectives and strategies.

       (m) No later than thirty (30) days after a Servicing Transfer Date for a Mortgage Loan, the Special Servicer shall deliver to the Trustee, the Master Servicer, each Rating Agency and the Controlling Class Representative a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

              (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

              (ii) consideration of alternatives to the exercise of remedies (such as forbearance relief, modification of the terms and conditions of such Mortgage Loan, disposition of the Specially Serviced Mortgage Loan or the related Mortgaged Property and application of the proceeds of such disposition to the outstanding principal balance of such Mortgage Loan and interest thereon, or abandonment of the related Mortgaged Property);

              (iii) a discussion of the probable time frames and estimated amount of any related Property Advances applicable to each of the alternatives referred to above;

              (iv) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Special Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and a recommendation as to whether outside legal counsel should be retained;

              (v) estimated budgets for any operating or capital funds expected to be required for the related Mortgaged Property;

              (vi) the most current rent roll available for and any strategy for the leasing or releasing of the related Mortgaged Property;

              (vii) the Special Servicer's analysis and recommendations (which will include a discussion of alternative courses of action and a comparison of the probable benefits and detriments of each alternative course of action) on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing under this Agreement or otherwise realized upon; and

              (viii) such other information as the Special Servicer deems relevant in light of the Special Servicing Standard.

       The Controlling Class Representative may object to any Asset Status Report within 10 Business Days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all of the Certificateholders. If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this subsection (m) until the Controlling Class Representative shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination that such objection is not in the best interest of all of the Certificateholders or such objection is inconsistent with the Special Servicing Standard. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interest of the Certificateholders and it has made a reasonable effort to contact the Controlling Class Representative and (ii) in any case, shall determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to the Special Servicing Standard.

       (n) The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with Special Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report.

       (o) Upon request of any Certificateholder (or any Beneficial Owner, if applicable, which shall have provided the Trustee with evidence satisfactory to the Special Servicer and the Trustee of its interest in a Certificate) or Rating Agency, the Trustee shall mail, without charge, to the address specified in such request a copy of the most current Asset Status Report for any Specially Serviced Mortgage Loan or REO Property.

       (p) Prior to delivering an Asset Status Report to any Certificateholder or Beneficial Owner, the Trustee shall have obtained an acknowledgment in the form of Exhibit K from the recipient thereof that U.S. securities law may restrict the use of the information in the Asset Status Report.

                                   ARTICLE IV

                      DISTRIBUTIONS TO CERTIFICATEHOLDERS

       SECTION 4.1   Distributions.

       (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

              (i) any Net Prepayment Premiums, to the Classes of Offered Certificates and Class X Certificates as follows: to each of the Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E, and Class F Certificates, for each such Class, through the Distribution Date on which the Class Balance of each such Class has been reduced to zero, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on such Distribution Date, (b) 25% and (c) the total amount of Net Prepayment Premiums collected during the related Prepayment Period; any Net Prepayment Premiums remaining after such distributions shall be applied to the holders of the Class X Certificates;

              (ii) any Net Yield Maintenance Charges, to the Classes of Offered Certificates and Class X Certificates as follows: to each of the Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E, and Class F Certificates, for each such Class, through the Distribution Date on which the Class Balance of each such Class has been reduced to zero, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Offered Certificates and (c) the aggregate amount of Net Yield Maintenance Charges collected on such principal prepayment during the related Prepayment Period; any Net Yield Maintenance Charges collected during the related Prepayment Period remaining after such distributions shall be applied to the holders of the Class X Certificates;

              (iii) subject to the proviso in clause (v) below, to distributions of interest on the Classes of Certificates then outstanding with the highest priority for interest payment as set forth below in an amount equal to the respective Interest Distribution Amounts in respect thereof for such Distribution Date and any unpaid portion of the respective Interest

       Distribution Amounts in respect thereof for any prior Distribution Date together with interest thereon at the applicable Pass-Through Rate;

              (iv) subject to the proviso in clause (v) below, to distributions of principal equal to the Principal Distribution Amount to the Classes of Certificates then outstanding in the order set forth below;

              (v) sequentially, to distributions of interest to the remaining Certificateholders in the priority set forth below in an amount equal to the Interest Distribution Amounts in respect thereof for such Distribution Date and any unpaid portion of respective Interest Distribution Amounts in respect thereof for any prior Distribution Date together with interest thereon at the applicable Pass-Through Rate, provided that on any Distribution Date on which the Class Balance of a Class of Certificates is reduced to zero pursuant to clause (iv) above, interest distributions pursuant to clause (iii) above will be made to the Class of Certificates outstanding with the next highest priority for interest payments prior to making distributions of principal on such Class pursuant to clause (iv) above;

              (vi) sequentially to the Classes of Certificates in the order set forth below for distribution of principal any amounts recovered representing Realized Losses previously allocated to such Class in reduction of its Class Balance; and

              (vii) to distributions to the Class R-I Certificateholders, in an amount equal to the balance, if any.

       The priority for interest payments for purposes of clauses (iii) and (v) above, is: first to distributions of interest on the Class Al, Class A2, Class A3 and Class X Certificates, pro rata, based on their respective Interest Accrual Amounts; second to distributions of interest on the Class B Certificates; third to distributions of interest on the Class C Certificates; fourth to distributions of interest on the Class D Certificates; fifth to distributions of interest on the Class E Certificates; sixth, to distributions of interest on the Class F Certificates; and then sequentially to the Class G, Class H, Class J, Class K and Class L Certificates up to their respective Interest Distribution Amounts. The Principal Distribution Amount for such Distribution Date set forth in clause (iv) above will be applied to the payment of principal of the Class Al, Class A2, Class A3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates, in that order, until their respective Class Balances have been reduced to zero; provided, that on and after any Distribution Date as of which the Class Balance of the Class B Certificates has been reduced to zero, the Principal Distribution Amount shall be applied to payments of principal of the Class A1, Class A2 and Class A3 Certificates, pro rata, based on their respective Class Balances.

       (b) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. All such distributions with respect to each Class (other than the final distribution with respect thereto) will be made on each Distribution Date to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (or, in the case of the first Distribution Date, no later than the Closing Date), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

       (c) Whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, promptly mail to each Holder on such date of such Class of Certificates and each Rating Agency a notice to the effect that:

              (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar therein specified, and

              (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(c) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(c).

       SECTION 4.2 Statements to Certificateholders; Available Information; Information Furnished to Financial Market Publisher.

       (a) On each Distribution Date, the Trustee shall forward by mail to each Holder, the Depositor, the Underwriter and each Rating Agency, and to each Beneficial Owner (which shall have certified to the Trustee that it is a Beneficial Owner) which shall have requested such report from the Trustee, a statement as to the distributions made on such Distribution Date setting forth the information set forth in Exhibit M based, in so far as practicable and relevant, on the reports furnished to the Trustee by the Master Servicer for such Distribution Date in accordance with the provisions of this Agreement.

       In addition, on each Distribution Date, the Trustee shall forward by mail to each Rating Agency, the Special Servicer and the Underwriter each statement received prior to such Distribution Date prepared by the Master Servicer pursuant to this Agreement. In addition, if the Underwriter requests such statement in electronic format, the Trustee shall provide such information free of charge.

       On each Distribution Date, the Trustee shall forward to the Depositor, to each Rating Agency, to the Underwriter and to the Master Servicer a copy of the reports forwarded to the Certificateholders on such Distribution Date and, if not otherwise set forth in such reports a statement setting forth the amounts, if any, actually distributed with respect to the Certificates on such Distribution Date. The Trustee shall also provide such reports to the Master Servicer in an electronic format reasonably acceptable to the Master Servicer and the Trustee.

       Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate, a statement setting forth for each Class, as applicable, (i) the Principal Distribution Amount and the amount of the Available Distribution Amount allocable to principal included therein, and (ii) the Interest Distribution Amount distributable on such Class and any related Class X Component and the amount of the Available Distribution Amount allocable thereto, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

       Subject to Section 3.29(p), upon request of any Certificateholder (or any Beneficial Owner, if applicable which shall have provided the Trustee with evidence satisfactory to the Special Servicer and the Trustee of its interest in a Certificate) or Rating Agency, the Trustee shall mail, without charge, to the address specified in such request, a copy of the most current Asset Status Report for any Specially Serviced Mortgage Loan or REO Property. In addition, upon receipt of a written request of any Certificateholder (or any Beneficial Owner, if applicable, which shall have provided the Trustee with evidence satisfactory to the Master Servicer and the Trustee of its interest in a Certificate) for a copy of any other report, the Trustee shall forward such written request to the Master Servicer. To the extent such report is available to the Master Servicer, the Master Servicer shall deliver a copy thereof to the Trustee for delivery to the requesting Certificateholder (or Beneficial Owner) at the address specified in such request. The request, reproduction and delivery of such report, shall be at the expense of the requesting Certificateholder (or Beneficial Owner).

       (b) The Trustee covenants to furnish or cause to be furnished, promptly upon the written request of any Holder of a Class X, Class G, Class H, Class J, Class K, Class L, Class R-I, Class R-II or Class R-III Certificate (or a Beneficial Owner which shall have certified to the Trustee that it is a Certificate Owner of any such Class) reasonably current Rule 144A Information (as defined below) to such Certificateholder or to a prospective transferee of such a Certificate (or interests in such Certificate) designated by such Certificateholder, as the case may be, in connection with the resale of such Certificate or such interests by such Certificateholder pursuant to Rule 144A. "Rule 144A Information" shall mean the information specified in Rule 144A(d)(4)(i) and (ii) under the Securities Act of 1933, as amended. The Trustee shall advise the Master Servicer of any request by a Certificateholder and shall consult with the Master Servicer as to the information to be supplied.

Based upon such consultation and to the extent the Trustee is not in possession of reasonably current Rule 144A Information on the date of any such request, the Master Servicer shall, upon request from the Trustee, promptly provide the Trustee with reasonably current Rule 144A Information to the extent reasonably available. The Trustee may place a disclaimer on any such Rule 144A Information to the extent it is not the source of such information.

       (c) Each of the Trustee, the Master Servicer and the Special Servicer shall deliver to the Controlling Class Representative copies of all reports or notices prepared thereby or received thereby.

       The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02 to the extent it receives the necessary underlying information from the Master Servicer or the Special Servicer and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

       SECTION 4.3   Compliance with Withholding Requirements.

       Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that is a non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8 or Form W-9 or an acceptable substitute form or a successor form and who is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor, or (ii) an effective Form 4224 or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof otherwise payable to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

       SECTION 4.4   REMIC Compliance.

       (a) The parties intend that each of REMIC I, REMIC II and REMIC III shall constitute, and that the affairs of each of REMIC I, REMIC II and REMIC III shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each of REMIC I, REMIC II and REMIC III and shall on behalf of each of REMIC I, REMIC II and REMIC III: (i) prepare, sign and file, or cause to be prepared and filed, all required Tax Returns for each of REMIC I, REMIC II and REMIC III, using a calendar year as the taxable year for each of REMIC I, REMIC II and REMIC III when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws; (ii) make an election, on behalf of each of REMIC I, REMIC II and REMIC III, to be treated as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions; (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Internal Revenue Service and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code; (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law; (v) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the holders of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of each of REMIC I, REMIC II and REMIC III for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Master Servicer, the Special Servicer or the Trustee and necessary to make such filing); and (vi) maintain such records relating to each of REMIC I, REMIC II and REMIC III as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis. The Holder of the largest Percentage Interest in the Class R-I, Class R-II or Class R-III Certificates shall be the tax matters person of REMIC I, REMIC II or REMIC III, respectively, pursuant to Treasury Regulations Section 1.860F-4(d). If more than one Holder should hold an equal Percentage Interest in the Class R-I, Class R-II or Class R-III Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R-I, Class R-II or Class R-III Certificates shall be such tax matters person. The Trustee shall act as attorney-in-fact and agent for the tax matters person of each of REMIC I, REMIC II and REMIC III, and each Holder of a Percentage Interest in the Class R-I, Class R-II or Class R-III Certificates, by acceptance hereof, is deemed to have consented to the Trustee's appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Trustee in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund. The Trustee shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of REMIC I, REMIC II or REMIC III or the imposition of tax on REMIC I, REMIC II or REMIC III (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement). Notwithstanding any provision of this paragraph to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Depositor, the Master Servicer or the Special Servicer which does not enable the Trustee to comply with any of clauses (i) through (vi) of the fifth preceding sentence or which results in any action contemplated by clauses (i) or (ii) of the next succeeding sentence. In this regard the Trustee shall (i) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Trustee an Opinion of Counsel (at such party's expense) that such occurrence would not (A) result in a taxable gain, (B) otherwise subject REMIC I, REMIC II or REMIC III to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (C) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause). None of the Master Servicer, the Special Servicer and the Depositor shall be responsible or liable (except in connection with any act or omission referred to in the two preceding sentences) for any failure by the Trustee to comply with the provisions of this Section 4.04. The Depositor, the Master Servicer and the Special Servicer shall cooperate in a timely manner with the Trustee in supplying any information within the Depositor's, the Master Servicer's or the Special Servicer's control that is reasonably necessary to enable the Trustee to perform its duties under this
Section 4.04.

       (b) The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the
Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans in the aggregate will prepay in accordance with the Prepayment Assumption; (ii) none of the Master Servicer, the Special Servicer, the Holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates and the Class R-I Certificateholders will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased by any Seller pursuant to Article II hereof.

       (c) Upon termination of each REMIC the Trustee shall attach the statement described in Treasury Regulation 1.860F-1 to the final Form 1066 filed with the IRS for such REMIC.

       SECTION 4.5   Imposition of Tax on the Trust Fund.

       In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on REMIC I, REMIC II or REMIC III, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided, that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from the REO Account and transfer to the Trustee amounts reasonably determined by the Trustee to be necessary to pay such taxes, which the Trustee shall maintain in a separate, non-interest-bearing account, and the Trustee shall deposit in the Collection Account the excess determined by the Trustee from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom;

provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from the Available Distribution Amount as provided in Section 3.06(ix) and the next sentence. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from the Available Distribution Amount sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by REMIC I, REMIC II or REMIC III (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income from any "prohibited transaction" under Code Section 860F(a) or (ii) the amount of any contribution to REMIC I, REMIC II or REMIC III after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the Collection Account). To the extent that any such tax is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R-I, Class R-II or the Class R-III Certificates as the case may be, and shall distribute such retained amounts to the Holders of REMIC III Certificates (other than the Class R-III) Regular Interests, as applicable, until they are fully reimbursed and then to the Holders of the Class R-I, Class R-II Certificates or the Class R-III Certificates, as applicable. None of the Master Servicer, any subservicer, the Special Servicer or the Trustee shall be responsible for any taxes imposed on REMIC I, REMIC II or REMIC III except to the extent such tax is attributable to a breach of a representation or warranty of the Master Servicer, any subservicer, the Special Servicer or the Trustee or an act or omission of the Master Servicer, any subservicer, the Special Servicer or the Trustee in contravention of this Agreement in both cases, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Master Servicer or the Special Servicer or Section 4.04 or Section 8.01, in the case of the Trustee. Notwithstanding anything in this Agreement to the contrary, in each such case, the Master Servicer, any subservicer or the Special Servicer shall not be responsible for the Trustee's breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of the Master Servicer, any subservicer or the Special Servicer.

       SECTION 4.6   Remittances; P&I Advances.

       (a) On each Remittance Date, the Master Servicer shall (1) withdraw from the Collection Account and remit to the Trustee, by wire transfer of immediately available funds to the Certificate Account, all amounts on deposit in the Collection Account as of the close of business on the Determination Date prior to such Remittance Date; minus:

              (i) any permitted charges against or withdrawals from the Collection Account pursuant to clauses (ii) through (xii) of Section
       3.06 hereof; and

              (ii) any amounts on deposit in the Collection Account representing a Monthly Payment due on a Due Date following the Collection Period for such Determination Date net of any reduction in the aggregate amount of P&I Advances for such Determination Date pursuant to Section 4.06(c) (which amounts shall be remitted pursuant to this Agreement on the Remittance Date immediately following the Collection Period in which such Monthly Payment was due).

and (2) remit to the Trustee any P&I Advances required to be made on or prior to such Remittance Date pursuant to Section 4.06(b).

       (b) To the extent that as of the Determination Date for any month, the full amount of the Monthly Payment due in such month with respect to any Mortgage Loan has not been received by the Master Servicer, the Master Servicer shall remit to the Trustee on the Remittance Date for deposit into the Certificate Account, a P&I Advance in an amount equal to the excess of such Monthly Payment (net of any Escrow Payment component, the Servicing Fee and any Retained Interest relating to such Mortgage Loan) over the amount received; provided, however, that:

              (i) the Master Servicer shall not be required to make a Nonrecoverable Advance;

              (ii) the Master Servicer shall not be required to advance the full amount of any Balloon Payment not made by the related Mortgagor; to the extent the Master Servicer is required to make a P&I Advance on and after the Due Date for such Balloon Payment, such P&I Advance shall not exceed an amount equal to the Assumed Monthly Payment with respect to such Mortgage Loan;

              (iii) with respect to any Mortgage Loan subject to a Collateral Value Adjustment, the amount of each required P&I Advance shall not exceed the product of (x) the Remittance Rate for such Mortgage Loan and
       (y) the Adjusted Collateral Value of such Mortgage Loan.

       (c) If the Master Servicer determines that a P&I Advance is required, it shall on or prior to the related Remittance Date deposit in the related Collection Account out of its own funds an amount equal to the P&I Advance; provided, however, that the aggregate amount of such P&I Advances for any Determination Date shall be reduced by any amounts being held for future remittance to the Master Servicer pursuant to Section 4.06(a)(1)(ii). Any funds being held in the Collection Account for future distribution and so used shall be replaced by the related Master Servicer from its own funds by deposit in the Collection Account on or before any future Remittance Date to the extent that funds in the Collection Account on such Remittance Date shall be less than payments to the Trustee required to be made on such date.

       (d) If the Master Servicer determines with respect to any Mortgage Loan that a P&I Advance, if made, would constitute a Nonrecoverable Advance or that it has made a Nonrecoverable Advance, it shall deliver to the Trustee a Nonrecoverable Advance Certificate.

       (e) If as of 11:00 a.m., New York City time, on any Distribution Date the Master Servicer shall not have made the P&I Advance required to have been made on the related Remittance Date pursuant to Section 4.06(a), the Trustee shall immediately notify the Fiscal Agent by telephone promptly confirmed in writing, and the Trustee shall no later than 12:00 noon, New York City time, on such Business Day deposit into the Certificate Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Master Servicer. If the Trustee fails to make any P&I Advance required to be made under this Section 4.06, the Fiscal Agent shall make such P&I Advance not later than 2:00 p.m., New York City time, on such Business Day and, thereby, the Trustee shall not be in default under this Agreement.

       (f) Neither the Trustee nor the Fiscal Agent shall be obligated to make a P&I Advance which is otherwise required to be made by this Section 4.06 if the Trustee or Fiscal Agent, as applicable, determines that such advance will be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer, as set forth in the applicable Nonrecoverable Advance Certificate, that a P&I Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I Advance, the Trustee or the Fiscal Agent, as applicable, shall rely on the Master Servicer's determination that the Advance would be a Nonrecoverable Advance if the Trustee or Fiscal Agent, as applicable, determines that it does not have sufficient time to make such determination); provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such Advance would be a Nonrecoverable Advance, the Trustee or Fiscal Agent, as applicable, shall make such advance within the time periods required by Section 4.06(g) unless the Trustee or the Fiscal Agent, in good faith, makes a determination prior to the times specified in Section 4.06(g) that such advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not an Advance previously made is, or a proposed Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

       (g) The Master Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to the reimbursement of P&I Advances it makes to the extent permitted pursuant to Section 3.06(ii) of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Sections 3.06(ii) and (iii) and the Master Servicer and Special Servicer hereby covenant and agree to promptly seek and effect the reimbursement of such Advances from the related Mortgagors to the extent permitted by applicable law and the related Mortgage Loan.

       (h) The Master Servicer shall determine on each Business Day whether amounts are available in the Collection Account to reimburse the Trustee, the Fiscal Agent and itself for unreimbursed Advances made pursuant to this Agreement. The Master Servicer shall withdraw all amounts necessary to make such reimbursement to the extent such withdrawals are permitted under Section 3.06(ii) and (iii) or Section 3.04(b)(ii), and shall reimburse the Trustee, the Fiscal Agent and itself, in that order, on each Business Day.

       (i) Any failure of the Master Servicer to make an Advance as required under this Agreement will constitute an event of default hereunder, in which case the Trustee will be obligated to make any required Advance, in accordance with the terms of this Agreement.

       SECTION 4.7 Allocations of Realized Losses and Collateral Value Adjustments.

       (a) REMIC III. Prior to each Distribution Date, the Master Servicer shall determine and communicate to the Trustee the total amount of Realized Losses and Collateral Value Adjustments, if any, that resulted during the related Collection Period. As soon as practicable following the occurrence of a Collateral Value Adjustment Event with respect to any Mortgage Loan and receipt of the information described in the next sentence, the Master Servicer shall make a Collateral Value Adjustment determination with respect to such Mortgage Loan. As soon as practicable following a Collateral Value Adjustment Event or an event giving rise to a Realized Loss, and in no event later than the Determination Date in the related Prepayment Period, the Special Servicer shall provide to the Master Servicer an Officer's Certificate setting forth the amount of Net Liquidation Proceeds or other proceeds received during such Prepayment Period, any Deficient Valuation or portion of principal of such Mortgage Loan permanently forgiven during such Prepayment Period, or the appraised value of the Mortgaged Property, as applicable. The amount of each Realized Loss or Collateral Value Adjustment shall be evidenced by an Officers' Certificate of the Master Servicer. All Realized Losses and Collateral Value Adjustments shall be allocated by the Trustee as follows in reduction of the related Class Balance; provided, however, that a Collateral Value Adjustment shall result in a reduction of the Class Balance of any Class solely for the purpose of determining Voting Rights of Holders of various Classes, and a permanent reduction of the Class Balance of any Class pursuant hereto shall result only upon the occurrence of a Realized Loss: first, to the Class L Certificates until the Class Balance thereof has been reduced to zero; second, to the Class K Certificates until the Class Balance thereof has been reduced to zero; third, to the Class J Certificates until the Class Balance thereof has been reduced to zero; fourth, to the Class H Certificates until the Class Balance thereof has been reduced to zero; fifth, to the Class G Certificates until the Class Balance thereof has been reduced to zero; sixth, to the Class F Certificates until the Class Balance thereof has been reduced to zero; seventh, to the Class E Certificates until the Class Balance thereof has been reduced to zero; eighth, to the Class D Certificates until the Class Balance thereof has been reduced to zero; ninth, to the Class C Certificates until the Class Balance thereof has been reduced to zero; tenth, to the Class B Certificates until the Class Balance thereof has been reduced to zero; and the remainder of such Realized Losses and Collateral Value Adjustments to the Class Al, Class A2 and Class A3 Certificates, pro rata, until their respective Class Balances have been reduced to zero. Amounts allocated to reduce the related Class Balance will also reduce such Class' Voting Rights in proportion to the other Classes of Certificates.

       (b) REMIC II. On each Distribution Date, all Realized Losses on the REMIC I Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the Corresponding REMIC II Regular Interests in the amounts and in the manner as will be allocated to the REMIC III Certificates relating thereto pursuant to
Section 4.07(a).

       (c) REMIC I. On each Distribution Date, Realized Losses on each Mortgage Loan realized during the related Due Period shall reduce the Class Balance of the Corresponding REMIC I Regular Interest.

       SECTION 4.8   REMIC I.

       (a) On each Distribution Date, the Trustee shall be deemed to distribute to itself, as holder of the REMIC I Regular Interests, for the following purposes and in the following order of priority:

              (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to interest collected or deemed collected on or with respect to each

       Mortgage Loan or REO Property, the applicable Interest Distribution Amount to each Corresponding REMIC I Regular Interest;

              (ii) from the portion of the Available Distribution Amount attributable to principal collected or deemed collected on or with respect to each Mortgage Loan or REO Property, principal to the Corresponding REMIC I Regular Interest, until the Certificate Principal Amount thereof is reduced to zero;

              (iii) any remaining funds, to reimburse any Realized Losses previously allocated first, to the REMIC I Regular Interest related to the Mortgage Loan from which such funds are derived and then to any other REMIC I Regular Interest; and

              (iv)   thereafter, to the Class R-I Certificateholders.

       SECTION 4.9   REMIC II.

       (a) On each Distribution Date, the Trustee shall be deemed to distribute to itself, as holder of the REMIC II Regular Interests, from amounts deemed received on the REMIC I Regular Interests, for the following purposes and in the following order of priority:

              (i) an amount equal to the Interest Distribution Amount for the Class A1 Certificates, Class A2 Certificates, Class A3 Certificates and Class X Certificates to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-3, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, and REMIC II Regular Interest L, each for such Distribution Date divided among such REMIC II Regular Interests in proportion to (a) in the case of the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2 and REMIC II Regular Interest A-3, the Interest Accrual Amount for such Interest for such Distribution Date and (b) in the case of REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, and REMIC II Regular Interest L, the product of the Class Balance of such Interest and one-twelfth of the Component Strip Rate for the Corresponding Certificate, plus the amount of any unpaid portion of the respective Interest Distribution Amounts allocated under this clause (i) on prior Distribution Dates but remaining unpaid, together with interest thereon at the applicable Pass-Through Rate;

              (ii) to REMIC II Regular Interest A-1, the Principal Distribution Amount for such Distribution Date, until the Class Balance of the REMIC II Regular Interest A-1 has been reduced to zero;

              (iii) upon payment in full of the Class Balance of the REMIC II Regular Interest A-1, to the REMIC II Regular Interest A-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II

       Regular Interest A-1), until the Class Balance of the REMIC II Regular Interest A-2 has been reduced to zero;

              (iv) upon payment in full of the Class Balance of the REMIC II Regular Interest A-2, to the REMIC II Regular Interest A-3, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1 and REMIC II Regular Interest A-2), until the Class Balance of the REMIC II Regular Interest A-3 has been reduced to zero;

              (v) subject to the proviso in clause (vii) below, and to the extent not paid pursuant to clause (i) above, an amount equal to the respective Interest Distribution Amount for such Distribution Date for the Class of REMIC II Regular Interests then outstanding with the highest priority for interest payment as set forth below, plus the amount of any unpaid portion of the respective Interest Distribution Amount allocated under this clause (v) on prior Distribution Dates but remaining unpaid, together with interest thereon at the applicable Pass-Through Rate;

              (vi) subject to the proviso in clause (vii) below, to distributions of principal equal to the remaining Principal Distribution Amount to the Classes of REMIC II Regular Interests then outstanding in the order set forth below;

              (vii) sequentially, to distributions of interest to the remaining REMIC II Regular Interests in the priority set forth below in an amount equal to the Interest Distribution Amounts in respect thereof for such Distribution Date and any unpaid portion of respective Interest Distribution Amounts in respect thereof for any prior Distribution Date together with interest thereon at the applicable Pass-Through Rate, provided that on any Distribution Date on which the Class Balance of a Class of REMIC II Regular Interests is reduced to zero pursuant to clause (vi) above, interest distributions pursuant to clause (v) above will be made to the Class of Certificates outstanding with the next highest priority for interest payments prior to making distributions of principal on such Class pursuant to clause (vi) above;

              (viii) sequentially to the Classes of REMIC II Regular Interests in the order set forth below for distribution of principal any amounts recovered representing Realized Losses previously allocated to such Class in reduction of its Class Balance; and

              (ix) to distributions to the Class R-II Certificateholders, in an amount equal to the balance, if any.

       The priority for interest payments for purposes of clauses (v) and (vii) above, is: first, to distributions of remaining interest on the REMIC II Regular Interest B; second, to distributions of remaining interest on the REMIC II Regular Interest C; third, to distributions of remaining interest on the REMIC II Regular Interest D; fourth, to distributions of remaining interest on the REMIC II Regular Interest E; fifth, to distributions of remaining interest on the REMIC II Regular Interest F; and then sequentially to the REMIC II Regular Interest G, REMIC II Regular Interest, REMIC II Regular Interest, REMIC II Regular Interest and REMIC II Regular Interest L up to their respective Interest Distribution Amounts. The Principal Distribution Amount for such Distribution Date set forth in clause (vii) above will be applied to the payment of principal of the REMIC II Regular Interest B, REMIC II Regular Interest, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K and REMIC II Regular Interest L, in that order, until their respective Class Balances have been reduced to zero; provided, that notwithstanding clauses (ii), (iii) and (iv) above on and after any Distribution Date as of which the REMIC II Regular Interests B has been reduced to zero, the Principal Distribution Amount shall be applied to payments of principal of the REMIC II Regular Interests A-1, REMIC II Regular Interests A-2 and REMIC II Regular Interests A-3, pro rata, based on their respective Class Balances.

       SECTION 4.10  Prepayment Premiums.

       On each Distribution Date, the Trustee shall be deemed to distribute to itself, as holder of the REMIC I Regular Interests, any Net Prepayment Premiums and Net Yield Maintenance Charges collected on or with respect to the Mortgage Loans. On each Distribution Date, the Trustee shall be deemed to distribute to itself, as holder of the REMIC II Regular Interests, any Prepayments Premiums and Net Yield Maintenance Charges deemed distributed to the REMIC I Regular Interests, to be deemed distributed to the Corresponding REMIC II Regular Interests in the amounts and in the manner as will be distributed to the REMIC Regular Certificates pursuant to Section 4.01(a)(i) and (ii). Any Prepayment Premiums and/or Net Yield Maintenance Charges received in respect of the SouthTrust Loans, to the extent such amounts constitute SouthTrust Prepayment Premiums or SouthTrust Yield Maintenance Charges, are not assets of any REMIC comprising the Trust Fund, and shall be withdrawn from the Collection Account and retained by or remitted to SouthTrust.

                                   ARTICLE V

                                THE CERTIFICATES

       SECTION 5.1   The Certificates.

       (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits. The Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E, Class F, Class X, Class G, Class H, Class J, Class K and Class L Certificates will be issuable only in minimum denominations (based on the respective Class Balance of each Class on the first Distribution Date or Notional Amounts) corresponding to initial Class Balances or Notional Amounts on the first Distribution Date, in the case of the Offered Certificates, of not less than $10,000, and in the case of the other Certificates other than the Class R-I, Class R-III, and Class R-III Certificates, of not less than $100,000, and in each case in integral multiples of $1 in excess thereof. Only one Class R-I, one Class R-II and one Class R-III Certificate may be issued and shall be issued only as Definitive Certificates.

       (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

       (c) The Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E, Class F, Class X, Class G, Class H, Class J, Class K and Class L Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Beneficial Owners with Ownership Interests therein. The Beneficial Owners shall hold their respective Ownership Interests in and to each of the referenced herein Certificates (except for such remainders) through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Beneficial Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Beneficial Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Beneficial Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

       The Trustee, the Master Servicer, the Special Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Beneficial Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Beneficial Owners and the Depository Participants and brokerage firms representing such Beneficial Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

       If (i) (A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Beneficial Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners representing the same. In addition, upon written request, the Trustee will issue Definitive Certificates in exchange for Ownership Interests in like Class Balances or Notional Amounts of the Book-Entry Certificates for the Class X, Class G, Class H, Class J, Class K and Class L Certificates in connection with a transfer permitted pursuant to Section 5.02(b)(ii). Upon surrender to the Trustee of the Book-Entry Certificates by the Depository (or, in the case of a transfer described in the preceding sentence, instructions from the

Depository confirming the writedown of the Global Certificate by the Percentage Interest to be issued as a Definitive Certificate), accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Upon surrender to the Trustee of a Definitive Certificate for a Class X, Class G, Class H, Class J, Class K or Class L Certificate by the Holder thereof, accompanied by registration instructions from such Holder for registration of such Certificate as a Book-Entry Certificate, the Trustee shall direct the Depository concerning re-registration of such Certificate as a Book-Entry Certificate. Neither the Depositor, the Master Servicer, the Special Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee, the Master Servicer and the Special Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder. Any Holder requesting issuance of a Definitive Certificate, or re-registration of a Definitive Certificate as a Book-Entry Certificate, will be required to pay any processing or transfer charges of the Depository and any tax or governmental charges imposed in connection with such transfer.

       SECTION 5.2   Registration of Transfer and Exchange of Certificates.

       (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. The Master Servicer and Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

       (b) No transfer of any Class X, Class G, Class H, Class J, Class K, Class L, Class R-I, Class R-II and Class R-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration or qualification and is to be made in connection with the issuance or transfer of a Definitive Certificate, then the Certificate Registrar shall require, in order to assure compliance with such laws, receipt of, if such transfer is purportedly being made in reliance upon Rule 144A under the Act, a certificate from the prospective transferee substantially in the form attached as Exhibit D hereto. Absent receipt of such certificate, such transfer shall be made only by the Initial Purchaser as transferor, or otherwise only after the expiration of two years following the Closing Date. Any transferee from the Initial Purchaser not purchasing in reliance on Rule 144A under the Act shall furnish to the Certificate Registrar a certificate in the form attached as Exhibit E hereto. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class X, Class G, Class H, Class K, Class L, Class R-I, Class R-II and Class R-III Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class R-I, Class R-II and Class R-III Certificate without registration or qualification. Any Class X, Class G, Class H, Class J, Class K, Class L, Class R-I, Class R-II or Class R-III Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

       (c) None of the Certificates except for the Class A1, Class A2, Class A3 or Class X Certificates or any interest therein shall be transferred to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA, or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing any such Class or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer, the Special Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification and Opinion of Counsel contemplated by the preceding sentence, the Certificate Registrar shall require the prospective transferee of any Class G, Class H, Class J, Class R-I, Class R-II or Class R-III Certificate to certify, and each prospective transferee of any Class B, Class C, Class D, Class E or Class F Certificate shall be deemed to have represented by its acquisition of such Certificate, that it is neither (A) a Plan nor (B) a Person who is directly or indirectly purchasing any such Class Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

       (d) No transfer of any Residual Certificate shall be made to a Non-U.S. Person. Notwithstanding anything to the contrary contained herein, prior to registration of any transfer, sale or other disposition of a Residual Certificate, the Certificate Registrar shall have received (i) an affidavit from the proposed transferee substantially in the form attached as Exhibit F-1 hereto, to the effect that, among other things, (A) such transferee is not a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, (B) such transferee is not a Non-U.S. Person, (C) such transferee has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificate remains outstanding, and (D) no purpose of such proposed transfer, sale or other disposition of the Residual Certificate is or will be to impede the assessment or collection of any tax, and (ii) a certificate from the transferor substantially in the form attached as Exhibit F-2 hereto, to the effect that, among other things, no purpose of such proposed transfer, sale or other disposition of the Residual Certificate is or will be to impede the assessment or collection of any tax. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of a Residual Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization or to a Non-U.S. Person, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions in respect of such Residual Certificate. If any purported transfer of a Residual Certificate shall be in violation of the provisions of this Section 5.02(d), then the prior Holder of the Residual Certificate purportedly transferred shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Section 5.02(d), be restored to all rights as Holder thereof retroactive to the date of the purported transfer. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is not permitted by this Section 5.02(d) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this
Section 5.02(d) at the time it became a Holder all payments made on such Residual Certificate. The Holder of Residual Certificates, by its acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.02 and to any amendment of this Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of a Residual Certificate to a Disqualified Organization or any other Person will not cause any REMIC in the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the Trust Fund or any REMIC therein.

       (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the office of the Certificate Registrar, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

       (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the office of the Certificate Registrar. Whenever any Certificates are so surrendered for exchange the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

       (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

       (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

       (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar and a certificate of such cancellation shall be delivered to the Trustee by the Certificate Registrar. The Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

       SECTION 5.3   Mutilated, Destroyed, Lost or Stolen Certificates.

       If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith.
Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

       SECTION 5.4   Persons Deemed Owners.

       The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

       SECTION 6.1 Liability of the Depositor, the Master Servicer and the Special Servicer.

       The Depositor, the Master Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

       SECTION  6.2  Merger or Consolidation of the Master Servicer.

       Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and good standing as a corporation under the laws of the State of Texas and will not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

       The Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer hereunder, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets and succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned by such Rating Agency to any Class of Certificates.

       SECTION 6.3 Limitation on Liability of the Depositor, the Master Servicer and Others.

       Neither the Depositor, the Master Servicer, the Special Servicer nor any of the directors, officers, partners, employees or agents of the Depositor or the Master Servicer or the Special Servicer (or of any general partner of the foregoing) shall be under any liability to the Trust Fund, the Certificateholders or any other party hereto for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Master Servicer or the Special Servicer or any such Person against any breach of warranties or representations made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, partner, employee or agent of the Depositor, the Master Servicer or the Special Servicer (or of any general partner of the foregoing) may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, partner, employee or agent of the Depositor or the Master Servicer or the Special Servicer (or of any general partner of the foregoing) shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including legal fees and expenses) (i) incurred in connection with or relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties hereunder or by reason of reckless disregard of obligations or duties hereunder, in each case by the Person being indemnified or (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of this Agreement. Neither the Depositor nor the Master Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.
In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the

Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06 of this Agreement.

       SECTION 6.4 Limitation on Resignation of the Master Servicer and the Special Servicer; Termination of the Master Servicer and the Special Servicer.

       (a) The Master Servicer and the Special Servicer may assign their respective rights and delegate their respective duties and obligations under this Agreement in connection with the sale or transfer of a substantial portion of their mortgage servicing or asset management portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be acceptable to each Rating Agency as confirmed by a letter from each Rating Agency delivered to the Trustee that such assignment or delegation will not cause a downgrade, withdrawal or qualification of the then current ratings of the Certificates, and (B) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer or Special Servicer, as applicable, under this Agreement from and after the date of such agreement; (ii) the Master Servicer or the Special Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this
Section 6.04; and (iii) the rate at which the Servicer Compensation or Special Servicer Compensation, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer or Special Servicer, as applicable, hereunder.

       (b) Except as provided in this Section 6.04, the Master Servicer and the Special Servicer shall not resign from their respective obligations and duties hereby imposed on them except upon determination that such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Master Servicer's or Special Servicer's expense) to such effect delivered to the Trustee.

       (c) Certificateholders representing in the aggregate at least 51% of the Voting Rights of all Certificateholders may remove the Master Servicer or the Special Servicer upon the occurrence of a Master Servicer Event of Default or a Special Servicer Event of Default, as applicable, and upon written notice to the Master Servicer, the Special Servicer, the Depositor and the Trustee, provided that each Rating Agency has confirmed in writing that such removal and the appointment of a successor Master Servicer, a Special Servicer, as applicable, will not result in a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency to any Class of Certificates. Without limiting the generality of the succeeding paragraph, no such removal shall be effective unless and until (i) the Master Servicer or the Special Servicer has been paid any unpaid Servicer Compensation or Special Servicer Compensation, as applicable, unreimbursed Advances (including Advance Interest Amounts thereon to which it is entitled) and all other amounts to which the Master Servicer or the Special Servicer is entitled hereunder to the extent such amounts accrue prior to such effective date, and (ii) the successor Master Servicer or Special Servicer has deposited into the Investment Accounts from which amounts were withdrawn to reimburse the terminated Master Servicer or Special Servicer, as applicable, an amount equal to the amounts so withdrawn, to the extent such amounts would not have been permitted to be withdrawn except pursuant to this paragraph, in which case the successor Master Servicer or Special Servicer, as applicable, shall, immediately upon deposit, have the same right of reimbursement or payment as the terminated Master Servicer or Special Servicer had immediately prior to its termination without regard to the operation of this paragraph.

       No resignation or removal of the Master Servicer or the Special Servicer as contemplated by the preceding paragraphs shall become effective until the Trustee or a successor Master Servicer or Special Servicer shall have assumed the Master Servicer's or the Special Servicer's responsibilities, duties, liabilities and obligations hereunder. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for the same compensation to which the terminated Master Servicer or Special Servicer would have been entitled, additional amounts payable to such successor Master Servicer or Special Servicer shall be treated as Realized Losses.

       SECTION 6.5 Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special Servicer.

       The Master Servicer and the Special Servicer shall afford the Depositor, the Trustee and the Rating Agencies, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Master Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. In the event the Depositor or its designee undertakes any such action it will be reimbursed by the Trust Fund from the Collection Account as provided in Section 3.06 and Section 6.03(a) hereof to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Neither the Depositor nor the Trustee and neither the Master Servicer, with respect to the Special Servicer, nor the Special Servicer, with respect to the Master Servicer, shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and neither such Person is obligated to monitor or supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise. Neither the Master Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

       SECTION 6.6   Master Servicer or Special Servicer as Owner of a
                     Certificate.

       The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder (or with respect to a Global Certificate, a Beneficial Owner) of any Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard or the Special Servicing Standard, as applicable, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard or the Special Servicing Standard, as applicable, the Master Servicer or the Special Servicer may seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (iii) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as appropriate) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard or the Special Servicing Standard, as applicable. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

                                  ARTICLE VII

                                    DEFAULT

       SECTION 7.1   Events of Default.

       (a) "Master Servicer Event of Default", wherever used herein, means any one of the following events:

              (i) provided it is not caused by force majeure, any failure by the Master Servicer to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Certificate Account any amount required to be so deposited by the Master Servicer (including a P&I Advance) pursuant to, and at the time specified by the terms of this Agreement; or

              (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements or the breach of any representations or warranties on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Percentage Interests of at least 25% of any Class affected thereby; or

              (iii) the Trustee shall have received written notice from either Rating Agency that the Master Servicer is no longer an approved servicer and that the continuation of the Master Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Certificates, REMIC I Regular Interests or REMIC II Regular Interests (to the extent such REMIC I Regular Interests or REMIC II Regular Interests carry a rating by a Rating Agency); or

              (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

              (v) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

              (vi) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

              (vii) the Master Servicer shall fail to make any Property Advance required to be made by the Master Servicer hereunder (whether or not the Trustee or the Fiscal Agent makes such Advance), which failure continues unremedied for a period of fifteen (15) days after the date on which such Property Advance was first due (or for any shorter period as may be required, if applicable, to avoid any lapse in insurance coverage required under any Mortgage or this Agreement with respect to any Mortgaged Property or to avoid any foreclosure or similar action with respect to any Mortgaged Property by reason of a failure to pay real estate taxes and assessments and if the Trustee makes a required Property Advance pursuant to Section 3.24 due to the Master Servicer's failure to make a required Advance, such Event of Default shall occur immediately upon such Advance);

       then, and in each and every such case, unless a Master Servicer Event of Default shall have been remedied, in the case of clause (iii), (iv), (v) and
(vi), the Trustee shall terminate the Master Servicer, and in the case of clauses (i), (ii) and (vii), the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Master Servicer.

       In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated as provided in this Section 7.01, the Master Servicer shall also be terminated as Special Servicer.

       (b) "Special Servicer Event of Default", wherever used herein, means any one of the following events:

              (i) provided it is not caused by force majeure, any failure by the Special Servicer to remit to the Collection Account any amount required to be so deposited by the Special Servicer pursuant to and in accordance with the terms of this Agreement; or

              (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements or the breach of any representations or warranties on the part of the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Master Servicer, the Depositor or the Trustee, or to the Special Servicer, the Master Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Percentage Interests of at least 25% of any Class affected thereby; or

              (iii) the Trustee or Master Servicer shall have received written notice from either Rating Agency that the Special Servicer is no longer an approved servicer and that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Certificates; or

              (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

              (v) the Special Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Special Servicer, or of or relating to all or substantially all of its property; or

              (vi) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

       then, and in each and every such case, unless a Special Servicer Event of Default shall have been remedied, in the case of clauses (iii), (iv), (v) and (vi), the Trustee shall terminate the Special Servicer, and in the case of clauses (i) and (ii), the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Special Servicer.

       (c) In the event that the Master Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee (the "Terminating Party") shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be (the "Terminated Party"), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights it may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus, in the case of the Master Servicer, interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and, with respect to both the Master Servicer and the Special Servicer, the right to the benefits of Section 6.03 notwithstanding any such termination). On or after the receipt by the Terminated Party, of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Mortgage Loans or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree in the event it is terminated pursuant to this Section 7.01 to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Terminating Party with all documents and records requested by the Terminating Party to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or Special Servicer or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, the Reserve Accounts, and any REO Account, Lock-Box Account or Cash Collateral Account thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Terminating Party or such successor Master Servicer or Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Master Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Master Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the Terminating Party or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Loan Files to the successor Master Servicer or Special Servicer and amending this Agreement to reflect such succession as successor Master Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Terminating Party or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses.

       SECTION 7.2   Trustee to Act; Appointment of Successor.

       On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01, if the Master Servicer has been terminated, the Terminating Party shall be the successor Master Servicer, and if the Special Servicer has been terminated, the Master Servicer shall be the successor Special Servicer, in all respects in its capacity as Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Terminating Party or the Master Servicer, as applicable, shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or Special Servicer, respectively, and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party's failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a default by such successor hereunder. The Trustee, as successor Master Servicer or the Master Servicer, as successor Special Servicer, shall be indemnified to the full extent provided the Master Servicer or Special Servicer, as applicable, under this Agreement prior to the Master Servicer's or the Special Servicer's termination. The appointment of a successor Master Servicer or successor Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer which may have arisen prior to its termination as Master Servicer or Special Servicer. The Terminating Party shall not be liable for any of the representations and warranties of the Master Servicer, and the Master Servicer shall not be liable for any representations and warranties of the Special Servicer, herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer or for any losses incurred in respect of any Permitted Investment by the Master Servicer or Special Servicer pursuant to Section 3.07 hereunder, nor shall the Trustee or the Master Servicer be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Terminating Party as successor Master Servicer, or the Master Servicer as successor Special Servicer shall be entitled to the Servicing Compensation or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans that accrue after the date of the Terminating Party's or Master Servicer's succession to which the Master Servicer or Special Servicer would have been entitled if the Master Servicer or Special Servicer, as applicable, had continued to act hereunder. In the event any Advances made by the Master Servicer and the Trustee or the Fiscal Agent shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee or the Fiscal Agent (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights so request in writing to the Trustee, or if neither the Trustee nor the Fiscal Agent is rated by each Rating Agency in one of its two highest long-term debt rating categories or if the Rating Agencies do not provide written confirmation that the succession of the Trustee, as Master Servicer, or the Master Servicer as Special Servicer, as applicable, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which will not result in a downgrade, qualification or withdrawal of the then current rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency, as the successor to the Master Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder. No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Master Servicer's or Special Servicer's responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder, provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses. The Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

       SECTION 7.3   Notification to Certificateholders.

       (a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Master Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

       (b) Within 30 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates and to each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

       SECTION 7.4   Other Remedies of Trustee.

       During the continuance of any Master Servicer Event of Default or a Special Servicer Event of Default, so long as such Master Servicer Event of Default or Special Servicer Event of Default, if applicable, shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Master Servicer Event of Default or Special Servicer Event of Default, if applicable.

       SECTION 7.5   Waiver of Past Events of Default; Termination.

       The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any default by the Master Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including P&I Advances) to or payments from the Collection Account or the Certificate Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

       SECTION 8.1   Duties of Trustee.

       (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Sections 7.02 and 7.05 shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

       (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that, the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

       (c) Neither the Trustee nor any of its officers, directors, employees, agents or "control" persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided, that, subject to Section 8.02, no provision of this Agreement shall be construed to relieve the Trustee, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

              (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

              (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

              (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

              (iv) Neither the Trustee nor any of its respective directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee and that is selected other than by the Trustee, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Master Servicer, Special Servicer, the Depositor or any other Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

              (v) The Trustee shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee in accordance with this Agreement (and, if it does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund), and the Trustee shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises out of the negligence or bad faith of the Trustee or any breach of an obligation, representation, warranty or covenant of the Trustee contained herein; and

              (vi) The Trustee shall not be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure. The Trustee shall be deemed to have actual knowledge of the Master Servicer's or the Special Servicer's failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee pursuant to this Agreement.

       None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of this Agreement. Neither the Trustee nor the Fiscal Agent shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Fiscal Agent shall be liable for any loss on any investment of funds pursuant to this Agreement except to the extent it is acting in its commercial capacity.

       SECTION 8.2   Certain Matters Affecting the Trustee.

       (a)    Except as otherwise provided in Section 8.01:

              (i) The Trustee may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any such party or parties;

              (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

              (iii) (A) The Trustee shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; (B) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; and
       (C) provided, that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

              (iv) Neither the Trustee nor any of its directors, officers, employees, Affiliates, agents or "control" persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

              (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% (or such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Master Servicer or the Special Servicer if an Event of Default shall have occurred and be continuing relating to the Master Servicer, or the Special Servicer, respectively, and otherwise by the Certificateholders requesting the investigation; and

              (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

       (b) Following the Start-up Day, neither the Trustee, the Master Servicer nor the Special Servicer shall, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any of REMIC I, REMIC II or REMIC III to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

       (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

       The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

       SECTION 8.3 Trustee and Fiscal Agent Not Liable for Certificates or Mortgage Loans.

       The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Fiscal Agent, the Master Servicer, or the Special Servicer and the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer assume no responsibility for their correctness. The Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, other than the representations and warranties made by them herein, of the Certificates, other than the authentication thereof by the Authenticating Agent, or of any prospectus or offering circular used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan, or related document. Neither the Trustee nor the Fiscal Agent shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Fiscal Agent shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage Loan File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to
Section 7.02); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage Loan File; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02); the compliance by the Depositor, the Master Servicer or the Special Servicer with any warranty or representation made by them under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or Special Servicer pursuant to Section 7.02) or any sub-servicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer or Special Servicer pursuant to
Section 7.02) or any sub-servicer taken in the name of the Trustee, except to the extent such action is taken at the express written direction of the Trustee; the failure of the Master Servicer or the Special Servicer or any sub-servicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee hereunder; or any action by or omission of the Trustee taken at the instruction of the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties as specifically set forth in this Agreement. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Depositor, the Master Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Account, Certificate Account, Lock Box Account, Cash Collateral Account or Reserve Accounts or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, other than any funds held by the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the

Trustee shall have become the successor Master Servicer or Special Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee shall assume that such payment is so permitted unless a Responsible Officer of the Trustee has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law.

       SECTION 8.4   Trustee and Fiscal Agent May Own Certificates.

       The Trustee, the Fiscal Agent and any agent of the Trustee and Fiscal Agent in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer and Special Servicer in banking transactions, with the same rights it would have if it were not the Trustee, the Fiscal Agent or such agent.

       SECTION 8.5   Payment of Trustee's Fees and Expenses; Indemnification.

       (a) The Trustee or any successor Trustee shall be entitled, on each Distribution Date, to the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which Trustee Fee shall be paid to the Trustee prior to the distribution on such Distribution Date of amounts to the Certificateholders from funds available therefor pursuant to Section 3.06(v). In the event that the Trustee assumes the servicing responsibilities of the Master Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled except as expressly provided in Section 3.25(b).

       (b) The Trustee and the Fiscal Agent shall each be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Fiscal Agent pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence or bad faith; provided, however, that, subject to the last paragraph of Section 8.01, neither the Trustee nor the Fiscal Agent shall refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee and the Trustee's expenses or any sums due to the Fiscal Agent.

       The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee; provided, that in the event that the Master Servicer or the Special Servicer is terminated pursuant to Section 6.04(c), expenses incurred in connection with such transfer shall be paid by the Certificateholders effecting such termination.

       (c) Each of the Paying Agent, the Certificate Registrar, the Custodian and the Depositor (each, an "Indemnifying Party") shall indemnify the Trustee and the Fiscal Agent and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee, the Fiscal Agent and their respective Affiliates (each, an "Indemnified Party"), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) related to each such Indemnifying Party's respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of it's respective duties hereunder or by reason of reckless disregard of its respective obligations and duties hereunder.

       (d) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or unanticipated expenses (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement or the Certificates, in each case to the extent and only to the extent, such payment are expressly reimbursable under this Agreement or are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii), other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct of the Indemnified Party and (ii) those as to which such Indemnified Party is entitled to indemnification pursuant to Section 8.05(c). The term "unanticipated expenses incurred by a REMIC" shall include any fees, expenses and disbursement of any separate trustee or co-trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and the losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) incurred or advanced by an Indemnified Party in connection with any litigation arising out of this Agreement, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01. The right of reimbursement of the Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Certificateholders.

       (e)    Notwithstanding anything herein to the contrary, this Section
8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee or the Fiscal Agent, as the case may be, as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar or the Custodian.

       (f) This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

       SECTION 8.6   Eligibility Requirements for Trustee.

       The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and, at any time when there is no Fiscal Agent appointed and acting hereunder or any such Fiscal Agent so appointed has a rating on its long-term unsecured debt that is lower than "AA" by Fitch and S&P (without regard to any plus or minus or numeric qualifier), or fails to meet different standards provided that each Rating Agency shall have confirmed in writing that such different standards would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, a rating on its unsecured long-term debt of at least "AA" by Fitch and S&P, and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer or Special Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer or Special Servicer pursuant to Section 7.02); provided that, notwithstanding that the long-term unsecured debt of the Trustee and the Fiscal Agent are not rated by S&P and Fitch, the Trustee shall not fail to qualify as Trustee solely by virtue of the lack of such ratings until such time as either S&P or Fitch shall notify the Trustee, the Master Servicer and the Special Servicer in writing that the Trustee is no longer exempt from the foregoing rating requirements imposed by this sentence. If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

       SECTION 8.7   Resignation and Removal of the Trustee and the Fiscal
                     Agent.

       The Trustee and the Fiscal Agent may at any time resign and be discharged from their respective obligations and duties hereunder by giving written notice thereof to the Sellers, the Master Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor Trustee or Fiscal Agent, by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Fiscal Agent and the successor Trustee or Fiscal Agent, as applicable. If no successor Trustee or Fiscal Agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor Trustee or Fiscal Agent.

       If at any time the Trustee or the Fiscal Agent shall cease to be eligible to continue as such under this Agreement, or if at any time the Trustee or the Fiscal Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer may remove the Trustee or the Fiscal Agent and the Master Servicer shall promptly appoint a successor Trustee or successor Fiscal Agent by written instrument, which shall be delivered to the Trustee or Fiscal Agent so removed and to the successor Trustee or successor Fiscal Agent, as applicable.

       The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Fiscal Agent and appoint a successor Trustee or successor Fiscal Agent by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee or Fiscal Agent so removed, one complete set and one complete set to the successor Trustee or Fiscal Agent so appointed.

       If at any time the Trustee resigns or is removed, the Fiscal Agent may resign or the Master Servicer may remove the Fiscal Agent. Similarly, if at any time the Fiscal Agent resigns or is removed, the Trustee may resign or the Master Servicer may remove the Trustee.

       In the event that the Trustee or Fiscal Agent is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that occurred prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

       Any resignation or removal of the Trustee or Fiscal Agent and appointment of a successor Trustee or a successor Fiscal Agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or Fiscal Agent as provided in Section 8.08.

       SECTION 8.8   Successor Trustee and Fiscal Agent.

       (a) Any successor Trustee and any Fiscal Agent appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer and to the predecessor Trustee and predecessor Fiscal Agent, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee and predecessor Fiscal Agent, shall become effective and such successor Trustee and successor Fiscal Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Fiscal Agent herein. The predecessor Trustee shall deliver to the successor Trustee all Mortgage

Loan Files and related documents and statements held by it hereunder, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of
Section 8.06.

       Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

       (b) Any successor Trustee or Fiscal Agent appointed pursuant to this Agreement shall meet the eligibility requirements set forth in Section 8.06 hereof and shall be acceptable to each Rating Agency as evidenced by written confirmation that such appointment will not cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

       SECTION 8.9   Merger or Consolidation of Trustee.

       Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of
Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

       SECTION 8.10  Appointment of Co-Trustee or Separate Trustee.

       Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

       In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

       No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

       Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of, affecting the liability of, or affording protection to such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed by the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

       Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

       SECTION 8.11  Fiscal Agent Appointed; Concerning the Fiscal Agent.

       (a) The Trustee hereby appoints ABN AMRO Bank N.V. as the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent by Sections 3.24 and 4.06.

       (b) The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in Sections 3.24 and 4.06.

       (c) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent failure to act or its own willful misfeasance; provided, however, that (i) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of Sections 3.24 and 4.06, the Fiscal Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent and, in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Fiscal Agent by the Depositor, the Master Servicer, the Special Servicer or the Trustee and which on their face do not contradict the requirements of this Agreement, and
(ii) the provisions of clause (ii) of Section 8.01(c) shall apply to the Fiscal Agent.

       (d) Except as otherwise provided in Section 8.11(c), the Fiscal Agent also shall have the benefit of provisions of clauses (i), (ii), (iii) (other than the proviso thereto), (iv), (v) (other than the proviso thereto) and (vi) of Section 8.02(a).

       SECTION 8.12 Monitoring Certificateholders and Controlling Class Representative.

       (a) Each Monitoring Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Trustee and to notify the Trustee of the transfer of any Certificate of the Monitoring Class, the selection of a Controlling Class Representative or the resignation or removal thereof. Any Certificateholder at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Trustee when such Certificateholder is appointed Controlling Class Representative and when it is removed or resigns.

       (b) Within thirty (30) days of the Closing Date, the Trustee shall notify the Monitoring Certificateholders that they may select a Controlling Class Representative for purposes of Section 3.29 of this Agreement. Such notice shall set forth the process established by the Trustee in order to select a Controlling Class Representative.

       (c) Once a Controlling Class Representative has been selected pursuant to clause (b) above, each of the Master Servicer, the Special Servicer, the Depositor, the Trustee and each other Certificateholder (or Beneficial Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Monitoring Certificateholders, by Class Balance, or such Controlling Class Representative shall have notified the Trustee and each other Monitoring Certificateholder, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon the resignation of a Controlling Class Representative, the Trustee shall request the Monitoring Certificateholders to select a new Controlling Class Representative.

       (d) Within two (2) Business Days (or as soon thereafter as practicable if Certificates of Monitoring Certificateholder are held in Book-Entry Form) of receiving a request from the Special Servicer pursuant to 3.29(l) the Trustee shall deliver to the Special Servicer and the Master Servicer a list of each Monitoring Certificateholder and the Controlling Class Representative including names and addresses. In addition to the foregoing, within two (2) Business Days of receiving notice of the selection of a new Controlling Class Representative or the existence of a new Monitoring Certificateholder, the Trustee shall notify the Special Servicer.

       (e) If at any time a Book-Entry Certificate belongs to the Monitoring Class, the Trustee shall notify the related Beneficial Owner or Beneficial Owners (through the Depository, unless the Trustee shall have been previously provided with the name and address of such Beneficial Owner or Beneficial Owners) of such event and shall request that it be informed of any change in the identity of the related Beneficial Owner from time to time.

       (f) Until it receives notice to the contrary each of the Servicers and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Monitoring Certificateholders and the Controlling Class Representative.

       (g) The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for error in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

       (h) By its acceptance of a Certificate, each Certificateholder shall be deemed to have confirmed its understanding that the Controlling Class Representative may take actions that favor the interest of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificate; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder shall be deemed to have agreed to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

       SECTION 8.13 Representations and Warranties of the Trustee and the Fiscal Agent.

       (a) The Trustee hereby represents and warrants as of the Closing Date that:

              (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

              (ii) The execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary corporate action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under,
       (i) any of the provisions of any law, governmental rule, regulation, judgement, decrees or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

              (iii) The execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

              (iv) This Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

              (v) There are no actions, suits or proceeding pending or, to the best of the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

       (b) The Fiscal Agent hereby represents and warrants as of the Closing Date that:

              (i) The Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

              (ii) The execution and delivery by the Fiscal Agent of this Agreement have been duly authorized by all necessary corporate action on the part of the Fiscal Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under,
       (i) any of the provisions of any law, governmental rule, regulation, judgement, decrees or order binding on the Fiscal Agent or its properties that would materially and adversely affect the Fiscal Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Fiscal Agent, or (iii) the terms of any material agreement or instrument to which the Fiscal Agent is a party or by which it is bound; the Fiscal Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

              (iii) The execution, delivery and performance by the Fiscal Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to, or the registration with, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

              (iv) This Agreement has been duly executed and delivered by the Fiscal Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

              (v) There are no actions, suits or proceedings pending or, to the best of the Fiscal Agent's knowledge, threatened, against the Fiscal Agent that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Fiscal Agent to perform under the terms of this Agreement.

                                   ARTICLE IX

                                  TERMINATION

       SECTION 9.1   Termination.

       The respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent (other than the obligations to provide for and make payments and to send certain notices to Certificateholders as hereafter set forth and any indemnification provision) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Master Servicer and the Trustee and required hereunder to be so paid or deposited on the Distribution Date following the earlier to occur of (i) the purchase by any of the Master Servicer, the Special Servicer (if the Master Servicer has not exercised its option), the holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates (if neither the Master Servicer or the Special Servicer, has exercised its option) or any holder of a Class R-I Certificate (if neither the Master Servicer, the Special Servicer, nor the holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class has exercised its option) of all of the assets remaining in the Trust Fund at a price equal to the greater of (a) the sum of (1) the aggregate Repurchase Price of all the Mortgage Loans (other than REO Property) included in the Trust Fund, plus the appraised value of each REO Property, if any, included in the Trust Fund, as determined by the Depositor and (2) one month's accrued interest on the Scheduled Principal Balance of any REO Mortgage Loan and (b) the aggregate Class Balance of all the Certificates plus accrued and unpaid interest thereon; and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

       Any Person which shall make an election to purchase all of the Mortgage Loans remaining in the Trust Fund pursuant to clause (i) of the preceding paragraph shall do so by giving written notice to the Trustee and the Depositor no later than 60 days prior to the anticipated date of purchase; provided, however, that no such election to purchase all of the Mortgage Loans remaining in the Trust Fund pursuant to clause (i) above shall be made unless the aggregate Scheduled Principal Balance of the Mortgage Loans remaining in the Trust Fund at the time of such election is less than 1% of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

       Notice of any termination shall be given promptly by any such Person electing to terminate by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property, not earlier than the first day and not later than the 30th day of the month next preceding the month of the proposed final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Certificate Registrar therein designated,
(ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Registrar. Unless it is acting as Certificate Registrar, the Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the purchase of all of the Mortgage Loans remaining in the Trust Fund as set forth above, the purchaser shall deposit in the Certificate Account not later than the last Business Day of the Collection Period relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. Upon receipt of an Officers' Certificate to the effect that such final deposit has been made, the Trustee shall release to the purchaser the Mortgage Loan Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments necessary to effectuate transfer of the Mortgage Loans.

       Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates (i) the amount otherwise distributable on such Distribution Date in accordance with
Section 4.01 in respect of the Certificates so presented and surrendered, if not in connection with a purchase of all of the Mortgage Loans, or (ii) such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount for such Distribution Date allocable to payments on the Class of Certificates so presented and surrendered as described below, if in connection with a purchase of all of the Mortgage Loans pursuant to this Section. If the Trust Fund is to terminate in connection with a purchase of all of the Mortgage Loans, the Available

Distribution Amount for the final Distribution Date shall be allocated in the order set forth in Section 4.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

       SECTION 10.1  Counterparts.

       This agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

       SECTION 10.2  Limitation on Rights of Certificateholders.

       The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

       No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

       No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates representing Percentage Interests of at least 25% of each affected Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

       SECTION 10.3  Governing Law.

       THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

       SECTION 10.4  Notices.

       All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of Class R-I, Class R-II and Class R-III Certificates or Holders of any Class of Certificates no longer held through a Depository and instead held in registered, definitive form shall be deemed to have been given upon being sent by first class mail, postage prepaid) as follows:

       If to the Trustee, to:

                LaSalle National Bank
                135 South LaSalle Street, Suite 1740
                Chicago, Illinois  60674-4107
                Attention:    Asset-Backed Securities Trust Services Group,
                              AMRESCO, Series 1997-C1


       If to the Fiscal Agent, to:

                ABN AMRO Bank N.V.
                135 South LaSalle Street, Suite 1740
                Chicago, Illinois  60674-4107
                Attention:    Asset-Backed Securities Trust Services Group,
                              AMRESCO, Series 1997-C1

       If to the Depositor, to:

                AMRESCO Commercial Mortgage Funding I Corporation
                Suite 2400, L.B. No. 342
                700 North Pearl Street
                Dallas, Texas 75201
                Attention:    President

       If to the Master Servicer, to:

                AMRESCO Management, Inc.
                235 Peachtree Street, Suite 900
                Atlanta, Georgia 30303
                Attention:    Legal Counsel

              With copies to:

              AMRESCO, INC.
              700 N. Pearl Street, Suite 1700
              Dallas, Texas 75201
              Attention:    General Counsel

       If to the Special Servicer, to:

              Midland Loan Services, L.P.
              210 West 10th Street, 6th Floor
              Kansas City, Missouri  64105
              Attention:    Alan Atterbury

       If to the Sellers, to:

              AMRESCO CAPITAL CORPORATION
              Suite 2400, L.B. No. 342
              700 North Pearl Street
              Dallas, Texas 75201
              Attention:    President

              Goldman Sachs Mortgage Company
              85 Broad Street
              New York, New York 10004
              Attention:    Jeffrey Fastov
              Vice President

       If to any Certificateholder, to:

              the address set forth in the Certificate Register,

       or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

       SECTION 10.5  Severability of Provisions.

       If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

       SECTION 10.6  Notice to the Depositor and Each Rating Agency.

       (a) The Trustee shall use its best efforts to promptly provide notice to the Depositor and each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge (provided that the Trustee shall be under no obligation to make an investigation concerning whether any such event has occurred):

              (i)    any material change or amendment to this Agreement;

              (ii) the occurrence of any Event of Default that has not been cured;

              (iii) the merger, consolidation, resignation or termination of the Master Servicer, Special Servicer, the Trustee or Fiscal Agent;

              (iv)   the repurchase of Mortgage Loans pursuant to Section
       2.03(b);

              (v)    the final payment to any Class of Certificateholders;

              (vi) any change in the location of the Collection Account or the Certificate Account;

              (vii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Master Servicer;

              (viii) each report to Certificateholders described in Section
       4.02 and Section 3.22;

              (ix)   any change in the lien priority of a Mortgage Loan;

              (x) any new lease of an anchor or a termination of an anchor lease at a retail Mortgaged Property;

              (xi) any termination of licensing certification at a Mortgaged Property securing a senior housing/healthcare Mortgage Loan; and

              (xii)  any material damage to a Mortgaged Property.

       (b) The Master Servicer shall promptly furnish to each Rating Agency copies of the following:

              (i) each of its annual statements as to compliance described in Section 3.14;

              (ii) each of its annual independent public accountants' servicing reports described in Section 3.15; and

              (iii) a copy of each rent roll and each operating and other financial statement and occupancy reports, to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 3.03.

       (c) The Master Servicer shall furnish each Rating Agency with such information with respect to the Trust Fund, a Mortgaged Property, a Mortgagor and a non-performing or Specially Serviced Mortgage Loan as such Rating Agency shall reasonably request and which the Master Servicer can reasonably obtain. The Rating Agencies shall not be charged any fee or expense in connection therewith.

       (d)    Notices to each Rating Agency shall be addressed as follows:

              Standard & Poor's Rating Services
              26 Broadway
              New York, New York 10004
              Attention:    Commercial Mortgage Surveillance Group

              Fitch Investors Service, L.P.
              One State Street Plaza
              New York, New York 10004
              Attention:    Commercial Mortgage Surveillance Group

or in each case to such other address as either Rating Agency shall specify by written notice to the parties hereto.

       SECTION 10.7  Amendment.

       This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency, (iv) to amend or supplement any provisions herein or therein that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

       This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

              (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

              (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under this Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

              (iii) alter the Servicing Standard or the Special Servicing Standard or the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

              (iv) amend any section hereof which relates to the amendment of this Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

       Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the REMICs formed hereunder as three separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

       In the event that neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 10.07 shall be effective with the consent of the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, in writing, and to the extent required by this Section, the Certificateholders. Promptly after the execution of any amendment, the Master Servicer shall forward to the Trustee and the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

       It shall not be necessary for the consent of Certificateholders under this Section 10.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

       Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless, if requested by the Master Servicer and/or the Trustee, the Master Servicer and the Trustee shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by either Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i) or (ii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment will not cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property).

       Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by either Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i), (ii), (iii) or (v) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Fiscal Agent may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Fiscal Agent's own rights, duties or immunities under this Agreement.

       SECTION 10.8  Confirmation of Intent.

       It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement and the sale by the Depositor of the Certificates be, and be treated for all purposes as, a sale by the Depositor of the undivided portion of the beneficial interest in the Trust Fund represented by the Certificates. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Fund and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Account and the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee (or the Custodian on its behalf) of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the

Delaware and Illinois Uniform Commercial Code; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Depositor shall, and upon the request of the Master Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust Fund), take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.

       SECTION 10.9  No Intended Third-Party Beneficiaries.

       No Person other than a party to this Agreement and any Certificateholder shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Without limiting the foregoing, the parties to this Agreement specifically state that no Mortgagor, property manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

       IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.


                                       AMRESCO COMMERCIAL MORTGAGE
                                       FUNDING I CORPORATION,
                                       as Depositor



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       AMRESCO MANAGEMENT, INC.
                                       as Master Servicer



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       MIDLAND LOAN SERVICES, L.P.,
                                       Special Servicer

                                       By:    Midland Data Systems, Inc.
                                       Its:   General Partner



                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                       LASALLE NATIONAL BANK,
                                       as Trustee, Custodian, Certificate
                                       Registrar
                                       and Paying Agent



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       ABN AMRO BANK, N.V.,
                                       as Fiscal Agent



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

STATE OF NEW YORK           )
                            )      ss:
COUNTY OF NEW YORK          )

       On this ____ day of July, 1997, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared ______________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at ______________________________________________; that s/he is the _____________
of ___________________________________, a Delaware corporation, the corporation described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

       WITNESS my hand and seal hereto affixed the day and year first above written.




                            ----------------------------------------------------
                            Notary Public in and for the State of New York

This instrument prepared by:


-----------------------------------
Name:
     ------------------------------
Address:
        ---------------------------

-----------------------------------

STATE OF TEXAS              )
                            )      ss:
COUNTY OF DALLAS            )

       On this ____ day of July, 1997, before me, the undersigned, a Notary Public in and for the State of Texas, duly commissioned and sworn, personally appeared _____________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at _____________________________________________ is the ____________________ of
______________________, the corporation described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

       WITNESS my hand and seal hereto affixed the day and year first above written.




                                   ---------------------------------------------
                                   Notary Public in and for the State of Texas

STATE OF                    )
         ------------
                            )      ss:
COUNTY OF                   )
          -----------

       On this ____ day of July, 1997, before me, the undersigned, a Notary Public in and for the State of ____________________, duly commissioned and sworn, personally appeared _______________________, to me known who, by me duly
sworn, did depose and acknowledge before me and say that s/he resides at      ;
                                                                         -----
is the ____________________ of ______________________________, the corporation described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

       WITNESS my hand and seal hereto affixed the day and year first above written.



                            ----------------------------------------------------
                            Notary Public in and for the State of ____________

This instrument prepared by:


-----------------------------------
Name:
     ------------------------------
Address:
        ---------------------------

-----------------------------------

STATE OF NEW YORK           )
                            )      ss:
COUNTY OF NEW YORK          )

       On this ____ day of July, 1997, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared _____________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he resides at _______________________________________________; that s/he is a
___________________ of ____________________________, a
_______________________________, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

       WITNESS my hand and seal hereto affixed the day and year first above written.




                            ----------------------------------------------------
                            Notary Public in and for the State of New York



This instrument prepared by:


-----------------------------------
Name:
     ------------------------------
Address:
        ---------------------------

-----------------------------------

STATE OF ILLINOIS           )
                            )      ss:
COUNTY OF                   )
         ------------

       On this ____ day of July, 1997, before me, the undersigned, a Notary Public in and for the State of Illinois, duly commissioned and sworn, personally appeared _______________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at ___________________________________________; that s/he is a __________________
of LaSalle National Bank, a national banking association, the corporation described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

       WITNESS my hand and seal hereto affixed the day and year first above written.




                            ----------------------------------------------------
                            Notary Public in and for the State of Illinois